                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-106896


           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 29, 2004

                           $542,300,000 (APPROXIMATE)
                   RENAISSANCE HOME EQUITY LOAN TRUST 2004-1
           HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2004-1
                     RENAISSANCE MORTGAGE ACCEPTANCE CORP.
                                   Depositor

                             OCWEN FEDERAL BANK FSB
                                    Servicer

                               -----------------

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS PROSPECTUS SUPPLEMENT.

The certificates are obligations only of the trust.

The mortgage loans are not insured or guaranteed by any governmental agency or by any other person.

--------------------------------------------------------------------------------

CERTIFICATES OFFERED

o  Classes of asset-backed certificates listed below


ASSETS

o Fixed and adjustable rate, first and second lien, sub-prime residential mortgage loans


CREDIT ENHANCEMENT

o  Excess interest;

o  Overcollateralization; and

o  Subordination.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------
                                     INITIAL CLASS
                                  CERTIFICATE BALANCE       CERTIFICATE RATE
--------------------------------------------------------------------------------
Class AV-1 ....................     $ 112,000,000             Adjustable
--------------------------------------------------------------------------------
Class AV-2 ....................     $ 200,000,000             Adjustable
--------------------------------------------------------------------------------
Class AV-3 ....................     $ 137,625,000             Adjustable
--------------------------------------------------------------------------------
Class A-IO-1 ..................     $535,000,000 (1)          (2)
--------------------------------------------------------------------------------
Class A-IO-2 ..................     $535,000,000 (1)          (3)
--------------------------------------------------------------------------------
Class M-1 .....................     $  33,000,000             Adjustable
--------------------------------------------------------------------------------
Class M-2 .....................     $  28,875,000             Adjustable
--------------------------------------------------------------------------------
Class M-3 .....................     $   9,625,000             Adjustable
--------------------------------------------------------------------------------
Class M-4 .....................     $   8,250,000             Adjustable
--------------------------------------------------------------------------------
Class M-5 .....................     $   6,875,000             Adjustable
--------------------------------------------------------------------------------
Class M-6 .....................     $   6,050,000             Adjustable
--------------------------------------------------------------------------------
Total .........................     $ 542,300,000             Adjustable
--------------------------------------------------------------------------------

--------
(1)   Initial notional amount.

(2) The certificate rate on the class A-IO-1 certificates will be approximately 0.700% for the first interest accrual period and for the next eleven interest accrual periods will equal the related certificate rate described in this prospectus supplement. After the twelfth interest accrual period, the certificate rate on the class A-IO-1 certificates will equal 0.000%.

(3) The certificate rate on the class A-IO-2 certificates will be approximately 0.100% for the first interest accrual period and for the next twenty-three interest accrual periods will equal the related certificate rate described in this prospectus supplement. After the twenty-fourth interest accrual period, the certificate rate on the class A-IO-2 certificates will equal 0.000%.

     The initial class certificate balances are subject to a variance of plus or minus 5%.

     The certificate rates on the offered certificates, other than the class A-IO-1 and class A-IO-2 certificates, are subject to a net rate cap, other than on the first distribution date, and will increase after the optional termination date. The certificate rates on the offered certificates, other than the class A-IO-1 and class A-IO-2 certificates, may adjust on each distribution date based on changes in the level of the London Interbank Offered Rate for one-month U.S. dollar deposits.

     The underwriters will offer the offered certificates from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates, before deducting expenses, will be approximately $551,763,508, plus accrued interest in the case of the class A-IO-1 and class A-IO-2 certificates. Each underwriter's commission will be the positive difference between the price it pays to the depositor for the offered certificates and the amount it receives from the sale of the offered certificates to the public. See "Underwriting" in this prospectus supplement.

     Subject to the satisfaction of specific conditions, the underwriters named below will purchase the offered certificates from the depositor. The offered certificates will be issued in book-entry form only on or about March 30, 2004.

                                -----------------

                                    CITIGROUP

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY


                                 March 29, 2004

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

      We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

      o this prospectus supplement, which describes the specific terms of your series of certificates; and

      o the prospectus, which provides general information, some of which may not apply to your series of certificates.

      IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary......................................................................S-3
Risk Factors.................................................................S-9
Delta Funding Corporation - Litigation......................................S-15
Description of the Mortgage Loans...........................................S-18
Prepayment and Yield Considerations.........................................S-43
Description of the Certificates.............................................S-57
The Servicer................................................................S-74
The Pooling and Servicing Agreement.........................................S-77
Use of Proceeds.............................................................S-90
Federal Income Tax Considerations...........................................S-90
ERISA Considerations........................................................S-93
Legal Investment Considerations.............................................S-94
Underwriting................................................................S-94
Legal Matters...............................................................S-95
Ratings.....................................................................S-95
ANNEX I......................................................................I-1
ANNEX II....................................................................II-1

                                   PROSPECTUS

                                                                            PAGE
                                                                            ----
Incorporation of Certain Documents
  by Reference.................................................................2
The Depositor..................................................................3
The Seller.....................................................................3
Description of the Securities..................................................9
The Trust Funds...............................................................15
Enhancement...................................................................22
Servicing of Loans............................................................23
The Agreements................................................................29
Certain Legal Aspects of the Loans............................................39
Use of Proceeds...............................................................46
Federal Income Tax Considerations.............................................47
State Tax Considerations......................................................69
ERISA Considerations..........................................................69
Legal Investment..............................................................76
Plan of Distribution..........................................................76
Legal Matters.................................................................77

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Home Equity Loan Asset-Backed Certificates, Series 2004-1 in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset-Backed Certificates, Series 2004-1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Home Equity Loan Asset-Backed Certificates, Series 2004-1 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

--------------------------------------------------------------------------------

                                     SUMMARY

      This section gives a brief summary of the information contained in this prospectus supplement. The summary does not include all of the important information about the offered certificates. We recommend that you review carefully the more detailed information in this prospectus supplement and in the prospectus.

TITLE OF CERTIFICATES.................   Home Equity Loan Asset-Backed
                                         Certificates, Series 2004-1.

ISSUER................................   Renaissance Home Equity Loan Trust
                                         2004-1.

DEPOSITOR.............................   Renaissance Mortgage Acceptance Corp.

SELLER................................   Delta Funding Corporation.

SERVICER..............................   Ocwen Federal Bank FSB.

TRUSTEE...............................   Wells Fargo Bank, National Association.

CUSTODIAN.............................   Wells Fargo Bank, National Association.

CAP PROVIDER..........................   The Royal Bank of Scotland plc.

CUT-OFF-DATE..........................   For any mortgage loan delivered on the
                                         closing date, the later of (x) the
                                         close of business on March 1, 2004, and
                                         (y) the date of origination of that
                                         mortgage loan. For any mortgage loan
                                         delivered after the closing date, the
                                         later of the first day of the month in
                                         which that mortgage loan is conveyed to
                                         the trust and the date of origination
                                         of that mortgage loan.

CLOSING DATE..........................   On or about March 30, 2004.

DISTRIBUTION DATES....................   The 25th day of each month or, if that
                                         day is not a business day, the next
                                         business day, beginning in April 2004.

RECORD DATES..........................   With respect to any distribution date
                                         and any class of offered certificates,
                                         other than the class A-IO-1 and class
                                         A-IO-2 certificates, the business day
                                         before the applicable distribution
                                         date, so long as such class of
                                         certificates remains in book-entry
                                         form. With respect to any distribution
                                         date and the class A-IO-1 and class
                                         A-IO-2 certificates, the last business
                                         day of the month before the month in
                                         which the applicable distribution date
                                         occurs.

FINAL SCHEDULED DISTRIBUTION DATES....   The final scheduled distribution date
                                         for each class of offered certificates
                                         is as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                FINAL SCHEDULED
                                         CLASS                 DISTRIBUTION DATE
                                         -----                 -----------------
                                         Class AV-1.........       May 2034
                                         Class AV-2.........       May 2034
                                         Class AV-3.........       May 2034
                                         Class A-IO-1.......      March 2005
                                         Class A-IO-2.......      March 2006
                                         Class M-1..........       May 2034
                                         Class M-2..........       May 2034
                                         Class M-3..........       May 2034
                                         Class M-4..........       May 2034
                                         Class M-5..........       May 2034
                                         Class M-6..........       May 2034

CERTIFICATE RATES.....................   The certificate rate for each class of
                                         offered certificates, other than the
                                         class A-IO-1 and class A-IO-2
                                         certificates, will be the sum of
                                         one-month LIBOR plus the applicable
                                         certificate margin subject, in each
                                         case, except on the first distribution
                                         date, to the Net Rate Cap (as defined
                                         below under "Description of the
                                         Certificates--Glossary"). The
                                         certificate margins are as follows:

                                                              CERTIFICATE MARGIN
                                                              ------------------
                                         CLASS                  (1)         (2)
                                         -----                ------      ------
                                         Class AV-1.........   0.380%     0.760%
                                         Class AV-2.........   0.160%     0.320%
                                         Class AV-3.........   0.470%     0.940%
                                         Class M-1..........   0.580%     0.870%
                                         Class M-2..........   1.250%     1.875%
                                         Class M-3..........   1.450%     2.175%
                                         Class M-4..........   1.800%     2.700%
                                         Class M-5..........   1.950%     2.925%
                                         Class M-6..........   3.500%     5.250%

                                         ----------
                                         (1)  Prior to or on the optional
                                              termination date.

                                         (2)  After the optional termination
                                              date.

                                         The certificate rate on the class
                                         A-IO-1 certificates will be
                                         approximately 0.700% for the first
                                         interest accrual period and for the
                                         next eleven interest accrual periods
                                         will equal the related certificate rate
                                         described below under "Description of
                                         the Certificates--Certificate rates."
                                         After the twelfth interest accrual
                                         period, the certificate rate on the
                                         class A-IO-1 certificates will equal
                                         0.000%.

                                         The certificate rate on the class
                                         A-IO-2 certificates will be
                                         approximately 0.100% for the first
                                         interest accrual period and for the
                                         next twenty-three interest accrual
                                         periods will equal the related
                                         certificate rate described below under
                                         "Description of the Certificates--
                                         Certificate rates." After the
                                         twenty-fourth interest accrual period,
                                         the certificate rate on the class
                                         A-IO-1 certificates will equal 0.000%.

                                         See "Description of the Certificates--
                                         Certificate rates" in this prospectus
                                         supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DESIGNATIONS

Each class of certificates will have different characteristics. Some of those characteristics are reflected in the following general designations. These designations are used in this prospectus supplement and the prospectus to provide a better understanding to potential investors.

      Offered Certificates

Class AV-1, class AV-2, class AV-3, class A-IO-1, class A-IO-2, class M-1, class M-2, class M-3, class M-4, class M-5 and class M-6 certificates.

      Adjustable Rate Certificates

Offered certificates other than the fixed rate certificates.

      Fixed Rate Certificates

Class A-IO-1 and class A-IO-2 certificates.

      Class AV Certificates

Class AV-1, class AV-2 and class AV-3 certificates.

      Book-Entry Certificates

All classes of offered certificates.

      Notional Amount Certificates

Class A-IO-1 and class A-IO-2 certificates.

      Senior Certificates

Class AV certificates and notional amount certificates.

      Subordinate Certificates

Class M-1, class M-2, class M-3, class M-4, class M-5 and class M-6 certificates.

OFFERED CERTIFICATES

      Ratings

The offered certificates will not be issued unless they receive ratings at least as high as those set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., and Fitch Ratings:

                                                STANDARD &
CLASS                                             POOR'S      MOODY'S      FITCH
-----                                           ----------    -------      -----
AV-1........................................        AAA         Aaa         AAA
AV-2........................................        AAA         Aaa         AAA
AV-3........................................        AAA         Aaa         AAA
A-IO-1......................................        AAA         Aaa         AAA
A-IO-2......................................        AAA         Aaa         AAA
M-1.........................................        AA          Aa2         AA
M-2.........................................         A           A2          A
M-3.........................................         A-          A3          A-
M-4.........................................        BBB+        Baa1        BBB+
M-5.........................................        BBB         Baa2        BBB
M-6.........................................        BBB-        Baa3        N/R

      Interest Distributions

On each distribution date, each class of offered certificates will be entitled to interest in an amount equal to

o     the applicable certificate rate, multiplied by

o the applicable class principal balance or notional amount on the day before that distribution date, multiplied by

o the actual number of days in the related interest accrual period in the case of the adjustable rate certificates, or 30 in the case of the fixed rate certificates, divided by 360, minus

o the pro rata share of any civil relief act interest shortfalls allocated to the offered certificates, plus

o     any unpaid interest amounts from prior distribution dates, plus

o interest for the applicable interest accrual period on unpaid interest amounts at the applicable certificate rate.


      Interest Accrual Period

The interest accrual period with respect to the adjustable rate certificates will be the period from the prior distribution date or, in the case of the first distribution date, from the closing date, to the day before the applicable distribution date.

The interest accrual period with respect to the fixed rate certificates will be the calendar month prior to the applicable distribution date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Interest Calculations

Actual/360 for the adjustable rate certificates, and 30/360 for the fixed rate certificates.

      Class Principal Balances and Notional Amounts

The initial class principal balances or initial notional amounts, as applicable, of the offered certificates set forth on the cover page of this prospectus supplement are subject to a permitted variance of plus or minus 5%.

The notional amount of the class A-IO-1 and class A-IO-2 certificates for any interest accrual period for any distribution date will equal the lesser of

o the amount for that class for that distribution date set forth under "Description of the Certificates--General" in this prospectus supplement; and

o the sum of the aggregate principal balance of the mortgage loans on the second day of the month prior to the month of the applicable distribution date and any amounts remaining in the pre-funding account.

      Principal Distributions

The trustee will distribute principal of the classes of offered certificates in the priority discussed under the caption "Description of the Certificates--Distribution priorities" in this prospectus supplement.

The class AV-3 certificates will not receive any distributions of principal until the class principal balance of the class AV-2 certificates has been reduced to zero.

The class A-IO-1 and class A-IO-2 certificates will not receive any distributions of principal.

      Minimum Denominations

The offered certificates, other than the class A-IO certificates, are offered in minimum denominations of $25,000 and in integral multiples of $1 in excess thereof.

The class A-IO certificates are offered in minimum denominations of $100,000 initial class notional amount each and multiples of $1 in excess of $100,000.

      Form

Book-Entry.

      SMMEA Eligibility

The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA.

OTHER CERTIFICATES

The trust will issue senior class P certificates, subordinated class BIO certificates and residual certificates. The depositor is not offering these classes to the public pursuant to this prospectus supplement and the prospectus.

THE MORTGAGE LOANS

      Statistic Calculation Mortgage Loans

Set forth below is selected information about the mortgage loans that have been identified by the depositor to be sold to the trust on the closing date, called the statistic calculation mortgage loans. The information in this prospectus supplement with respect to each statistic calculation mortgage loan is based on information for that statistic calculation mortgage loan as of its related cut-off date, called the statistic calculation date. On the closing date, additional mortgage loans may be delivered to the trust. These additional mortgage loans are expected to consist of first lien or second lien, fixed rate mortgage loans, and first lien, adjustable rate mortgage loans. The statistic calculation mortgage loans, together with any additional mortgage loans, will constitute the initial mortgage loans.

      Statistic Calculation Mortgage Pool

Number of loans                                                            2,917
Aggregate principal balance                                         $415,122,959
Range of principal balances                                  $19,000 to $749,394
Average principal balance                                               $142,312
Range of interest rates                                        5.290% to 12.290%
Weighted average interest rate                                            8.002%
Range of CLTV                                                  12.00% to 100.00%
Weighted average CLTV                                                     77.18%
Range of original terms to
   maturity (months)                                                   60 to 360

Weighted average original term to
   maturity (months)                                                         327
Range of remaining terms to
   maturity (months)                                                   60 to 360
Weighted average remaining term to
   maturity (months)                                                         327
Range of loan ages (months)                                               0 to 7

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Weighted average loan age (months)                                             1
Range of credit scores                                                468 to 811
Weighted average credit score                                                620
Subject to prepayment penalties                                           80.07%
Fixed rate                                                                79.63%
Adjustable rate                                                           20.37%
First lien                                                                98.57%
Second lien                                                                1.43%

      Fixed Rate Mortgage Loans

The statistic calculation mortgage loans that constitute the fixed rate mortgage loans will be first lien or second lien mortgage loans.

Number of loans                                                            2,335
Aggregate principal balance                                         $330,543,620
Range of principal balances                                  $19,000 to $723,673
Average principal balance                                               $141,560
Range of interest rates                                        5.490% to 12.290%
Weighted average interest rate                                            7.939%
Range of CLTV                                                  12.00% to 100.00%
Weighted average CLTV                                                     76.94%
Range of original terms to
   maturity (months)                                                   60 to 360
Weighted average original term to
   maturity (months)                                                         319
Range of remaining terms to
   maturity (months)                                                   60 to 360
Weighted average remaining term to
   maturity (months)                                                         319
Range of loan ages (months)                                               0 to 7
Weighted average loan age (months)                                             1
Range of credit scores                                                474 to 811
Weighted average credit score                                                627
Subject to prepayment penalties                                           83.80%
First lien                                                                98.20%
Second lien                                                                1.80%

      Adjustable Rate Mortgage Loans

The statistic calculation mortgage loans that constitute the adjustable rate mortgage loans will be first lien mortgage loans.

Number of loans                                                              582
Aggregate principal balance                                          $84,579,339
Range of principal balances                                  $33,900 to $749,394
Average principal balance                                               $145,325
Range of interest rates                                        5.290% to 11.690%
Weighted average interest rate                                            8.247%
Range of LTV                                                   18.29% to 100.00%
Weighted average LTV                                                      78.10%
Range of original terms to
   maturity (months)                                                  180 to 360
Weighted average original term to
   maturity (months)                                                         359
Range of remaining terms to
   maturity (months)                                                  180 to 360
Weighted average remaining term to
   maturity (months)                                                         358
Range of loan ages (months)                                               0 to 3
Weighted average loan age (months)                                             1
Range of credit scores                                                468 to 808
Weighted average credit score                                                592
Subject to prepayment penalties                                           65.48%
First lien                                                               100.00%

      Subsequent Mortgage Loans

On the closing date, the seller will deposit funds into a pre-funding account. The initial pre-funding deposit amount will not be more than $134,877,041, but it will be reduced by the aggregate principal balance as of the cut-off date of any additional mortgage loans delivered to the trust on the closing date. The sum of the amount deposited into the pre-funding account and the principal balance of the initial mortgage loans delivered at closing will not exceed $550,000,000. The trust will use this amount to buy subsequent mortgage loans from the seller from time to time on or prior to April 30, 2004.

CREDIT ENHANCEMENT

Credit enhancement refers to a mechanism that is intended to protect the holders of specific classes of certificates against losses due to defaults by the borrowers under the mortgage loans.

The offered certificates, other than the class M-6 certificates, have the benefit of two types of credit enhancement:

o the use of excess interest to cover losses and to maintain the required amount of overcollateralization, and

o subordination of distributions on the class or classes of certificates with lower relative payment priorities.

The class M-6 certificates, which have the lowest relative payment priority, have the benefit of only the first form of credit enhancement.

INTEREST RATE CAP AGREEMENTS

Under the interest rate cap agreements, the cap provider may be required to make a payment on each interest rate cap agreement payment date, commencing in April 2004. The last interest rate cap agreement payment date for each of the agreements,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

other than the agreement relating to the class AV-2 certificates, occurs in July 2012. The last interest rate cap agreement payment date for the agreement relating to the class AV-2 certificates, occurs in November 2006. Any amounts received under the interest rate cap agreements will be available to pay net rate cap carryover amounts. See "The Pooling and Servicing Agreement--The interest rate cap agreements" and "--Net rate cap fund" in this prospectus supplement.

OPTIONAL TERMINATION BY THE SERVICER

The servicer may, at its option, but subject to certain conditions set forth in the pooling and servicing agreement, terminate the trust on any distribution date when the aggregate principal balance of the mortgage loans is less than 10% of the sum of the aggregate principal balance of the mortgage loans delivered on the closing date and the amount deposited in the pre-funding account on the closing date.

FEDERAL INCOME TAX CONSIDERATIONS

The trust will make separate elections to treat segregated pools of its assets as "real estate mortgage investment conduits," creating a tiered REMIC structure. The offered certificates (excluding any rights to receive net rate cap carryover) will be designated as "regular interests" in a REMIC and will be treated as debt instruments of a REMIC for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Considerations" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates may be purchased by persons investing the assets of employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain considerations described in this prospectus supplement.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      An investment in the offered certificates involves significant risks. Before you decide to invest in the offered certificates, we recommend that you carefully consider the following risk factors. Unless otherwise specified, all references to percentages and dollar amounts of mortgage loans refer to the statistic calculation mortgage loans as defined in this prospectus supplement under "Description of the Mortgage Loans--General."

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

      The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the offered certificates by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset-backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

CERTAIN FEATURES OF THE MORTGAGE LOANS MAY RESULT IN LOSSES OR CASH FLOW SHORTFALLS

      There are a number of features of the mortgage loans that create risks of loss, including the following:

      o THE BORROWERS HAVE LESS THAN PERFECT CREDIT AND MAY BE MORE LIKELY TO DEFAULT. The seller's underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the seller from making a loan but may reduce the size or the loan-to-value ratio of the loan the seller will make. As a result of these less restrictive standards, the trust may experience higher rates of delinquencies, defaults and losses than if the mortgage loans were underwritten in a more traditional manner.

      o NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT WHICH MAY CAUSE LOSSES. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within three months prior to the sale to the trust. As a result, the trust may experience higher rates of defaults than if the mortgage loans had been outstanding for a longer period of time.

      o DEFAULTS ON SECOND LIEN MORTGAGE LOANS MAY RESULT IN MORE SEVERE LOSSES. Approximately 1.43% of the statistic calculation mortgage loans are secured by second liens on the related property. If a borrower on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the first lien and the second lien, and the trust would suffer a loss.

      o ADDITIONAL AND SUBSEQUENT MORTGAGE LOANS MAY HAVE CHARACTERISTICS THAT DIFFER FROM THOSE OF THE STATISTIC CALCULATION MORTGAGE LOANS WHICH MAY REDUCE YOUR YIELD TO MATURITY. Following the transfer of any additional mortgage loans and the subsequent mortgage loans to the trust, the characteristics of the mortgage loans may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the mortgage loans and of the borrowers of the mortgage loans, the credit quality of the mortgage loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. We recommend that you consider potential variances when making your investment decision concerning the offered certificates.

      o THE CONCENTRATION OF MORTGAGE LOANS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the trust with respect to the mortgage loans. Approximately 34.47%, 6.63%, 6.22%, 5.98% and 5.64% of the statistic calculation mortgage loans are secured by properties in New York, Illinois, Virginia, Pennsylvania and Florida, respectively. No other state constituted more than 5% of the statistic calculation date principal balances of the statistic calculation mortgage loans. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the offered certificates than if borrowers and properties were more spread out in different geographic areas.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS AND DEFAULTS

      The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

      o THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the offered certificates and the time when those distributions are received depend on the amount and the times at which borrowers make principal payments on the mortgage loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the mortgage loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower's credit standing improves, that borrower may be able to refinance his existing loan on more favorable terms. If a borrower's credit standing declines, the borrower may not be able to refinance or make a payment.

            All of the adjustable rate statistic calculation mortgage loans have fixed interest rates for two or three years after origination and then adjust to the sum of six-month LIBOR and a specified margin as set forth in the related mortgage note. Those mortgage loans may have a higher level of prepayments as they approach their initial adjustment dates because the borrowers may want to avoid periodic changes to their monthly payments.

      o SUBSEQUENT MORTGAGE LOAN FUNDING MAY RESULT IN AN ACCELERATED RATE OF PRINCIPAL PAYMENT. If the seller is unable to originate and deliver a sufficient amount of eligible subsequent mortgage loans to the trust by April 30, 2004, the amount remaining in the pre-funding account will be distributed on the first distribution date thereafter as a payment of principal to the owners of the class AV certificates in the same manner as described in this prospectus supplement under "Description of the Certificates--Distribution priorities."

      o YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE INVESTMENTS. Asset-backed securities, like the offered certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

      o LIMITATIONS ON CERTIFICATE RATES WILL AFFECT YOUR YIELD TO MATURITY. The rate at which interest accrues on each class of offered certificates, other than the notional amount certificates, is subject, except on the first distribution date, to a net rate cap. The certificate rate on any distribution date for any class of offered certificates, other than the notional amount certificates, is equal to the lesser of the Net Rate Cap (as defined below under "Description of the Certificates--Glossary") and the sum of one-month LIBOR plus the applicable certificate margin for such class of certificates. If mortgage loans with relatively higher loan rates prepay, the net rate cap on these classes of offered certificates may be lower than otherwise would be the case. In this event, it is possible that the holders of the offered certificates, other than the notional amount certificates, would not receive payments of interest at their respective stated certificate rates. Your investment in the adjustable rate certificates also involves the risk that the level of one-month LIBOR may change (a) while the interest rates on the fixed rate mortgage loans do not adjust and the interest rates on the adjustable rate mortgage loans will not adjust for a specified period of time after origination or (b) in a direction or at a rate that is different from the level of the index used to determine the interest rates on the adjustable rate mortgage loans. Although you may be entitled to receive any net rate cap carryover, there is no assurance that sufficient funds would be available on the related or on future distribution dates. The ratings on the certificates do not address the likelihood of your receipt of any net rate cap carryover.

      o OWNERS OF NOTIONAL AMOUNT CERTIFICATES MAY NOT RECOVER THEIR INITIAL INVESTMENTS. An investment in the notional amount certificates is risky because the return of the investment depends solely on the payments of interest by borrowers under the mortgage loans. If borrowers prepay their mortgage loans, no further interest payments will be made. If borrowers prepay their mortgage loans very fast, investors in the notional amount certificates may not recover their initial investments. In addition, the class A-IO-1 certificates are not entitled to any distributions after the 12th distribution date and the class A-IO-2 certificates are not entitled to any distributions after the 24th distribution date.

THE SUBORDINATE CERTIFICATES WILL ABSORB CASH SHORTFALLS BEFORE THE SENIOR CERTIFICATES

      The subordinate certificates will not receive any distributions of interest until the senior certificates receive their interest distributions and will not receive any distributions of principal until the class AV certificates receive their principal distributions. In addition, the subordinate certificates will not receive any payments of principal until the earlier to occur of: (a) the distribution date on which the aggregate principal balance of the class AV certificates has been reduced to zero, and (b) the later to occur of: (1) the distribution date in April 2007, and (2) the date on which certain tests have been met. If available funds are insufficient to make all of the required distributions on the offered certificates, one or more classes of subordinate certificates may not receive all or a portion of their distributions. In addition, losses due to defaults by borrowers, to the extent not covered by the amount of excess interest and overcollateralization at that time, will be allocated to the subordinate certificates in the reverse order of payment priority. Any allocation of a loss to a class of subordinate certificates will reduce the amount of interest and principal they will receive. Any such losses will be reimbursed only to the extent of future amounts of excess interest available for distribution as described in this prospectus supplement under "Description of the Certificates--Distribution priorities" or to the extent the class principal balance of a class of subordinate certificates is increased by a subsequent recovery as described in this prospectus supplement under "Description of the Certificates--Allocation of realized losses." Distributions to the subordinate certificates are made in the following order: first, to the class M-1 certificates, second, to the class M-2 certificates, third, to the class M-3 certificates, fourth, to the class M-4 certificates, fifth, to the class M-5 certificates and sixth, to the class M-6 certificates, and losses are allocated to the subordinate certificates in the reverse order, commencing with the class M-6 certificates. The class M-1 certificates receive distributions before, and are allocated losses after, the other classes of subordinate certificates. Conversely, the class M-6 certificates receive distributions after, and are allocated losses before, the other classes of subordinate certificates. As a result, the class M-6 certificates will be affected to the largest degree by any losses on the mortgage loans.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY NOT BE ENOUGH TO MAINTAIN OVERCOLLATERALIZATION

      The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to cover losses that occur on the mortgage loans. After these financial obligations of the trust are met, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. While it is a condition to the issuance of the certificates on the closing date that the initial required level of overcollateralization be met, we cannot assure you that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of interest that the mortgage loans will generate:

      o Every time a mortgage loan is prepaid in full or in part, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of prepayments in part, will be generating less interest.

      o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount needed to compensate for any shortfalls in cash available to make the required distributions on the offered certificates.

      o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

IMPACT OF WORLD EVENTS

      The economic impact of the United States' military operations in Iraq, as well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. The holders of the certificates would bear any adverse impact resulting from these events. United States military operations also may increase the likelihood of shortfalls under the Servicemembers Civil Relief Act, called the Civil Relief Act, or similar state laws. Interest shortfalls resulting from the application of the Civil Relief Act or similar state laws, will not be absorbed by excess interest or by the subordinate certificates. Instead, each class of certificates, including each class of offered certificates, will bear a pro rata share of any such shortfalls as described herein.

ENVIRONMENTAL CONDITIONS AFFECTING THE MORTGAGED PROPERTIES MAY RESULT IN LOSSES

      Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES

      Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

            (1) the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

            (2) the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

            (3) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

            (4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience

      The seller will represent that none of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, called HOEPA, and that no proceeds of any mortgage loan were used to finance single-premium credit life insurance policies. The seller will be required to substitute for or repurchase any mortgage loan that breaches such representation and warranty in the circumstances described under "The Pooling and Servicing Agreement--Assignment of mortgage loans" in this prospectus supplement.

      In addition to HOEPA, several legislative proposals have been introduced at federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that may have interest rates or origination costs above certain levels, and require that borrowers be given certain disclosures prior to entering into a mortgage loan. In some cases, state and local laws may impose requirements and restrictions greater than those in HOEPA. The originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in a borrower rescinding a mortgage loan against either the trust or a subsequent holder of the mortgage loans. Lawsuits have been brought in various states making claims against violations of these state and local laws. Named defendants in these cases include participants in the secondary mortgage market, including some securitization trusts.

      Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust, as owner of the mortgage loans, to damages and administrative enforcement.

IF PAYMENTS ON THE MORTGAGE LOANS ARE INSUFFICIENT, YOU MAY INCUR A LOSS

      All distributions on the offered certificates will be made from payments by borrowers under the mortgage loans. Except for amounts that may be payable to the net rate cap fund from any proceeds of the interest rate cap agreements, the trust has no other assets to make distributions on the offered certificates. If payments on the mortgage loans are insufficient, you may suffer a loss on your certificates. The trustee, on behalf of the trust, is the only person obligated to make distributions on the offered certificates and only to the extent of available funds. The offered certificates are not insured or guaranteed by any governmental agency or any other person.

INSOLVENCY OF THE SELLER OR THE DEPOSITOR MAY CAUSE LOSSES

      Each of the seller and the depositor intends that the transfer of the mortgage loans to the depositor and from the depositor to the trust will constitute a sale, and the seller, the depositor and the trustee, on behalf of the trust, will agree to treat each transfer as a sale. In the event of the insolvency of the seller or the depositor, the trustee in bankruptcy of the seller or depositor, or the seller or depositor, as debtor-in-possession, may attempt to recharacterize the sale as a loan secured by a pledge of the mortgage loans. If an attempt were to be successful, holders of the offered certificates could receive a reduction in payments on their certificates. Any reduction could adversely affect the yield on the offered certificates. Even if an attempt were to be unsuccessful, holders of the offered certificates could experience delays in distributions, which would adversely affect the yield on the offered certificates. The insolvency of the seller also would adversely affect the seller's ability to repurchase mortgage loans due to defective documentation or for breaches of representations. See "Delta Funding Corporation--Litigation" in this prospectus supplement.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL REDUCE THE PRICES FOR CERTIFICATES

      A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered certificates after those offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser may be willing to pay for your certificates.

LEGAL ACTIONS ARE PENDING AGAINST THE SELLER

      Because the nature of the seller's business involves the validity of liens and compliance with state and federal lending laws, the seller is subject to numerous claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to claims and actions, and an adverse judgment in a claim or action may have a significant adverse financial effect on the seller, the seller believes that the aggregate amount of liabilities will not result in monetary damages which in the aggregate would have a material adverse effect on the financial condition or results of the seller.

      Several class-action lawsuits have been filed against a number of consumer finance companies alleging violations of various federal and state consumer protection laws. The seller has been named in several lawsuits styled as class actions and has entered into settlement agreements with various governmental agencies following investigations of the seller's lending practices. See "Delta Funding Corporation--Litigation" in this prospectus supplement for a description of these lawsuits and settlement agreements.

RECENT DEVELOPMENTS AFFECTING THE SERVICER

      On February 17, 2004, Moody's Investors Service, Inc. announced that it had downgraded the servicer's ratings as a primary servicer of residential subprime mortgage loans from "SQ1" ("Strong") to "SQ2" ("Above Average"). On March 1, 2004, Fitch Ratings announced that the servicer's ratings as a primary servicer of residential subprime mortgage loans would remain on "Rating Watch Negative." Both reports reflected concerns about the on-going financial stability of the servicer and the effect of potential class-action lawsuits alleging predatory servicing practices in which the servicer was named defendant.

      A downgrade of the servicer's rating below a specified level or a downgrade in the ratings of the offered certificates attributable to the servicing of the mortgage loans will result in an event of default under the pooling and servicing agreement. If this occurs, a transfer of servicing could occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions and/or losses on the offered certificates. See "The Servicer--General" and "The Pooling and Servicing Agreement--Events of default" in this prospectus supplement for additional information.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

      The offered certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                     DELTA FUNDING CORPORATION - LITIGATION

      Because the nature of the seller's business involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, the seller is subject, in the normal course of business, to numerous claims and legal proceedings. The seller's lending practices have been the subject of several lawsuits styled as class actions and of investigations by various regulatory agencies including the Office of the Attorney General of the State of New York, the Banking Department of the State of New York (the "NYBD"), and the United States Department of Justice. The current status of the pending lawsuits styled as class actions is summarized below.

      A. In or about November 1998, the seller received notice that it had been named in a lawsuit filed in the United States District Court for the Eastern District of New York. In December 1998, plaintiffs filed an amended complaint alleging that the seller had violated the Home Ownership and Equity Protection Act, called HOEPA, the Truth in Lending Act, called TILA, and New York State General Business Law ss. 349. The complaint seeks:

      (1)   certification of a class of plaintiffs,

      (2)   declaratory judgment permitting rescission,

      (3) unspecified actual, statutory, treble and punitive damages (including attorneys' fees),

      (4)   certain injunctive relief, and

      (5) declaratory judgment declaring the loan transactions as void and unconscionable.

      On December 7, 1998, plaintiff filed a motion seeking a temporary restraining order and preliminary injunction, enjoining the seller from conducting foreclosure sales on 11 properties. The district court judge ruled that in order to consider such a motion, plaintiff must move to intervene on behalf of these 11 borrowers. Thereafter, plaintiff moved to intervene on behalf of 3 of these 11 borrowers and sought the injunctive relief on their behalf. The seller opposed the motions. On December 14, 1998, the district court judge granted the motion to intervene and on December 23, 1998, the district court judge issued a preliminary injunction enjoining the seller from proceeding with the foreclosure sales of the three intervenors' properties. The seller has filed a motion for reconsideration of the December 23, 1998 order.

      In January 1999, the seller filed an answer to plaintiffs' first amended complaint. In July 1999, plaintiffs were granted leave, on consent, to file a second amended complaint. In August 1999, plaintiffs filed a second amended complaint that, among other things, added additional parties but contained the same causes of action alleged in the first amended complaint. In September 1999, the seller filed a motion to dismiss the complaint, which was opposed by plaintiffs and, in June 2000 was granted in part and denied in part by the court. In or about October 1999, plaintiffs filed a motion seeking an order preventing the seller, its attorneys and/or the NYBD from issuing notices to certain of the seller's borrowers, in accordance with a settlement agreement entered into by and between the seller and the NYBD. In or about October 1999 and November 1999, respectively, the seller and the NYBD submitted opposition to plaintiffs' motion. In March 2000, the court issued an order that permits the seller to issue an approved form of the notice. In September 1999, plaintiffs filed a motion for class certification, which was opposed by the seller in February 2000, and was ultimately withdrawn without prejudice by plaintiffs in January 2001. In February 2002, the seller executed a settlement agreement with the plaintiffs pursuant to which the seller denied all wrongdoing, but agreed to resolve the litigation on a class-wide basis. A fairness hearing was held in May 2002, and the court reserved decision. The seller anticipates that the settlement will be approved by the court. In the event it is not approved, the seller believes that it has meritorious defenses and intends to defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

      B. In or about March 1999, the seller received notice that it had been named in a lawsuit filed in the Supreme Court of the State of New York, New York County, alleging that the seller had improperly charged certain borrowers processing fees. The complaint seeks:

      (1) certification of a class of plaintiffs,

      (2) an accounting, and

      (3) unspecified compensatory and punitive damages (including attorneys' fees), based upon alleged

            (a)   unjust enrichment,

            (b)   fraud, and

            (c)   deceptive trade practices.

      In April 1999, the seller filed an answer to the complaint. In September 1999, the seller filed a motion to dismiss the complaint, which was opposed by plaintiffs and in February 2000, the court denied the motion to dismiss. In April 1999, the seller filed a motion to change venue and plaintiffs opposed the motion. In July 1999, the court denied the motion to change venue. The seller appealed and in March 2000, the appellate court granted the seller's appeal to change venue from New York County to Nassau County. In August 1999, the plaintiffs filed a motion for class certification, which the seller opposed in July 2000. In or about September 2000, the court granted plaintiffs' motion for class certification, from which the seller filed a notice of appeal. In or about June 2001, the seller filed a motion for summary judgment to dismiss the complaint, which was denied by the court in October 2001. The seller appealed and the appellate court affirmed in November 2002. The seller filed a motion to reargue in December 2002, which was denied by the court in January 2003. Discovery is now continuing in the lower court. The seller believes that it has meritorious defenses and intends to defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

      C. In or about December 2003, the seller received notice that it had been named in two lawsuits filed by the same plaintiff in the Circuit Court, Third Judicial Circuit in Madison County, Illinois, one alleging that the seller had improperly charged certain borrowers fax fees and one alleging that the seller improperly retained extra per diem interest when loans were satisfied. The complaints seek:

      (1) certification of a class of plaintiffs,

      (2) direction to the seller to return fax fees charged to borrowers, and

      (3) unspecified compensatory and statutory damages including pre-judgment and post-judgment interest and attorneys' fees based upon alleged:

            (a)   breach of contract,

            (b)   statutory fraud, and

            (c)   unjust enrichment.

      In February 2004, the seller filed a motion to dismiss the case pertaining to fax fees and in March 2004, filed a motion to dismiss the case pertaining to per diem interest. The plaintiffs have not yet responded to the motions. The seller believes that it has meritorious defenses and intends to defend these suits, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

OTHER INFORMATION

      In July 2003, the seller's parent, Delta Financial Corporation ("Delta Financial"), commenced a lawsuit in the Supreme Court of the State of New York, Nassau County, against Delta Funding Residual Exchange Company, LLC ("the LLC"), Delta Funding Residual Management, Inc. ("DFRM"), and James E. Morrison (President of the LLC and DFRM), alleging that (1) the LLC breached its contractual duties by failing to pay approximately $142,000 due to Delta Financial in June 2003 and (2) that Mr. Morrison and DFRM knowingly and intentionally caused the default, thereby breaching their respective fiduciary duties to the LLC. The complaint seeks (a) payment of amounts past due under Delta Financial's agreement with the LLC, plus interest; (b) specific performance of the LLC's obligations to Delta Financial in the future and (c) monetary damages for breach of fiduciary duty, in an amount to be determined by the court. In September 2003, Mr. Morrison, the LLC and DFRM filed a motion to dismiss Delta Financial's complaint in Nassau County and the LLC and DFRM filed a countersuit in New York County against Delta Financial and certain directors and officers seeking, among other things, not less than $110 million, alleging misrepresentation, negligence and/or fraud by defendants in that case. In October 2003, Delta Financial filed its opposition to the motion to dismiss and cross-moved to consolidate the two actions in Nassau County. In November 2003, Delta Financial answered in the New York County action. In February 2004, the Nassau County court denied the motion to dismiss Delta Financial's causes of action seeking (a) payment of amounts due under agreements with the LLC and (b) monetary damages for breach of fiduciary duty, and granted the motion to dismiss Delta Financial's cause of action seeking specific performance to preclude future defaults by Morrison and the LLC. The court also granted Delta Financial's motion to consolidate the cases in Nassau County. Delta Financial believes it has meritorious claims in its lawsuit and meritorious defenses in the countersuit, and intends to vigorously prosecute its claims and vigorously defend itself against the countersuit. Delta Financial cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims in the countersuit.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

      The mortgage loans will include:

            (a) the mortgage loans identified by the depositor to be sold to the trust on the closing date and described in this prospectus supplement, called the statistic calculation mortgage loans,

            (b) additional fixed rate and adjustable rate mortgage loans that may be delivered to the trust on the closing date, referred to as the additional mortgage loans, and together with the statistic calculation mortgage loans, called the initial mortgage loans, and

            (c) subsequent mortgage loans to be purchased by the trust from the seller from time to time on or prior to April 30, 2004, called the subsequent mortgage loans, and together with the initial mortgage loans, called the mortgage loans.

      The information in this prospectus supplement with respect to each statistic calculation mortgage loan is approximate and is based on the principal balance of each statistic calculation mortgage loan as of its related cut-off date, called the statistic calculation date.

      Approximately 20.37% of the statistic calculation mortgage loans will bear interest at an adjustable rate, referred to as adjustable rate mortgage loans, and approximately 79.63% of the statistic calculation mortgage loans will bear interest at a fixed rate, referred to as fixed rate mortgage loans. Payments under all of the mortgage loans are calculated on the "actuarial basis." The mortgage loans are primarily secured by first or second liens on one- to four-family residential properties, called the mortgaged properties. The fixed rate mortgage loans are secured by first or second liens on the related mortgaged properties. The adjustable rate mortgage loans, also called ARMs, are secured by first liens on the related mortgaged properties.

      The interest rate, also referred to as the loan rate, borne by each ARM is subject to initial adjustment on the date set forth in the related promissory note, each called a mortgage note, and at regular intervals thereafter, each referred to as an adjustment date, to equal the sum of (a) the applicable loan index and (b) the number of basis points set forth in that mortgage note, called the gross margin, subject to rounding and to the effects of the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor. The periodic cap limits adjustments in the loan rate for each ARM on each adjustment date. The lifetime cap is the maximum loan rate that may be borne by an ARM at any point. The lifetime floor is the minimum loan rate that may be borne by an ARM at any point. None of the mortgage loans provide for negative amortization.

      For all of the statistic calculation mortgage loans that are ARMs, the loan index is the London interbank offered rate for six-month United States dollar deposits, and the adjustment dates occur every six months after the initial adjustment date. The reference for each applicable loan index and the date prior to an adjustment date as of which the loan index is determined is set forth in the related mortgage note. All of the statistic calculation mortgage loans that are ARMs have initial adjustment dates that are either 24 months after origination, referred to as 2/28 loans, or 36 months after origination, referred to as 3/27 loans. The periodic cap for the initial adjustment date for the ARMs is generally 3.000%, and the periodic cap for the ARMs, subsequent to the initial adjustment date, is generally 1.000%.

      As of the statistic calculation date, substantially all of the statistic calculation mortgage loans that are ARMs were accruing interest at loan rates that are below the sum of the related gross margin and the loan index that would otherwise have been applicable. On the initial adjustment date for each adjustable rate mortgage loan, the related loan rate will adjust to the sum of the applicable loan index and the related gross margin subject to the application of the related periodic cap, lifetime cap and lifetime floor.

      Approximately 2.33%of the statistic calculation mortgage loans have repair escrows that are being held by the servicer. The appraisals for these mortgage loans were based on the conditions of the mortgaged properties without the repairs, that is, the appraisals were not "subject to" appraisals. The repairs are typically completed within 30 to 60 days after the loan closes. The related mortgage loan documents give the servicer the right to apply the escrowed amounts to prepayment of the mortgage loan if the repairs are not completed.

      Approximately 80.07% of the statistic calculation mortgage loans provided for payment by the mortgagor of a prepayment charge on specific prepayments as provided in the related mortgage note.

      Approximately 0.96% of the statistic calculation mortgage loans provide that if the borrower makes the first 12 payments on or before their due dates, beginning in the thirteenth month the loan rate on the borrower's mortgage loan will be reduced by 50 basis points (0.50%). If a borrower qualifies for the first rate reduction, that borrower can qualify for a second reduction of 50 basis points (0.50%) in the 25th month by making each of the 13th through 24th payments on or before their due dates.

CREDIT SCORES

      "Credit scores" are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the LTV or CLTV, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

STATISTICAL INFORMATION

      Set forth below is approximate statistical information as of the statistic calculation date (except as otherwise noted) regarding the statistic calculation mortgage loans. Prior to or on the closing date, additional mortgage loans may be delivered to the trust. In addition, prior to the closing date, statistic calculation mortgage loans may be removed and other mortgage loans may be substituted for the removed loans. The depositor believes that the information set forth in this prospectus supplement with respect to the statistic calculation mortgage loans is representative of the characteristics of the mortgage loans at the closing date, although some characteristics of the mortgage loans on the closing date may vary from those of the statistic calculation mortgage loans. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

                      STATISTIC CALCULATION MORTGAGE LOANS
                           ORIGINAL PRINCIPAL BALANCES

                                                            NUMBER OF
RANGE OF                                              STATISTIC CALCULATION          ORIGINAL                  % OF ORIGINAL
ORIGINAL BALANCES                                         MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------------------------     ---------------------      -----------------            -----------------
$0.01 - $25,000.00 ..............................                15               $    368,500.00                      0.09%
$25,000.01 - $50,000.00 .........................               292                 11,987,651.67                      2.89
$50,000.01 - $75,000.00 .........................               539                 34,074,124.00                      8.20
$75,000.01 - $100,000.00 ........................               414                 36,373,997.99                      8.76
$100,000.01 - $125,000.00 .......................               337                 37,927,019.20                      9.13
$125,000.01 - $150,000.00 .......................               333                 45,664,503.65                     10.99
$150,000.01 - $175,000.00 .......................               190                 30,861,851.50                      7.43
$175,000.01 - $200,000.00 .......................               157                 29,527,645.00                      7.11
$200,000.01 - $225,000.00 .......................               123                 26,152,625.50                      6.29
$225,000.01 - $250,000.00 .......................               105                 24,863,497.00                      5.98
$250,000.01 - $275,000.00 .......................               112                 29,317,681.00                      7.06
$275,000.01 - $300,000.00 .......................                81                 23,345,944.00                      5.62
$300,000.01 - $333,700.00 .......................                66                 20,865,088.40                      5.02
$333,700.01 - $350,000.00 .......................                27                  9,232,250.00                      2.22
$350,000.01 - $500,000.00 .......................               103                 41,175,537.00                      9.91
$500,000.01 - $1,000,000.00 .....................                23                 13,716,965.00                      3.30
                                                              -----               ---------------                    ------
     TOTAL ......................................             2,917               $415,454,880.91                    100.00%
                                                              =====               ===============                    ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                         CUT-OFF DATE PRINCIPAL BALANCES

                                                            NUMBER OF                STATISTIC                 % OF STATISTIC
RANGE OF                                              STATISTIC CALCULATION      CALCULATION DATE             CALCULATION DATE
PRINCIPAL BALANCES                                       MORTGAGE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------------------------     ---------------------      -----------------            -----------------
$0.01 - $25,000.00 ..............................                15               $    365,228.39                      0.09%
$25,000.01 - $50,000.00 .........................               293                 12,019,879.34                      2.90
$50,000.01 - $75,000.00 .........................               538                 33,990,128.74                      8.19
$75,000.01 - $100,000.00 ........................               414                 36,339,677.92                      8.75
$100,000.01 - $125,000.00 .......................               340                 38,267,443.21                      9.22
$125,000.01 - $150,000.00 .......................               330                 45,247,669.31                     10.90
$150,000.01 - $175,000.00 .......................               190                 30,838,186.99                      7.43
$175,000.01 - $200,000.00 .......................               157                 29,507,561.62                      7.11
$200,000.01 - $225,000.00 .......................               123                 26,134,383.15                      6.30
$225,000.01 - $250,000.00 .......................               110                 26,090,076.52                      6.28
$250,000.01 - $275,000.00 .......................               109                 28,600,978.57                      6.89
$275,000.01 - $300,000.00 .......................                79                 22,783,345.83                      5.49
$300,000.01 - $333,700.00 .......................                66                 20,850,896.73                      5.02
$333,700.01 - $350,000.00 .......................                27                  9,226,427.42                      2.22
$350,000.01 - $500,000.00 .......................               103                 41,151,644.65                      9.91
$500,000.01 - $1,000,000.00 .....................                23                 13,709,431.01                      3.30
                                                              -----               ---------------                    ------
     TOTAL ......................................             2,917               $415,122,959.40                    100.00%
                                                              =====               ===============                    ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                   LOAN RATES

                                                         NUMBER OF                 STATISTIC                  % OF STATISTIC
RANGE OF CURRENT                                   STATISTIC CALCULATION       CALCULATION DATE              CALCULATION DATE
LOAN RATES                                            MORTGAGE LOANS           PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------------------        ---------------------       -----------------             -----------------
5.000% - 5.499% ...........................                   38                $  7,949,689.67                       1.92%
5.500% - 5.999% ...........................                  113                  27,197,710.60                       6.55
6.000% - 6.499% ...........................                  110                  24,760,091.93                       5.96
6.500% - 6.999% ...........................                  274                  49,050,187.55                      11.82
7.000% - 7.499% ...........................                  231                  38,540,012.35                       9.28
7.500% - 7.999% ...........................                  472                  72,064,350.21                      17.36
8.000% - 8.499% ...........................                  364                  46,078,025.28                      11.10
8.500% - 8.999% ...........................                  481                  60,436,661.18                      14.56
9.000% - 9.499% ...........................                  292                  34,044,645.83                       8.20
9.500% - 9.999% ...........................                  285                  31,222,690.96                       7.52
10.000% - 10.499% .........................                  124                  12,134,502.00                       2.92
10.500% - 10.999% .........................                   84                   7,564,104.72                       1.82
11.000% - 11.499% .........................                   26                   2,649,054.18                       0.64
11.500% - 11.999% .........................                   17                   1,199,714.61                       0.29
12.000% - 12.499% .........................                    6                     231,518.33                       0.06
                                                           -----                ---------------                     ------
     TOTAL ................................                2,917                $415,122,959.40                     100.00%
                                                           =====                ===============                     ======

      As of the statistic calculation date, the weighted average loan rate of the statistic calculation mortgage loans was approximately 8.002% per annum.

                      STATISTIC CALCULATION MORTGAGE LOANS
                        REMAINING TERM TO STATED MATURITY

                                                         NUMBER OF                 STATISTIC                   % OF STATISTIC
RANGE OF REMAINING TERM                            STATISTIC CALCULATION       CALCULATION DATE               CALCULATION DATE
TO STATED MATURITY (MONTHS)                            MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------------------        ---------------------       -----------------             -----------------
  1 -  60 .................................                     5               $    205,150.00                       0.05%
 61 - 120 .................................                   101                  6,282,970.21                       1.51
121 - 180 .................................                   467                 46,005,963.30                      11.08
181 - 240 .................................                   141                 15,112,390.07                       3.64
241 - 300 .................................                   139                 16,570,598.15                       3.99
301 - 360 .................................                 2,064                330,945,887.67                      79.72
                                                            -----               ---------------                     ------
     TOTAL ................................                 2,917               $415,122,959.40                     100.00%
                                                            =====               ===============                     ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                            MONTHS SINCE ORIGINATION

                                                         NUMBER OF                 STATISTIC                   % OF STATISTIC
                                                   STATISTIC CALCULATION       CALCULATION DATE               CALCULATION DATE
SEASONING (MONTHS)                                     MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------------------        ---------------------       -----------------             -----------------
0 -  6 ....................................                 2,916               $415,045,483.86                      99.98%
7 - 12 ....................................                     1                     77,475.54                       0.02
                                                            -----               ---------------                     ------
     TOTAL ................................                 2,917               $415,122,959.40                     100.00%
                                                            =====               ===============                     ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)

                                                         NUMBER OF                 STATISTIC                   % OF STATISTIC
RANGE OF ORIGINAL COMBINED                         STATISTIC CALCULATION       CALCULATION DATE               CALCULATION DATE
LOAN-TO-VALUE RATIOS                                   MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------------------        ---------------------       -----------------             -----------------
0.01% - 25.00% ............................                    19               $  1,705,156.11                       0.41%
25.01% - 30.00% ...........................                    19                  1,308,037.18                       0.32
30.01% - 35.00% ...........................                    26                  2,482,398.10                       0.60
35.01% - 40.00% ...........................                    31                  2,487,238.27                       0.60
40.01% - 45.00% ...........................                    45                  4,144,549.33                       1.00
45.01% - 50.00% ...........................                    92                 10,812,947.44                       2.60
50.01% - 55.00% ...........................                    88                 11,341,113.68                       2.73
55.01% - 60.00% ...........................                   134                 17,411,284.38                       4.19
60.01% - 65.00% ...........................                   199                 26,358,568.28                       6.35
65.01% - 70.00% ...........................                   265                 38,219,288.51                       9.21
70.01% - 75.00% ...........................                   370                 56,208,387.07                      13.54
75.01% - 80.00% ...........................                   608                 86,101,055.30                      20.74
80.01% - 85.00% ...........................                   377                 54,024,542.63                      13.01
85.01% - 90.00% ...........................                   351                 49,591,071.37                      11.95
90.01% - 95.00% ...........................                   137                 25,364,375.43                       6.11
95.01% - 100.00% ..........................                   156                 27,562,946.32                       6.64
                                                            -----               ---------------                     ------
     TOTAL ................................                 2,917               $415,122,959.40                     100.00%
                                                            =====               ===============                     ======

----------
(1) The original combined loan-to-value ratio, referred to as CLTV, shown above is equal, with respect to each statistic calculation mortgage loan, to (x) the sum of (a) the original principal balance of the mortgage loan at the date of origination plus (b) in the case of a second lien mortgage loan, the remaining balance of the senior lien at the date of origination of the mortgage loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans together with, in the case of a second lien mortgage loan, the outstanding balances of the related first liens, become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.

                      STATISTIC CALCULATION MORTGAGE LOANS
                                OCCUPANCY TYPE(1)

                                                         NUMBER OF                 STATISTIC                  % OF STATISTIC
                                                   STATISTIC CALCULATION       CALCULATION DATE              CALCULATION DATE
OCCUPANCY TYPE                                         MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------------------        ---------------------       -----------------             -----------------
Owner Occupied ............................                 2,650               $377,397,020.22                      90.91%
Investor ..................................                   267                 37,725,939.18                       9.09
                                                            -----               ---------------                     ------
     TOTAL ................................                 2,917               $415,122,959.40                     100.00%
                                                            =====               ===============                     ======

----------
(1) Based upon representations made by the borrowers at the time of origination of the mortgage loans.

                      STATISTIC CALCULATION MORTGAGE LOANS
                                  PROPERTY TYPE

                                                  NUMBER OF                 STATISTIC              % OF STATISTIC
                                            STATISTIC CALCULATION        CALCULATION DATE         CALCULATION DATE
PROPERTY TYPE                                  MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Single Family..........................              2,185                $285,749,111.48               68.83%
Two to Four Family.....................                410                  88,995,451.53               21.44
Condominium............................                 98                  12,028,731.40                2.90
Mixed Use .............................                 60                  11,248,811.42                2.71
Five to Eight Family...................                 50                   8,687,159.08                2.09
Manufactured Housing...................                114                   8,413,694.49                2.03
                                                     -----                ---------------              ------
     TOTAL.............................              2,917                $415,122,959.40              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                  LOAN PURPOSE

                                                  NUMBER OF                 STATISTIC              % OF STATISTIC
                                            STATISTIC CALCULATION        CALCULATION DATE         CALCULATION DATE
LOAN PURPOSE                                   MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Cash Out Refinance.....................              1,328                $193,836,541.64               46.69%
Debt Consolidation.....................                919                 123,178,160.69               29.67
Purchase...............................                237                  39,530,468.95                9.52
Rate/Term Refinance....................                433                  58,577,788.12               14.11
                                                     -----                ---------------              ------
     TOTAL.............................              2,917                $415,122,959.40              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                              DOCUMENTATION PROGRAM

                                                  NUMBER OF                 STATISTIC              % OF STATISTIC
                                            STATISTIC CALCULATION        CALCULATION DATE         CALCULATION DATE
DOCUMENTATION PROGRAM                          MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Full...................................              2,199                $292,406,517.79               70.44%
Limited................................                193                  31,518,782.52                7.59
No Income Verification.................                392                  73,557,571.27               17.72
Stated Income..........................                133                  17,640,087.82                4.25
                                                     -----                ---------------              ------
     TOTAL.............................              2,917                $415,122,959.40              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                    LOAN TYPE

                                                  NUMBER OF                 STATISTIC              % OF STATISTIC
                                            STATISTIC CALCULATION        CALCULATION DATE         CALCULATION DATE
LOAN TYPE                                      MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Fixed Rate.............................              2,335                $330,543,620.34               79.63%
2/28 Arm...............................                236                  34,029,039.95                8.20
3/27 Arm...............................                346                  50,550,299.11               12.18
                                                     -----                ---------------              ------
     TOTAL.............................              2,917                $415,122,959.40              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                   INDEX TYPE

                                                  NUMBER OF                  STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION        CALCULATION DATE         CALCULATION DATE
INDEX TYPE                                     MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Six Month Libor........................                582                $ 84,579,339.06               20.37%
Fixed..................................              2,335                 330,543,620.34               79.63
                                                     -----                ---------------              ------
     TOTAL.............................              2,917                $415,122,959.40              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                       GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                                  NUMBER OF                  STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION        CALCULATION DATE         CALCULATION DATE
GEOGRAPHIC AREA                                MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
New York ..............................                614                $143,081,635.67               34.47%
Illinois ..............................                206                  27,507,006.52                6.63
Virginia ..............................                202                  25,804,892.36                6.22
Pennsylvania ..........................                270                  24,833,090.30                5.98
Florida ...............................                184                  23,423,799.11                5.64
North Carolina ........................                189                  19,038,569.68                4.59
Massachusetts .........................                 95                  17,535,072.54                4.22
New Jersey ............................                 86                  13,880,321.11                3.34
Connecticut ...........................                 97                  13,712,585.36                3.30
Ohio ..................................                133                  13,169,056.64                3.17
Maryland ..............................                 81                  11,808,934.09                2.84
Michigan ..............................                 79                   7,558,133.26                1.82
Tennessee .............................                 74                   6,900,756.08                1.66
Rhode Island ..........................                 43                   5,928,278.11                1.43
Missouri ..............................                 76                   5,881,039.07                1.42
California ............................                 39                   5,741,850.29                1.38
Georgia ...............................                 59                   5,661,820.71                1.36
South Carolina ........................                 51                   5,556,109.22                1.34
Minnesota .............................                 36                   5,351,644.54                1.29
Delaware ..............................                 39                   5,071,112.10                1.22
Kentucky ..............................                 65                   4,914,573.49                1.18
Other .................................                199                  22,762,679.15                5.48
                                                     -----                ---------------              ------
     TOTAL.............................              2,917                $415,122,959.40              100.00%
                                                     =====                ===============              ======

----------
(1)   Determined by property address so designated in the related mortgage.

                      STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL PREPAYMENT PENALTY TERMS

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
ORIGINAL PREPAYMENT PENALTY TERM (MONTHS)      MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
No Penalty.............................                722                $ 82,729,829.74               19.93%
12.....................................                558                 130,337,388.58               31.40
24.....................................                166                  24,485,899.23                5.90
30.....................................                 10                   1,689,855.36                0.41
36.....................................              1,461                 175,879,986.49               42.37
                                                     -----                ---------------              ------
     TOTAL.............................              2,917                $415,122,959.40              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT SCORES

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
RANGE OF CREDIT SCORES                         MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Not Available..........................                  3                $    336,139.74                0.08%
Less than 500 .........................                 39                   4,643,581.12                1.12
500 - 525 .............................                184                  22,984,225.79                5.54
526 - 550 .............................                269                  33,388,342.46                8.04
551 - 575 .............................                397                  49,828,500.25               12.00
576 - 600 .............................                372                  50,571,122.43               12.18
601 - 625 .............................                427                  60,046,433.84               14.46
626 - 650 .............................                395                  60,752,180.58               14.63
651 - 675 .............................                329                  54,329,387.54               13.09
676 - 700 .............................                198                  31,604,199.98                7.61
701 - 725 .............................                134                  20,480,251.86                4.93
726 - 750 .............................                 93                  15,254,589.00                3.67
751 - 775 .............................                 50                   7,319,861.81                1.76
776 - 800 .............................                 23                   2,813,591.96                0.68
801 - 825 .............................                  4                     770,551.04                0.19
                                                     -----                ---------------              ------
     TOTAL.............................              2,917                $415,122,959.40              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT GRADE

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
CREDIT GRADE                                   MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
A......................................              2,515                $366,358,356.34               88.25%
B......................................                212                  26,986,625.09                6.50
C......................................                131                  15,277,384.89                3.68
D......................................                 59                   6,500,593.08                1.57
                                                     -----                ---------------              ------
     TOTAL.............................              2,917                $415,122,959.40              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                      LIENS

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
LIEN                                           MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
First Lien.............................              2,814                $409,181,289.95               98.57%
Second Lien............................                103                   5,941,669.45                1.43
                                                     -----                ---------------              ------
     TOTAL.............................              2,917                $415,122,959.40              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                   DELINQUENCY

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
DELINQUENCY                                    MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Current ...............................              2,917                $415,122,959.40              100.00%
                                                     -----                ---------------              ------
     TOTAL.............................              2,917                $415,122,959.40              100.00%
                                                     =====                ===============              ======

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                           ORIGINAL PRINCIPAL BALANCES

                                                  NUMBER OF
RANGE OF                                    STATISTIC CALCULATION           ORIGINAL              % OF ORIGINAL
ORIGINAL BALANCES                              MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
$0.01 - $25,000.00.....................                 15                $    368,500.00                0.11%
$25,000.01 - $50,000.00................                257                  10,427,501.67                3.15
$50,000.01 - $75,000.00................                453                  28,567,239.00                8.63
$75,000.01 - $100,000.00...............                326                  28,622,209.99                8.65
$100,000.01 - $125,000.00..............                251                  28,298,115.00                8.55
$125,000.01 - $150,000.00..............                250                  34,333,159.65               10.38
$150,000.01 - $175,000.00..............                144                  23,429,417.50                7.08
$175,000.01 - $200,000.00..............                113                  21,245,532.00                6.42
$200,000.01 - $225,000.00..............                 97                  20,668,700.50                6.25
$225,000.01 - $250,000.00..............                 86                  20,359,997.00                6.15
$250,000.01 - $275,000.00..............                 94                  24,547,556.00                7.42
$275,000.01 - $300,000.00..............                 66                  19,015,094.00                5.75
$300,000.01 - $333,700.00..............                 54                  17,052,465.00                5.15
$333,700.01 - $350,000.00..............                 25                   8,553,500.00                2.59
$350,000.01 - $500,000.00..............                 85                  34,075,747.00               10.30
$500,000.01 - $1,000,000.00............                 19                  11,267,050.00                3.41
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,831,784.31              100.00%
                                                     =====                ===============              ======

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                         CUT-OFF DATE PRINCIPAL BALANCES

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
RANGE OF                                    STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
PRINCIPAL BALANCES                             MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
$0.01 - $25,000.00.....................                 15                $    365,228.39                0.11%
$25,000.01 - $50,000.00................                258                  10,460,155.75                3.16
$50,000.01 - $75,000.00................                452                  28,485,550.54                8.62
$75,000.01 - $100,000.00...............                326                  28,592,515.83                8.65
$100,000.01 - $125,000.00..............                253                  28,518,545.97                8.63
$125,000.01 - $150,000.00..............                248                  34,047,605.27               10.30
$150,000.01 - $175,000.00..............                144                  23,409,415.51                7.08
$175,000.01 - $200,000.00..............                113                  21,230,724.03                6.42
$200,000.01 - $225,000.00..............                 97                  20,654,012.93                6.25
$225,000.01 - $250,000.00..............                 91                  21,589,509.93                6.53
$250,000.01 - $275,000.00..............                 91                  23,833,647.08                7.21
$275,000.01 - $300,000.00..............                 64                  18,453,607.76                5.58
$300,000.01 - $333,700.00..............                 54                  17,039,341.54                5.15
$333,700.01 - $350,000.00..............                 25                   8,548,333.60                2.59
$350,000.01 - $500,000.00..............                 85                  34,055,303.28               10.30
$500,000.01 - $1,000,000.00............                 19                  11,260,122.93                3.41
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                                   LOAN RATES

                                                  NUMBER OF                  STATISTIC            % OF STATISTIC
RANGE OF CURRENT                            STATISTIC CALCULATION        CALCULATION DATE        CALCULATION DATE
LOAN RATES                                     MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
5.000% - 5.499%........................                 36              $    7,547,334.83                2.28%
5.500% - 5.999%........................                109                  25,654,616.82                7.76
6.000% - 6.499%........................                 94                  21,286,408.84                6.44
6.500% - 6.999%........................                235                  42,639,455.35               12.90
7.000% - 7.499%........................                188                  30,564,056.50                9.25
7.500% - 7.999%........................                354                  52,678,812.84               15.94
8.000% - 8.499%........................                282                  34,958,856.86               10.58
8.500% - 8.999%........................                364                  45,079,093.65               13.64
9.000% - 9.499%........................                236                  26,196,005.61                7.93
9.500% - 9.999%........................                235                  25,503,878.23                7.72
10.000% - 10.499%......................                 97                   9,133,647.27                2.76
10.500% - 10.999%......................                 66                   6,036,708.07                1.83
11.000% - 11.499%......................                 21                   2,206,381.14                0.67
11.500% - 11.999%......................                 12                     826,846.00                0.25
12.000% - 12.499%......................                  6                     231,518.33                0.07
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

      As of the statistic calculation date, the weighted average loan rate of the fixed rate statistic calculation mortgage loans was approximately 7.939% per annum.

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                        REMAINING TERM TO STATED MATURITY

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
RANGE OF REMAINING TERM                     STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
TO STATED MATURITY (MONTHS)                    MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
1 - 60.................................                  5                $    205,150.00                0.06%
61 - 120...............................                101                   6,282,970.21                1.90
121 - 180..............................                465                  45,740,463.30               13.84
181 - 240..............................                140                  15,022,140.07                4.54
241 - 300..............................                133                  15,841,718.19                4.79
301 - 360..............................              1,491                 247,451,178.57               74.86
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                            MONTHS SINCE ORIGINATION

                                                   NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
SEASONING (MONTHS)                              MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
0 - 6..................................              2,334                $330,466,144.80               99.98%
7 - 12.................................                  1                      77,475.54                0.02
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
RANGE OF ORIGINAL COMBINED                  STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
LOAN-TO-VALUE RATIOS                           MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
0.01% - 25.00%.........................                 18                $  1,630,156.11                0.49%
25.01% - 30.00%........................                 13                     846,308.98                0.26
30.01% - 35.00%........................                 22                   2,132,593.78                0.65
35.01% - 40.00%........................                 27                   2,152,846.13                0.65
40.01% - 45.00%........................                 40                   3,653,231.37                1.11
45.01% - 50.00%........................                 76                   9,037,690.61                2.73
50.01% - 55.00%........................                 76                   9,872,966.38                2.99
55.01% - 60.00%........................                116                  15,249,964.30                4.61
60.01% - 65.00%........................                152                  20,779,185.65                6.29
65.01% - 70.00%........................                212                  30,512,689.00                9.23
70.01% - 75.00%........................                270                  41,508,650.72               12.56
75.01% - 80.00%........................                468                  67,305,450.42               20.36
80.01% - 85.00%........................                299                  40,897,605.87               12.37
85.01% - 90.00%........................                309                  43,080,389.43               13.03
90.01% - 95.00%........................                115                  21,020,150.35                6.36
95.01% - 100.00%.......................                122                  20,863,741.24                6.31
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

----------
(1) The original combined loan-to-value ratio, referred to as CLTV, shown above is equal, with respect to each fixed rate statistic calculation mortgage loan, to (x) the sum of (a) the original principal balance of the mortgage loan at the date of origination, plus (b) in the case of a second lien mortgage loan, the remaining balance of the senior lien at the date of origination of the mortgage loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related fixed rate statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans together with, in the case of a second lien mortgage loan, the outstanding balances of the related first liens, become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                                OCCUPANCY TYPE(1)

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
OCCUPANCY TYPE                                 MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Owner Occupied.........................              2,137                $301,623,805.15               91.25%
Investor...............................                198                  28,919,815.19                8.75
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

----------
(1) Based upon representations made by the borrowers at the time of origination of such mortgage loans.

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  PROPERTY TYPE

                                                  NUMBER OF                  STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
PROPERTY TYPE                                  MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Single Family..........................              1,730                $222,021,660.86               67.17%
Two to Four Family.....................                315                  72,103,928.27               21.81
Mixed Use..............................                 60                  11,248,811.42                3.40
Five to Eight Family...................                 50                   8,687,159.08                2.63
Manufactured Housing...................                114                   8,413,694.49                2.55
Condominium............................                 66                   8,068,366.22                2.44
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  LOAN PURPOSE

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
LOAN PURPOSE                                   MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Cash Out Refinance.....................              1,046                $156,254,063.31               47.27%
Debt Consolidation.....................                785                 102,284,725.15               30.94
Rate Term Refinance....................                366                  49,234,448.85               14.89
Purchase...............................                138                  22,770,383.03                6.89
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                              DOCUMENTATION PROGRAM

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
DOCUMENTATION PROGRAM                          MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Full...................................              1,804                $237,312,108.16               71.79%
No Income Verification.................                292                  55,999,947.05               16.94
Limited................................                145                  24,760,795.25                7.49
Stated Income..........................                 94                  12,470,769.88                3.77
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                       GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
GEOGRAPHIC AREA                                MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
New York ..............................                591                $138,221,251.02               41.82%
Virginia ..............................                170                  20,450,544.68                6.19
Pennsylvania ..........................                224                  20,053,551.06                6.07
Illinois ..............................                149                  18,370,867.19                5.56
North Carolina ........................                176                  17,836,333.97                5.40
Florida ...............................                124                  14,612,334.92                4.42
Connecticut ...........................                 72                  10,142,057.54                3.07
Massachusetts .........................                 57                   9,720,124.55                2.94
Maryland ..............................                 55                   7,305,509.92                2.21
Ohio ..................................                 82                   7,168,237.44                2.17
New Jersey ............................                 46                   6,600,660.65                2.00
Missouri ..............................                 69                   5,377,060.08                1.63
South Carolina ........................                 47                   5,285,734.82                1.60
Tennessee .............................                 62                   5,189,522.38                1.57
Delaware ..............................                 38                   4,990,362.10                1.51
Kentucky ..............................                 63                   4,664,672.63                1.41
California ............................                 32                   4,575,468.28                1.38
Arizona ...............................                 37                   3,695,107.64                1.12
Michigan ..............................                 43                   3,668,236.91                1.11
Rhode Island ..........................                 24                   3,415,768.83                1.03
Other .................................                174                  19,200,213.73                5.81
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

----------
(1)   Determined by property address so designated in the related mortgage.

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL PREPAYMENT PENALTY TERMS

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
ORIGINAL PREPAYMENT PENALTY TERM (MONTHS)      MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
No Penalty.............................                532                $ 53,532,813.72               16.20%
12.....................................                541                 127,903,437.93               38.69
24.....................................                 13                   2,233,477.89                0.68
30.....................................                  8                   1,248,855.36                0.38
36.....................................              1,241                 145,625,035.44               44.06
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT SCORES

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
RANGE OF CREDIT SCORES                         MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Not Available..........................                  3                $    336,139.74                0.10%
Less than 500 .........................                 16                   2,040,879.09                0.62
500 - 525 .............................                107                  12,366,496.19                3.74
526 - 550 .............................                186                  22,451,962.55                6.79
551 - 575 .............................                299                  36,770,286.43               11.12
576 - 600 .............................                291                  39,223,154.36               11.87
601 - 625 .............................                352                  47,584,008.86               14.40
626 - 650 .............................                337                  51,484,625.97               15.58
651 - 675 .............................                298                  49,721,093.76               15.04
676 - 700 .............................                175                  27,767,271.79                8.40
701 - 725 .............................                114                  16,992,495.67                5.14
726 - 750 .............................                 88                  14,418,598.09                4.36
751 - 775 .............................                 46                   6,269,449.45                1.90
776 - 800 .............................                 20                   2,482,507.35                0.75
801 - 825 .............................                  3                     634,651.04                0.19
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT GRADE

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
CREDIT GRADE:                                  MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
A......................................              2,072                $297,587,846.35               90.03%
B......................................                151                  19,858,199.76                6.01
C......................................                 76                   8,839,732.37                2.67
D......................................                 36                   4,257,841.86                1.29
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                                      LIENS

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
LIEN:                                          MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
First Lien.............................              2,232                $324,601,950.89               98.20%
Second Lien............................                103                   5,941,669.45                1.80
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

                 FIXED RATE STATISTIC CALCULATION MORTGAGE LOANS
                                   DELINQUENCY

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
DELINQUENCY                                    MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Current ...............................              2,335                $330,543,620.34              100.00%
                                                     -----                ---------------              ------
     TOTAL.............................              2,335                $330,543,620.34              100.00%
                                                     =====                ===============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                           ORIGINAL PRINCIPAL BALANCES

                                                  NUMBER OF
RANGE OF                                    STATISTIC CALCULATION            ORIGINAL              % OF ORIGINAL
ORIGINAL BALANCES                              MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
$25,000.01 - $50,000.00................                 35                 $ 1,560,150.00                1.84%
$50,000.01 - $75,000.00................                 86                   5,506,885.00                6.51
$75,000.01 - $100,000.00...............                 88                   7,751,788.00                9.16
$100,000.01 - $125,000.00..............                 86                   9,628,904.20               11.38
$125,000.01 - $150,000.00..............                 83                  11,331,344.00               13.39
$150,000.01 - $175,000.00..............                 46                   7,432,434.00                8.78
$175,000.01 - $200,000.00..............                 44                   8,282,113.00                9.79
$200,000.01 - $225,000.00..............                 26                   5,483,925.00                6.48
$225,000.01 - $250,000.00..............                 19                   4,503,500.00                5.32
$250,000.01 - $275,000.00..............                 18                   4,770,125.00                5.64
$275,000.01 - $300,000.00..............                 15                   4,330,850.00                5.12
$300,000.01 - $333,700.00..............                 12                   3,812,623.40                4.51
$333,700.01 - $350,000.00..............                  2                     678,750.00                0.80
$350,000.01 - $500,000.00..............                 18                   7,099,790.00                8.39
$500,000.01 - $1,000,000.00............                  4                   2,449,915.00                2.90
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,623,096.60              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                         CUT-OFF DATE PRINCIPAL BALANCES

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
RANGE OF STATISTIC CALCULATION DATE         STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
PRINCIPAL BALANCES                             MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
$25,000.01 - $50,000.00................                 35                 $ 1,559,723.59                1.84%
$50,000.01 - $75,000.00................                 86                   5,504,578.20                6.51
$75,000.01 - $100,000.00...............                 88                   7,747,162.09                9.16
$100,000.01 - $125,000.00..............                 87                   9,748,897.24               11.53
$125,000.01 - $150,000.00..............                 82                  11,200,064.04               13.24
$150,000.01 - $175,000.00..............                 46                   7,428,771.48                8.78
$175,000.01 - $200,000.00..............                 44                   8,276,837.59                9.79
$200,000.01 - $225,000.00..............                 26                   5,480,370.22                6.48
$225,000.01 - $250,000.00..............                 19                   4,500,566.59                5.32
$250,000.01 - $275,000.00..............                 18                   4,767,331.49                5.64
$275,000.01 - $300,000.00..............                 15                   4,329,738.07                5.12
$300,000.01 - $333,700.00..............                 12                   3,811,555.19                4.51
$333,700.01 - $350,000.00..............                  2                     678,093.82                0.80
$350,000.01 - $500,000.00..............                 18                   7,096,341.37                8.39
$500,000.01 - $1,000,000.00............                  4                   2,449,308.08                2.90
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                                   LOAN RATES

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
RANGE OF CURRENT LOAN RATES                    MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
5.000% - 5.499%........................                  2                 $   402,354.84                0.48%
5.500% - 5.999%........................                  4                   1,543,093.78                1.82
6.000% - 6.499%........................                 16                   3,473,683.09                4.11
6.500% - 6.999%........................                 39                   6,410,732.20                7.58
7.000% - 7.499%........................                 43                   7,975,955.85                9.43
7.500% - 7.999%........................                118                  19,385,537.37               22.92
8.000% - 8.499%........................                 82                  11,119,168.42               13.15
8.500% - 8.999%........................                117                  15,357,567.53               18.16
9.000% - 9.499%........................                 56                   7,848,640.22                9.28
9.500% - 9.999%........................                 50                   5,718,812.73                6.76
10.000% - 10.499%......................                 27                   3,000,854.73                3.55
10.500% - 10.999%......................                 18                   1,527,396.65                1.81
11.000% - 11.499%......................                  5                     442,673.04                0.52
11.500% - 11.999%......................                  5                     372,868.61                0.44
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

      As of the statistic calculation date, the weighted average loan rate of the statistic calculation adjustable rate mortgage loans was approximately 8.247% per annum.

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                        REMAINING TERM TO STATED MATURITY

                                                   NUMBER OF                STATISTIC             % OF STATISTIC
RANGE OF REMAINING TERM                     STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
TO STATED MATURITY (MONTHS)                    MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
121 - 180..............................                  2                 $   265,500.00                0.31%
181 - 240..............................                  1                      90,250.00                0.11
241 - 300..............................                  6                     728,879.96                0.86
301 - 360..............................                573                  83,494,709.10               98.72
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                            MONTHS SINCE ORIGINATION

                                                  NUMBER OF                  STATISTIC            % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
SEASONING (MONTHS)                             MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
  0 - 6................................                582                 $84,579,339.06              100.00%
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
RANGE OF ORIGINAL                           STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
LOAN-TO-VALUE RATIOS                           MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
0.01% - 25.00%.........................                  1                 $    75,000.00                0.09%
25.01% - 30.00%........................                  6                     461,728.20                0.55
30.01% - 35.00%........................                  4                     349,804.32                0.41
35.01% - 40.00%........................                  4                     334,392.14                0.40
40.01% - 45.00%........................                  5                     491,317.96                0.58
45.01% - 50.00%........................                 16                   1,775,256.83                2.10
50.01% - 55.00%........................                 12                   1,468,147.30                1.74
55.01% - 60.00%........................                 18                   2,161,320.08                2.56
60.01% - 65.00%........................                 47                   5,579,382.63                6.60
65.01% - 70.00%........................                 53                   7,706,599.51                9.11
70.01% - 75.00%........................                100                  14,699,736.35               17.38
75.01% - 80.00%........................                140                  18,795,604.88               22.22
80.01% - 85.00%........................                 78                  13,126,936.76               15.52
85.01% - 90.00%........................                 42                   6,510,681.94                7.70
90.01% - 95.00%........................                 22                   4,344,225.08                5.14
95.01% - 100.00%.......................                 34                   6,699,205.08                7.92
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

----------
(1) The original loan-to-value ratio, referred to as LTV, shown above is equal, with respect to each statistic calculation mortgage loan, to (x) the original principal balance of the mortgage loan at the date of origination divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                                OCCUPANCY TYPE(1)

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
OCCUPANCY TYPE                                 MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Owner Occupied.........................                513                 $75,773,215.07               89.59%
Investor...............................                 69                   8,806,123.99               10.41
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

----------
(1) Based upon representations made by the borrowers at the time of origination of the mortgage loans.

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  PROPERTY TYPE

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
PROPERTY TYPE                                  MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Single Family..........................                455                 $63,727,450.62               75.35%
Two to Four Family.....................                 95                  16,891,523.26               19.97
Condominium............................                 32                   3,960,365.18                4.68
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  LOAN PURPOSE

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
LOAN PURPOSE                                   MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Cash Out Refinance.....................                282                 $37,582,478.33               44.43%
Debt Consolidation.....................                134                  20,893,435.54               24.70
Purchase...............................                 99                  16,760,085.92               19.82
Rate Term Refinance....................                 67                   9,343,339.27               11.05
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                              DOCUMENTATION PROGRAM

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
DOCUMENTATION PROGRAM                          MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Full...................................                395                 $55,094,409.63               65.14%
No Income Verification.................                100                  17,557,624.22               20.76
Limited................................                 48                   6,757,987.27                7.99
Stated Income..........................                 39                   5,169,317.94                6.11
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                                    LOAN TYPE

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
LOAN TYPE                                      MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
3/27 Arm...............................                346                 $50,550,299.11               59.77%
2/28 Arm...............................                236                  34,029,039.95               40.23
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                       GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
GEOGRAPHIC AREA                                MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Illinois...............................                 57                 $ 9,136,139.33               10.80%
Florida................................                 60                   8,811,464.19               10.42
Massachusetts..........................                 38                   7,814,947.99                9.24
New Jersey ............................                 40                   7,279,660.46                8.61
Ohio...................................                 51                   6,000,819.20                7.09
Virginia...............................                 32                   5,354,347.68                6.33
New York...............................                 23                   4,860,384.65                5.75
Pennsylvania...........................                 46                   4,779,539.24                5.65
Maryland...............................                 26                   4,503,424.17                5.32
Michigan...............................                 36                   3,889,896.35                4.60
Connecticut............................                 25                   3,570,527.82                4.22
Georgia................................                 26                   2,991,093.55                3.54
Minnesota..............................                 21                   2,951,583.39                3.49
Rhode Island...........................                 19                   2,512,509.28                2.97
Tennessee..............................                 12                   1,711,233.70                2.02
New Hampshire..........................                 10                   1,675,552.71                1.98
Maine..................................                 12                   1,423,335.57                1.68
North Carolina.........................                 13                   1,202,235.71                1.42
California ............................                  7                   1,166,382.01                1.38
Other.................................                  28                   2,944,262.06                3.48
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

----------
(1)   Determined by property address so designated in the related mortgage.

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  GROSS MARGIN

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
RANGE OF GROSS MARGINS                         MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
4.500% - 4.999%........................                  1                 $   127,354.84                0.15%
5.000% - 5.499%........................                  4                   1,354,843.78                1.60
5.500% - 5.999%........................                 14                   3,426,518.37                4.05
6.000% - 6.499%........................                 22                   3,525,168.50                4.17
6.500% - 6.999%........................                 55                  10,496,506.96               12.41
7.000% - 7.499%........................                 97                  14,699,001.55               17.38
7.500% - 7.999%........................                 96                  14,560,072.51               17.21
8.000% - 8.499%........................                112                  15,122,419.28               17.88
8.500% - 8.999%........................                 74                   9,714,262.24               11.49
9.000% - 9.499%........................                 51                   6,209,500.46                7.34
9.500% - 9.999%........................                 26                   2,842,675.03                3.36
10.000% - 10.500%......................                 20                   1,685,473.89                1.99
10.500% - 10.999%......................                  8                     725,541.65                0.86
11.000% - 11.499%......................                  2                      90,000.00                0.11
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                          MONTH OF NEXT ADJUSTMENT DATE

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
MONTH OF NEXT ADJUSTMENT DATE                  MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
December 2005..........................                  2                 $   399,158.67                0.47%
January 2006...........................                 55                   7,691,496.60                9.09
February 2006..........................                 63                   7,970,630.68                9.42
March 2006.............................                 99                  14,885,304.00               17.60
April 2006.............................                 17                   3,082,450.00                3.64
December 2006..........................                  3                     613,653.66                0.73
January 2007...........................                 90                  12,329,214.64               14.58
February 2007..........................                102                  14,996,558.81               17.73
March 2007.............................                130                  19,296,452.00               22.81
April 2007.............................                 21                   3,314,420.00                3.92
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

      As of the statistic calculation date, the weighted average number of months to the initial adjustment date was 30 months.

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  LIFETIME CAP

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
RANGE OF LIFETIME CAPS                         MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
12.000% - 12.499%......................                  2                 $   402,354.84                0.48%
12.500% - 12.999%......................                  4                   1,543,093.78                1.82
13.000% - 13.499%......................                 16                   3,473,683.09                4.11
13.500% - 13.999%......................                 39                   6,410,732.20                7.58
14.000% - 14.499%......................                 44                   8,048,205.85                9.52
14.500% - 14.999%......................                118                  19,385,537.37               22.92
15.000% - 15.499%......................                 81                  11,046,918.42               13.06
15.500% - 15.999%......................                117                  15,357,567.53               18.16
16.000% - 16.499%......................                 56                   7,848,640.22                9.28
16.500% - 16.999%......................                 50                   5,718,812.73                6.76
17.000% - 17.499%......................                 27                   3,000,854.73                3.55
17.500% - 17.999%......................                 18                   1,527,396.65                1.81
18.000% - 18.499%......................                  5                     442,673.04                0.52
18.500% - 18.999%......................                  5                     372,868.61                0.44
                                                      ---                  --------------              ------
    TOTAL.............................                582                  $84,579,339.06              100.00%
                                                      ===                  ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                                 LIFETIME FLOOR

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
RANGE OF LIFETIME FLOORS                       MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
5.000% - 5.499%........................                  2                 $   402,354.84                0.48%
5.500% - 5.999%........................                  7                   2,692,803.07                3.18
6.000% - 6.499%........................                 16                   2,624,498.21                3.10
6.500% - 6.999%........................                 43                   6,998,650.01                8.27
7.000% - 7.499%........................                 51                   9,632,246.83               11.39
7.500% - 7.999%........................                115                  18,424,537.78               21.78
8.000% - 8.499%........................                 80                  10,888,278.06               12.87
8.500% - 8.999%........................                112                  14,700,576.72               17.38
9.000% - 9.499%........................                 52                   7,193,351.23                8.50
9.500% - 9.999%........................                 51                   5,813,693.08                6.87
10.000% - 10.499%......................                 26                   2,910,894.59                3.44
10.500% - 10.999%......................                 18                   1,538,144.37                1.82
11.000% - 11.499%......................                  4                     386,441.66                0.46
11.500% - 11.999%......................                  5                     372,868.61                0.44
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                           INITIAL PERIODIC RATE CAPS

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
INITIAL PERIOD RATE CAPS                       MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
3.000%.................................                582                 $84,579,339.06              100.00%
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                          SUBSEQUENT PERIODIC RATE CAPS

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
SUBSEQUENT PERIODIC RATE CAPS                  MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
1.000%.................................                582                 $84,579,339.06              100.00%
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL PREPAYMENT PENALTY TERMS

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
ORIGINAL PREPAYMENT PENALTY TERM            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
(MONTHS)                                       MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
No Penalty.............................                190                 $29,197,016.02               34.52%
12.....................................                 17                   2,433,950.65                2.88
24.....................................                153                  22,252,421.34               26.31
30.....................................                  2                     441,000.00                0.52
36.....................................                220                  30,254,951.05               35.77
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT SCORES

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
RANGE OF CREDIT SCORES                         MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Less Than 500 .........................                 23                 $ 2,602,702.03                3.08%
500 - 525 .............................                 77                  10,617,729.60               12.55
526 - 550 .............................                 83                  10,936,379.91               12.93
551 - 575 .............................                 98                  13,058,213.82               15.44
576 - 600 .............................                 81                  11,347,968.07               13.42
601 - 625 .............................                 75                  12,462,424.98               14.73
626 - 650 .............................                 58                   9,267,554.61               10.96
651 - 675 .............................                 31                   4,608,293.78                5.45
676 - 700 .............................                 23                   3,836,928.19                4.54
701 - 725 .............................                 20                   3,487,756.19                4.12
726 - 750 .............................                  5                     835,990.91                0.99
751 - 775 .............................                  4                   1,050,412.36                1.24
776 - 800 .............................                  3                     331,084.61                0.39
801 - 825 .............................                  1                     135,900.00                0.16
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT GRADE

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
GRADE                                          MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
A......................................                443                 $68,770,509.99               81.31%
B......................................                 61                   7,128,425.33                8.43
C......................................                 55                   6,437,652.52                7.61
D......................................                 23                   2,242,751.22                2.65
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                                      LIENS

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
LIEN                                           MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
First Lien.............................                582                 $84,579,339.06              100.00%
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

              ADJUSTABLE RATE STATISTIC CALCULATION MORTGAGE LOANS
                                   DELINQUENCY

                                                  NUMBER OF                 STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION       CALCULATION DATE         CALCULATION DATE
DELINQUENCY                                    MORTGAGE LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------       -----------------        -----------------
Current ...............................                582                 $84,579,339.06              100.00%
                                                       ---                 --------------              ------
     TOTAL.............................                582                 $84,579,339.06              100.00%
                                                       ===                 ==============              ======

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

      On the closing date, the seller will deposit funds, called the pre-funded amount, into a segregated account maintained with the trustee on behalf of the trust, called the pre-funding account. The initial pre-funding deposit amount will not be more than $134,877,041, but it will be reduced by the aggregate principal balance as of the cut-off date of any additional mortgage loans delivered to the trust on the closing date. The sum of the amount deposited into the pre-funding account and the principal balance of the initial mortgage loans delivered at closing will not exceed $550,000,000. Amounts on deposit in the pre-funding account will be withdrawn to purchase subsequent mortgage loans from the seller during the funding period from the closing date until the earlier to occur of

      (1) the date on which the amount on deposit in the pre-funding account is less than $10,000; and

      (2) the close of business on April 30, 2004.

      The purchase price for the subsequent mortgage loans will equal the outstanding principal balances of those mortgage loans as of the related cut-off dates and will be paid by withdrawal of funds on deposit in the pre-funding account. The subsequent mortgage loans may have characteristics that differ from the initial mortgage loans included in the trust. Accordingly, the statistical characteristics of the mortgage loans in the trust will vary upon the acquisition of subsequent mortgage loans.

      The obligation of the trust to purchase subsequent mortgage loans on any date during the funding period is subject to the following requirements in addition to other requirements set forth in the pooling and servicing agreement:

      o the subsequent mortgage loan may not be 30 or more days contractually delinquent as of the related cut-off date;

      o the remaining term to stated maturity of the subsequent mortgage loan will not exceed 30 years;

      o the subsequent mortgage loans will be secured by a mortgage in a first lien position for ARMs or a first or second lien position for fixed rate mortgage loans;

      o the subsequent mortgage loans will not have a loan rate as of the related cut-off date less than 4.74%;

      o the subsequent mortgage loans will not be subject to the Home Ownership and Equity Protection Act of 1994; and

      o the addition of the subsequent mortgage loans will not adversely affect the ratings assigned to the offered certificates.

      Following the addition of the additional mortgage loans and the subsequent mortgage loans, the mortgage loans in the mortgage pool will have the following characteristics:

      Weighted Average Loan Rate....................................         At least 7.95%
      Weighted Average Remaining Term to Stated Maturity............         At least 318 months
      Weighted Average Original Combined
         Loan-to-Value Ratio........................................         Not more than 78%
      Weighted Average Credit Score.................................         At least 616
      Individual Current Principal Balance..........................         Not more than $800,000
      Individual State concentration................................         Not more than 40%
      Individual Zip code concentration.............................         Not more than 2%
      Second liens..................................................         Not more than 3%
      C credit grade borrowers......................................         Not more than 5%
      D credit grade borrowers......................................         Not more than 3%
      Adjustable rate mortgage loans................................         Not more than 22%

      A mandatory payment of principal will be made to the holders of the class AV certificates if there is a lack of subsequent mortgage loans delivered to the trust (in an amount equal to the amount remaining on deposit in the pre-funding account at the end of the funding period) in the same manner as described in this prospectus supplement under "Description of the Certificates--Distribution priorities." See "Prepayment and Yield Considerations--Mandatory payment" in this prospectus supplement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

      The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related primarily to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by their amortization schedules and by the rate of full and partial principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or purchases by the servicer. The mortgage loans may be prepaid by the mortgagors at any time. However, a majority of the mortgage loans are subject to a prepayment charge.

THE CERTIFICATE RATES

      The certificate rate for each class of offered certificates, other than the notional amount certificates, is subject, except on the first distribution date, to a net rate cap. The certificate rate on any distribution date for any class of offered certificates, other than the notional amount certificates, is equal to the lesser of the Net Rate Cap (as defined below under "Description of the Certificates--Glossary") and the sum of one-month LIBOR plus the applicable certificate margin for such class of certificates. If mortgage loans bearing higher loan rates were to prepay at rates faster than mortgage loans with lower loan rates, the net rate cap would be lower than otherwise would be the case.

      In addition to the application of the net rate cap, the yield to investors in the offered certificates will also be sensitive to, among other things, the levels of the loan index on the ARMs and, with respect to the adjustable rate certificates, the level of one-month LIBOR. All of the statistic calculation mortgage loans that are ARMs are 2/28 loans or 3/27 loans, which will bear interest at fixed loan rates for 24 months or 36 months, respectively, after origination. Although each of the ARMs bears interest at an adjustable rate, this rate is subject to a periodic rate cap, a lifetime floor and a lifetime cap. If the loan index increases substantially between adjustment dates, the adjusted loan rate on the related mortgage loan may not equal the loan index plus the related gross margin due to the constraint of the caps. In this event, the related loan rate will be less than would have been the case in the absence of the caps. In addition, the loan rate applicable to any adjustment date will be based on the loan index related to the adjustment date. Thus, if the value of the loan index with respect to a mortgage loan rises, the lag in time before the corresponding loan rate increases will, all other things being equal, slow the upward adjustment of the net rate cap. Furthermore, mortgage loans that have not reached their initial adjustment date are more likely to be subject to the applicable periodic rate cap on their initial adjustment date. See "Description of the Mortgage Loans" in this prospectus supplement. Although the holders of the offered certificates, other than the notional amount certificates, will be entitled to receive the related net rate cap carryover to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings on the certificates do not address the likelihood of the payment of any net rate cap carryover.

      Although the loan rates on the ARMs are subject to adjustment, the loan rates adjust less frequently than one-month LIBOR and adjust by reference to the loan index. Changes in one-month LIBOR may not correlate with changes in the loan index and neither one-month LIBOR nor the loan index may correlate with prevailing interest rates. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thus possibly reducing the weighted average lives of, and yields on, the offered certificates. However, due to the priority of principal distributions, the weighted average lives of the subordinate certificates will be longer than if principal distributions were made on a pro rata basis from the closing date. Thus, the subordinate certificates will be exposed to this interest rate risk for a longer time.

SUBORDINATE CERTIFICATES

      The subordinate certificates provide credit enhancement for the senior certificates and will absorb losses on the mortgage loans prior to the senior certificates. The weighted average lives of, and the yields to maturity on, the subordinate certificates, in the order of their relative payment priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity on the holder's certificate may be lower than the yield expected by the holder based on that assumption. Realized losses on the mortgage loans will reduce the class principal balance of the class of subordinate certificates then outstanding with the lowest relative payment priority if, following all distributions on a distribution date, the aggregate of the class principal balances of all classes of the offered certificates exceeds the pool balance. As a result of these reductions, less interest will accrue on the subordinate certificates than otherwise would be the case.

      The basic principal amount includes the net proceeds in respect of principal received upon liquidation of a liquidated mortgage loan. If the net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the pool balance will decline more than the aggregate class principal balance of the offered certificates, thus reducing the overcollateralization amount. If this difference is not covered by the overcollateralization amount or the application of excess interest, the class of subordinate certificates then outstanding with the lowest relative payment priority will bear the resulting realized loss. In addition, the subordinate certificates will not be entitled to any principal distributions prior to the stepdown date or during the continuation of a delinquency event, unless all of the certificates with a higher relative payment priority have been paid in full.

      For all purposes, the class M-6 certificates will have the lowest payment priority of any class of subordinate certificates.

YIELD SENSITIVITY OF THE NOTIONAL AMOUNT CERTIFICATES

      As the owner of interest-only securities, the holders of the notional amount certificates will be entitled to receive monthly distributions only of interest, as described in this prospectus supplement. Because they will not receive any distributions of principal, the holders of the notional amount certificates will generally be affected by prepayments, liquidations and other dispositions, including optional purchases described in this prospectus supplement, of the mortgage loans to a greater degree than holders of the other classes of offered certificates. However, the notional amount for a class of notional amount certificates for any accrual period for any distribution date is equal to the lesser of (a) the scheduled amount for that distribution date set forth under "Description of the Certificates--General" and (b) the sum of the aggregate principal balance of the mortgage loans on the second day of the month prior to the month of that distribution date and any amounts remaining in the pre-funding account. Except in the case of very rapid prepayment rates, the related notional amount will decline in accordance with a pre-determined schedule. Thus, the yield sensitivity of the notional amount certificates is likely to be more stable than if the related notional amount were calculated solely on the basis of the amortization of the underlying mortgage loans. However, there can be no assurance that this will be the case. HOLDERS OF THE CLASS A-IO-1 CERTIFICATES WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS AFTER THE 12TH DISTRIBUTION DATE AND HOLDERS OF THE CLASS A-IO-2 CERTIFICATES WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS AFTER THE 24TH DISTRIBUTION DATE.

      Based upon the structuring assumptions listed below under "--Structuring assumptions," and further presuming prepayments at approximately a constant prepayment rate of 46.30% CPR per annum and 56.10% CPR per annum in the case of all mortgage loans, and an assumed purchase price of approximately $6,340,485 and approximately $4,505,889 (which figures do not include accrued interest from March 1, 2004), the pre-tax yield of the class A-IO-1 certificates and the class A-IO-2 certificates, respectively, would be approximately 0%. If the actual prepayment rate on the mortgage loans were to equal or exceed either such rate, then assuming the mortgage loans behave in conformity with all other structuring assumptions, initial investors in the applicable class of notional amount certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any notional amount certificates.

      The pre-tax yield described above was calculated by determining the monthly discount rates which, when applied to the assumed stream of cashflow to be paid on the related notional amount certificates, would cause the discounted present value of such assumed stream of cashflow to the closing date to equal the assumed purchase price (which does not include accrued interest), and converting such monthly rate to a corporate bond equivalent rate. Such calculations do not take into account the interest rates at which funds received by holders of the related notional amount certificates may be reinvested and consequently does not purport to reflect the return on any investment in the related notional amount certificates when such reinvestment rates are considered.

PREPAYMENT CONSIDERATIONS

      Prepayments, liquidations and purchases of the mortgage loans, including any optional purchase by the servicer of a mortgage loan that is 90 or more days delinquent and any optional purchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement and subject to certain limitations, will result in distributions on the offered certificates then entitled to distributions of principal which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which a class of certificates is purchased at a discount or premium, and the degree to which the timing of payments on that certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans.

      Holders of the offered certificates should consider, in the case of any offered certificates purchased at a discount, and particularly the subordinate certificates, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield. The timing of losses on the mortgage loans also will affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

      The rate of prepayment on the mortgage loans cannot be predicted. The mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the trust with respect to the mortgage loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. The increased availability of credit to borrowers with impaired or limited credit profiles may affect the prepayment experience on the mortgage loans. As borrowers re-establish or establish an acceptable credit profile, they may be able to refinance their loans at lower rates reflecting their improved credit profiles. Substantially all of the mortgage loans contain "due-on-sale" provisions and the servicer is required by the agreement to enforce these provisions, unless enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of Loans--Due-on-Sale Clauses in Home Equity Loans" in the prospectus.

      The rate of prepayments on fixed rate mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the applicable loan rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

      As is the case with conventional fixed rate mortgage loans, the ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" a lower fixed interest rate. The 2/28 loans and 3/27 loans may become subject to higher prepayment rates as these loans near their respective initial adjustment dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the loan rates, as the borrowers attempt to avoid increases in their monthly payments. However, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

      In addition to the foregoing factors affecting the weighted average lives of the offered certificates, in order to maintain the required overcollateralization amount, excess interest would be used to pay principal of the offered certificates and would result in acceleration of the amortization of the offered certificates then entitled to principal distributions, relative to the amortization of the mortgage loans. Overcollateralization means the excess of the pool principal balance over the aggregate principal balance of the certificates. It is a condition to the issuance of the certificates on the closing date that the initial required level of overcollateralization be met. No additional overcollateralization will be created unless necessary to return to the then required level of overcollateralization.

FINAL SCHEDULED DISTRIBUTION DATES

      The final scheduled distribution date for each class of offered certificates, other than the notional amount certificates, is the distribution date in May 2034. The final scheduled distribution date for the class A-IO-1 certificates is the distribution date in March 2005. The final scheduled distribution date for the class A-IO-2 certificates is the distribution date in March 2006. As to each class, other than the notional amount certificates, the actual final distribution date may be earlier or later, and is expected to be significantly earlier, than such class's final scheduled distribution date.

PAYMENT DELAY FEATURE OF FIXED RATE CERTIFICATES

      The effective yield to the fixed rate certificates will be lower than the yield otherwise produced by the certificate rate for each class and the purchase price of those certificates because distributions will not be payable to the certificateholders until the 25th day or following business day of the month following the month of accrual, without any additional distribution of interest or earnings in respect of the delay.

MANDATORY PAYMENT

      In the event that at the end of the funding period there is an amount remaining in the pre-funding account, the holders of the class AV certificates will receive an additional distribution allocable to principal in an amount equal to that amount in the same manner as described in this prospectus supplement under "Description of the Certificates--Distribution priorities." Although there can be no assurance, the seller anticipates that there should be no material principal payment to the certificateholders due to a lack of subsequent mortgage loans.

WEIGHTED AVERAGE LIVES

      Generally, greater than anticipated prepayments of principal will increase the yield on offered certificates purchased at a price less than par and will decrease the yield on offered certificates purchased at a price greater than par. The effect on an investor's yield due to principal payments on the mortgage loans occurring at a rate that is faster or slower than the rate anticipated by the investor in the period immediately following the issuance of the certificates will not be entirely offset by a subsequent like reduction or increase in the rate of principal payments. The weighted average lives of the offered certificates also will be affected by the amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on liquidated mortgage loans and foreclosed properties.

      The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the certificate is repaid. The weighted average life of any class of offered certificates will be influenced by, among other factors, the rate at which principal payments are made on the mortgage loans.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is called the prepayment assumption and represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of the mortgage loans. With respect to the fixed rate mortgage loans, a 100% prepayment assumption assumes a prepayment rate of 23% home equity prepayment assumption, or HEP. 23% HEP assumes a constant prepayment rate, or CPR, of 2.3% of the then outstanding principal balance of the mortgage loans in the first month and an additional 2.3% CPR in each month thereafter up to the tenth month. Beginning in the tenth month and thereafter,

23% HEP assumes a 23% CPR. With respect to the ARMs, a 100% prepayment assumption assumes a CPR of 28% per annum of the outstanding principal balance of the ARMs in each month of the life of such mortgage loans. As used in the table below, 50% prepayment assumption assumes prepayment rates equal to 50% of the applicable prepayment assumption. Correspondingly, 150% prepayment assumption assumes prepayment rates equal to 150% of the applicable prepayment assumption, and so forth.

      Neither prepayment assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the offered certificates to predict the amount or the timing of receipt of prepayments on the mortgage loans.

      The tables set forth under the heading "--Decrement tables" reflect various combinations of the prepayment assumptions for the fixed rate mortgage loans and the adjustable rate mortgage loans. For purposes of the decrement tables, the following prepayment scenarios were used:

                                                                 PREPAYMENT SCENARIOS
                                                     -----------------------------------------------
         TYPE OF LOANS                               I          II        III         IV         V
         -------------                               -          --        ---         --         -
         Fixed rate mortgage loans.............      0%         50%       100%       150%       200%
         Adjustable rate mortgage loans........      0%         50%       100%       150%       200%

STRUCTURING ASSUMPTIONS

      For the purposes of the tables below, it is assumed that:

      (1) the mortgage loans consist of pools of loans with the level-pay characteristics set forth below,

      (2) the closing date is March 30, 2004,

      (3) distributions on the offered certificates are made on the 25th day of each month regardless of the date on which the distribution date actually occurs, commencing in April 2004, and are made in accordance with the priorities described in this prospectus supplement,

      (4) the scheduled monthly payments of principal and interest on each mortgage loan will be timely paid on the first day of each Due Period, with no delinquencies or defaults, commencing on April 1, 2004, with respect to the initial I mortgage loans, and May 1, 2004, with respect to the initial II and subsequent mortgage loans,

      (5) all prepayments are prepayments in full with 30 days of accrued interest, received on the last day of each prepayment period, commencing March 2004 with respect to the initial I mortgage loans and April 2004 with respect to the initial II and subsequent mortgage loans,

      (6) the mortgage loans prepay in accordance with the applicable prepayment scenario,

      (7) the optional termination is not exercised except with respect to the row captioned "Weighted Average Life--To Call" in the Decrement Tables below,

      (8) one-month LIBOR remains constant at 1.10% and six-month LIBOR is 1.15% on each adjustment date,

      (9) the maximum amount of subsequent mortgage loans are included in the trust as of May 1, 2004,

      (10) the interest rates of the mortgage loans are not reduced by any incentive program,

      (11) all of the ARMs have adjustment dates every six months after their respective initial adjustment dates, and

      (12) the trustee fee rate is 0.012% per annum.

      The foregoing assumptions are referred to in this prospectus supplement collectively as the structuring assumptions.

ASSUMED MORTGAGE LOAN CHARACTERISTICS

INITIAL MORTGAGE LOANS I

                                             AMORTIZED         STATED                                                    MONTHS TO
                                             REMAINING       REMAINING                                                     NEXT
                                              TERM TO         TERM TO                                                    INTEREST
 PRODUCT                     GROSS NOTE      MATURITY         MATURITY      SEASONING                                   RATE CHANGE
  TYPE       BALANCE ($)      RATE (%)       (MONTHS)         (MONTHS)       (MONTHS)        INDEX       MARGIN (%)        DATE
--------   -------------     ----------      --------        ---------      ---------     ----------     ----------     -----------
2/28 Arm    8,581,811.36       8.47020          358              358              1       6 Mo Libor      8.02354           23
2/28 Arm      826,188.72       8.92352          358              358              1       6 Mo Libor      8.46264           23
2/28 Arm    2,086,624.64       8.62774          359              359              1       6 Mo Libor      8.16631           23
2/28 Arm      392,321.29       7.44959          359              359              1       6 Mo Libor      7.03491           23
2/28 Arm   12,250,714.75       7.96612          359              359              1       6 Mo Libor      7.53304           23
2/28 Arm       72,250.00       8.34000          360              360              0       6 Mo Libor      6.69000           24
2/28 Arm      184,550.00      10.57528          360              360              0       6 Mo Libor     10.04670           24
2/28 Arm    2,057,437.93       8.57963          359              359              1       6 Mo Libor      8.10457           23
2/28 Arm    4,059,959.82       7.59008          359              359              1       6 Mo Libor      7.16450           23
2/28 Arm      304,731.44       8.77377          359              359              1       6 Mo Libor      8.37377           23
3/27 Arm   17,271,604.66       8.50816          355              355              1       6 Mo Libor      8.07294           35
3/27 Arm    5,929,651.41       8.62588          359              359              1       6 Mo Libor      8.20144           35
3/27 Arm      441,000.00       8.42714          360              360              0       6 Mo Libor      7.97510           36
3/27 Arm      601,940.64       9.48146          358              358              2       6 Mo Libor      8.97852           34
3/27 Arm    3,116,193.91       7.89469          359              359              1       6 Mo Libor      7.48527           35
3/27 Arm    1,377,609.03       8.52999          359              359              1       6 Mo Libor      8.09841           35
3/27 Arm      144,400.00       7.89000          360              360              0       6 Mo Libor      7.49000           36
3/27 Arm    1,805,488.11       7.43927          359              359              1       6 Mo Libor      7.01851           35
3/27 Arm      202,500.00       7.19000          360              360              0       6 Mo Libor      6.79000           36
3/27 Arm      196,952.76       7.44000          358              358              2       6 Mo Libor      7.04000           34
3/27 Arm      121,913.72       7.74000          359              359              1       6 Mo Libor      7.34000           35
3/27 Arm   15,315,244.60       8.09717          358              358              1       6 Mo Libor      7.67241           35
3/27 Arm      711,380.27       8.95571          359              359              1       6 Mo Libor      8.49101           35
Fixed      48,651,823.72       8.98683          296              296              1           N/A           N/A            N/A
Fixed         212,600.00       8.05566          311              311              0           N/A           N/A            N/A
Fixed         182,750.00       8.39000          360              360              0           N/A           N/A            N/A
Fixed       8,742,620.05       8.17817          292              292              1           N/A           N/A            N/A
Fixed         796,855.36       9.21348          272              272              1           N/A           N/A            N/A
Fixed       1,570,390.09       9.40620          342              342              1           N/A           N/A            N/A
Fixed          70,096.53       9.54000          310              310              2           N/A           N/A            N/A
Fixed      20,432,755.66       8.39620          299              299              1           N/A           N/A            N/A
Fixed       1,663,599.54       7.54276          309              309              0           N/A           N/A            N/A
Fixed         928,363.37       7.90322          212              212              1           N/A           N/A            N/A
Fixed       7,641,783.51       7.51929          339              339              1           N/A           N/A            N/A


              MONTHS TO      INTEREST                       INITIAL    PERIODIC
                NEXT           RATE          PAYMENT       INTEREST    INTEREST       LIFE
 PRODUCT       PAYMENT        CHANGE         CHANGE        RATE CAP    RATE CAP       FLOOR     LIFE CAP
  TYPE       CHANGE DATE     FREQUENCY      FREQUENCY         (%)         (%)          (%)         (%)
--------     -----------     ---------      ---------      --------     -------      -------    --------
2/28 Arm           24             6             6          3.00000      1.00000      8.41417    15.47020
2/28 Arm           24             6             6          3.00000      1.00000      8.92352    15.92352
2/28 Arm           24             6             6          3.00000      1.00000      8.40812    15.62774
2/28 Arm           24             6             6          3.00000      1.00000      7.44959    14.44959
2/28 Arm           24             6             6          3.00000      1.00000      7.89456    14.96612
2/28 Arm           25             6             6          3.00000      1.00000      6.69000    14.09000
2/28 Arm           25             6             6          3.00000      1.00000     10.57528    17.57528
2/28 Arm           24             6             6          3.00000      1.00000      8.57963    15.57963
2/28 Arm           24             6             6          3.00000      1.00000      7.59008    14.59008
2/28 Arm           24             6             6          3.00000      1.00000      8.77377    15.77377
3/27 Arm           36             6             6          3.00000      1.00000      8.46748    15.50816
3/27 Arm           36             6             6          3.00000      1.00000      8.61437    15.62588
3/27 Arm           37             6             6          3.00000      1.00000      8.42714    15.42714
3/27 Arm           35             6             6          3.00000      1.00000      9.48146    16.48146
3/27 Arm           36             6             6          3.00000      1.00000      7.80235    14.89469
3/27 Arm           36             6             6          3.00000      1.00000      8.52999    15.52999
3/27 Arm           37             6             6          3.00000      1.00000      7.89000    14.89000
3/27 Arm           36             6             6          3.00000      1.00000      7.43927    14.43927
3/27 Arm           37             6             6          3.00000      1.00000      7.19000    14.19000
3/27 Arm           35             6             6          3.00000      1.00000      7.44000    14.44000
3/27 Arm           36             6             6          3.00000      1.00000      7.34000    14.74000
3/27 Arm           36             6             6          3.00000      1.00000      8.01066    15.09717
3/27 Arm           36             6             6          3.00000      1.00000      8.95571    15.95571
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A

                                             AMORTIZED         STATED                                                    MONTHS TO
                                             REMAINING       REMAINING                                                     NEXT
                                              TERM TO         TERM TO                                                    INTEREST
 PRODUCT                     GROSS NOTE      MATURITY         MATURITY      SEASONING                                   RATE CHANGE
  TYPE       BALANCE ($)      RATE (%)       (MONTHS)         (MONTHS)       (MONTHS)        INDEX       MARGIN (%)        DATE
--------   -------------     ----------      --------        ---------      ---------     ----------     ----------     -----------
Fixed     115,035,545.46       7.30635          346              346              1           N/A           N/A            N/A
Fixed       1,914,716.36       8.61761          328              328              1           N/A           N/A            N/A
Fixed         295,961.15       9.17513          335              335              0           N/A           N/A            N/A
Fixed      84,521,545.24       8.12698          305              305              1           N/A           N/A            N/A
Fixed       3,382,348.97       8.02056          322              322              0           N/A           N/A            N/A
Fixed         248,665.00       8.62526          360              360              0           N/A           N/A            N/A
Fixed       1,353,839.51       7.71536          258              258              1           N/A           N/A            N/A
Fixed       1,262,600.00       7.66355          248              248              0           N/A           N/A            N/A
Fixed         139,902.38       7.81000          359              359              1           N/A           N/A            N/A
Fixed         351,676.44       9.84000          358              358              2           N/A           N/A            N/A


              MONTHS TO      INTEREST                       INITIAL    PERIODIC
                NEXT           RATE          PAYMENT       INTEREST    INTEREST       LIFE
 PRODUCT       PAYMENT        CHANGE         CHANGE        RATE CAP    RATE CAP       FLOOR     LIFE CAP
  TYPE       CHANGE DATE     FREQUENCY      FREQUENCY         (%)         (%)          (%)         (%)
--------     -----------     ---------      ---------      --------     -------      -------    --------
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A
Fixed             N/A           N/A           N/A            N/A          N/A          N/A         N/A

INITIAL MORTGAGE LOANS II

                                             AMORTIZED         STATED                                                    MONTHS TO
                                             REMAINING       REMAINING                                                     NEXT
                                              TERM TO         TERM TO                                                    INTEREST
 PRODUCT                     GROSS NOTE      MATURITY         MATURITY      SEASONING                                   RATE CHANGE
  TYPE         BALANCE ($)    RATE (%)       (MONTHS)         (MONTHS)       (MONTHS)        INDEX       MARGIN (%)        DATE
--------     -------------   ----------      --------        ---------      ---------     ----------     ----------     -----------
2/28 Arm     1,688,700.00      7.75786         360             360              0         6 Mo Libor       7.34654          25
2/28 Arm       300,000.00      9.29000         360             360              0         6 Mo Libor       8.89000          25
2/28 Arm       252,000.00      7.75190         360             360              0         6 Mo Libor       7.35190          25
2/28 Arm       479,500.00      7.01602         360             360              0         6 Mo Libor       6.57848          25
2/28 Arm       492,250.00      8.68364         360             360              0         6 Mo Libor       8.27193          25
3/27 Arm     1,654,900.00      8.58536         360             360              0         6 Mo Libor       8.16469          37
3/27 Arm       142,400.00      8.95180         360             360              0         6 Mo Libor       8.55180          37
3/27 Arm       532,000.00      7.39000         360             360              0         6 Mo Libor       6.99000          37
3/27 Arm       111,000.00      7.84000         360             360              0         6 Mo Libor       7.44000          37
3/27 Arm       874,120.00      7.72829         332             332              0         6 Mo Libor       7.31891          37
Fixed        4,880,990.00      8.49946         286             286              0             N/A            N/A           N/A
Fixed          869,700.00      9.07971         307             307              0             N/A            N/A           N/A
Fixed          452,000.00      8.14708         354             354              0             N/A            N/A           N/A
Fixed        3,521,707.00      7.72836         289             289              0             N/A            N/A           N/A
Fixed          317,660.00      8.42597         313             313              0             N/A            N/A           N/A
Fixed          240,000.00      8.46250         191             191              0             N/A            N/A           N/A
Fixed          287,700.00      7.69657         255             255              0             N/A            N/A           N/A
Fixed       10,762,250.00      7.10632         348             348              0             N/A            N/A           N/A
Fixed        8,653,909.00      7.84358         300             300              0             N/A            N/A           N/A
Fixed          868,100.00      7.06862         285             285              0             N/A            N/A           N/A
Fixed          289,166.00      8.01666         222             222              0             N/A            N/A           N/A


               MONTHS TO      INTEREST                       INITIAL    PERIODIC
                 NEXT           RATE          PAYMENT       INTEREST    INTEREST    LIFE
 PRODUCT        PAYMENT        CHANGE         CHANGE        RATE CAP    RATE CAP    FLOOR     LIFE CAP
  TYPE        CHANGE DATE     FREQUENCY      FREQUENCY         (%)         (%)       (%)         (%)
--------      -----------     ---------      ---------      --------    --------   -------    --------
2/28 Arm          26              6              6           3.00000     1.00000   7.75786    14.75786
2/28 Arm          26              6              6           3.00000     1.00000   9.29000    16.29000
2/28 Arm          26              6              6           3.00000     1.00000   7.75190    14.75190
2/28 Arm          26              6              6           3.00000     1.00000   7.01602    14.01602
2/28 Arm          26              6              6           3.00000     1.00000   8.68364    15.68364
3/27 Arm          38              6              6           3.00000     1.00000   8.58536    15.58536
3/27 Arm          38              6              6           3.00000     1.00000   8.95180    15.95180
3/27 Arm          38              6              6           3.00000     1.00000   7.39000    14.39000
3/27 Arm          38              6              6           3.00000     1.00000   7.84000    14.84000
3/27 Arm          38              6              6           3.00000     1.00000   7.72829    14.72829
Fixed            N/A            N/A            N/A             N/A         N/A       N/A         N/A
Fixed            N/A            N/A            N/A             N/A         N/A       N/A         N/A
Fixed            N/A            N/A            N/A             N/A         N/A       N/A         N/A
Fixed            N/A            N/A            N/A             N/A         N/A       N/A         N/A
Fixed            N/A            N/A            N/A             N/A         N/A       N/A         N/A
Fixed            N/A            N/A            N/A             N/A         N/A       N/A         N/A
Fixed            N/A            N/A            N/A             N/A         N/A       N/A         N/A
Fixed            N/A            N/A            N/A             N/A         N/A       N/A         N/A
Fixed            N/A            N/A            N/A             N/A         N/A       N/A         N/A
Fixed            N/A            N/A            N/A             N/A         N/A       N/A         N/A
Fixed            N/A            N/A            N/A             N/A         N/A       N/A         N/A

SUBSEQUENT MORTGAGE LOANS

                                                AMORTIZED         STATED                                                  MONTHS TO
                                                REMAINING       REMAINING                                                   NEXT
                                                 TERM TO         TERM TO                                                  INTEREST
 PRODUCT                        GROSS NOTE      MATURITY         MATURITY     SEASONING                                  RATE CHANGE
  TYPE          BALANCE ($)      RATE (%)       (MONTHS)         (MONTHS)      (MONTHS)        INDEX       MARGIN (%)       DATE
--------      -------------     ----------      --------        ---------     ---------     ----------     ----------    -----------
2/28 Arm       6,046,364.32       7.75786         360             360             0         6 Mo Libor       7.34654          25
2/28 Arm       1,074,145.38       9.29000         360             360             0         6 Mo Libor       8.89000          25
2/28 Arm         902,282.12       7.75190         360             360             0         6 Mo Libor       7.35190          25
2/28 Arm       1,716,842.36       7.01602         360             360             0         6 Mo Libor       6.57848          25
2/28 Arm       1,762,493.54       8.68364         360             360             0         6 Mo Libor       8.27193          25
3/27 Arm       5,925,343.94       8.58536         360             360             0         6 Mo Libor       8.16469          37
3/27 Arm         509,861.01       8.95180         360             360             0         6 Mo Libor       8.55180          37
3/27 Arm       1,904,817.80       7.39000         360             360             0         6 Mo Libor       6.99000          37
3/27 Arm         397,433.79       7.84000         360             360             0         6 Mo Libor       7.44000          37
3/27 Arm       3,129,773.19       7.72829         332             332             0         6 Mo Libor       7.31891          37
Fixed         17,476,309.47       8.49946         286             286             0             N/A            N/A           N/A
Fixed          3,113,947.45       9.07971         307             307             0             N/A            N/A           N/A
Fixed          1,618,379.03       8.14708         354             354             0             N/A            N/A           N/A
Fixed         12,609,417.64       7.72836         289             289             0             N/A            N/A           N/A
Fixed          1,137,376.73       8.42597         313             313             0             N/A            N/A           N/A
Fixed            859,316.30       8.46250         191             191             0             N/A            N/A           N/A
Fixed          1,030,105.42       7.69657         255             255             0             N/A            N/A           N/A
Fixed         38,534,070.25       7.10632         348             348             0             N/A            N/A           N/A
Fixed         30,985,187.80       7.84358         300             300             0             N/A            N/A           N/A
Fixed          3,108,218.67       7.06862         285             285             0             N/A            N/A           N/A
Fixed          1,035,354.41       8.01666         222             222             0             N/A            N/A           N/A


                  MONTHS TO      INTEREST                       INITIAL    PERIODIC
                    NEXT           RATE          PAYMENT       INTEREST    INTEREST    LIFE
 PRODUCT           PAYMENT        CHANGE         CHANGE        RATE CAP    RATE CAP    FLOOR     LIFE CAP
  TYPE           CHANGE DATE     FREQUENCY      FREQUENCY         (%)         (%)       (%)         (%)
--------         -----------     ---------      ---------      --------    --------   -------    --------
2/28 Arm              26              6              6         3.00000      1.00000   7.75786    14.75786
2/28 Arm              26              6              6         3.00000      1.00000   9.29000    16.29000
2/28 Arm              26              6              6         3.00000      1.00000   7.75190    14.75190
2/28 Arm              26              6              6         3.00000      1.00000   7.01602    14.01602
2/28 Arm              26              6              6         3.00000      1.00000   8.68364    15.68364
3/27 Arm              38              6              6         3.00000      1.00000   8.58536    15.58536
3/27 Arm              38              6              6         3.00000      1.00000   8.95180    15.95180
3/27 Arm              38              6              6         3.00000      1.00000   7.39000    14.39000
3/27 Arm              38              6              6         3.00000      1.00000   7.84000    14.84000
3/27 Arm              38              6              6         3.00000      1.00000   7.72829    14.72829
Fixed                N/A            N/A            N/A           N/A          N/A       N/A         N/A
Fixed                N/A            N/A            N/A           N/A          N/A       N/A         N/A
Fixed                N/A            N/A            N/A           N/A          N/A       N/A         N/A
Fixed                N/A            N/A            N/A           N/A          N/A       N/A         N/A
Fixed                N/A            N/A            N/A           N/A          N/A       N/A         N/A
Fixed                N/A            N/A            N/A           N/A          N/A       N/A         N/A
Fixed                N/A            N/A            N/A           N/A          N/A       N/A         N/A
Fixed                N/A            N/A            N/A           N/A          N/A       N/A         N/A
Fixed                N/A            N/A            N/A           N/A          N/A       N/A         N/A
Fixed                N/A            N/A            N/A           N/A          N/A       N/A         N/A
Fixed                N/A            N/A            N/A           N/A          N/A       N/A         N/A

DECREMENT TABLES

      Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial class principal balance of each class of offered certificates, other than the notional amount certificates, that would be outstanding after each of the distribution dates shown under the various prepayment scenarios and the corresponding weighted average lives related to those prepayment scenarios.

      Since the tables were prepared on the basis of the structuring assumptions, there are discrepancies between characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the class principal balances outstanding and weighted average lives of the certificates set forth in the tables. In addition, since the actual mortgage loans in the trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the certificates may be made earlier or later than as indicated in the tables.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PREPAYMENT SCENARIOS(1)

                                                         CLASS AV-1                                  CLASS AV-2
                                         ----------------------------------------     ----------------------------------------
DISTRIBUTION DATE                          I       II       III      IV        V        I       II       III      IV       V
-----------------                        -----    ----     ----     ----     ----     -----    ----     ----     ----     ----
Initial Percentage .............         100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
March 25, 2005 .................          99       88       77       66       55       98       80       62       43       25
March 25, 2006 .................          97       74       53       34       18       95       56       20        0        0
March 25, 2007 .................          96       61       34       14        0       93       34        0        0        0
March 25, 2008 .................          94       50       27       14        0       90       16        0        0        0
March 25, 2009 .................          92       40       20        9        0       87        0        0        0        0
March 25, 2010 .................          90       34       15        6        0       83        0        0        0        0
March 25, 2011 .................          88       30       11        4        0       79        0        0        0        0
March 25, 2012 .................          85       26        8        2        0       75        0        0        0        0
March 25, 2013 .................          83       22        6        1        0       71        0        0        0        0
March 25, 2014 .................          80       19        5        1        0       66        0        0        0        0
March 25, 2015 .................          77       16        3        *        0       61        0        0        0        0
March 25, 2016 .................          74       14        3        0        0       56        0        0        0        0
March 25, 2017 .................          70       12        2        0        0       50        0        0        0        0
March 25, 2018 .................          67       10        1        0        0       44        0        0        0        0
March 25, 2019 .................          62        8        1        0        0       37        0        0        0        0
March 25, 2020 .................          58        7        1        0        0       29        0        0        0        0
March 25, 2021 .................          53        6        *        0        0       21        0        0        0        0
March 25, 2022 .................          48        5        0        0        0       12        0        0        0        0
March 25, 2023 .................          42        4        0        0        0        2        0        0        0        0
March 25, 2024 .................          37        3        0        0        0        0        0        0        0        0
March 25, 2025 .................          33        2        0        0        0        0        0        0        0        0
March 25, 2026 .................          28        2        0        0        0        0        0        0        0        0
March 25, 2027 .................          23        1        0        0        0        0        0        0        0        0
March 25, 2028 .................          18        1        0        0        0        0        0        0        0        0
March 25, 2029 .................          13        *        0        0        0        0        0        0        0        0
March 25, 2030 .................          10        0        0        0        0        0        0        0        0        0
March 25, 2031 .................           7        0        0        0        0        0        0        0        0        0
March 25, 2032 .................           4        0        0        0        0        0        0        0        0        0
March 25, 2033 .................           1        0        0        0        0        0        0        0        0        0
March 25, 2034 .................           0        0        0        0        0        0        0        0        0        0
Weighted Average Life (years)(2)
   To Maturity .................       16.84     5.86     3.21     2.04     1.25     12.01    2.39     1.33     0.94     0.74
   To Call .....................       16.73     5.54     2.98     1.89     1.25     12.01    2.39     1.33     0.94     0.74

                                                        CLASS AV-3
                                          ----------------------------------------
DISTRIBUTION DATE                           I       II      III       IV       V
-----------------                         -----    -----    ----     ----     ----
Initial Percentage .............          100%     100%     100%     100%     100%
March 25, 2005 .................          100      100      100      100      100
March 25, 2006 .................          100      100      100       84       44
March 25, 2007 .................          100      100       83       33        0
March 25, 2008 .................          100      100       66       33        0
March 25, 2009 .................          100       99       49       23        0
March 25, 2010 .................          100       84       37       14        0
March 25, 2011 .................          100       73       28        9        0
March 25, 2012 .................          100       63       21        6        0
March 25, 2013 .................          100       54       15        4        0
March 25, 2014 .................          100       46       11        2        0
March 25, 2015 .................          100       40        8        1        0
March 25, 2016 .................          100       34        6        0        0
March 25, 2017 .................          100       29        5        0        0
March 25, 2018 .................          100       24        3        0        0
March 25, 2019 .................          100       20        2        0        0
March 25, 2020 .................          100       17        1        0        0
March 25, 2021 .................          100       14        1        0        0
March 25, 2022 .................          100       11        0        0        0
March 25, 2023 .................          100        9        0        0        0
March 25, 2024 .................           91        7        0        0        0
March 25, 2025 .................           81        6        0        0        0
March 25, 2026 .................           70        4        0        0        0
March 25, 2027 .................           58        3        0        0        0
March 25, 2028 .................           45        2        0        0        0
March 25, 2029 .................           33        *        0        0        0
March 25, 2030 .................           25        0        0        0        0
March 25, 2031 .................           18        0        0        0        0
March 25, 2032 .................           10        0        0        0        0
March 25, 2033 .................            3        0        0        0        0
March 25, 2034 .................            0        0        0        0        0
Weighted Average Life (years)(2)
   To Maturity .................        23.85    10.91     5.95     3.65     2.00
   To Call .....................        23.60    10.13     5.37     3.26     2.00

----------
* Indicates an amount above zero and less than 0.5% of the original class principal balance outstanding.

(1) The prepayment scenarios for the fixed rate and adjustable rate mortgage loans are as set forth under "Weighted average lives" in this prospectus supplement.

(2) The weighted average life of a class of certificates is determined by (a) multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in class principal balance of that class referred to in clause
      (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PREPAYMENT SCENARIOS(1)

                                                        CLASS M-1                                    CLASS M-2
                                        ----------------------------------------     ----------------------------------------
DISTRIBUTION DATE                         I       II      III       IV        V        I       II      III       IV       V
-----------------                       ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial Percentage .............        100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
March 25, 2005 .................        100      100      100      100      100      100      100      100      100      100
March 25, 2006 .................        100      100      100      100      100      100      100      100      100      100
March 25, 2007 .................        100      100      100      100       98      100      100      100      100      100
March 25, 2008 .................        100      100       69       50       98      100      100       69       37       35
March 25, 2009 .................        100      100       52       24       59      100      100       52       24        9
March 25, 2010 .................        100       89       39       15       31      100       89       39       15        2
March 25, 2011 .................        100       77       29       10       13      100       77       29       10        0
March 25, 2012 .................        100       66       22        6        3      100       66       22        5        0
March 25, 2013 .................        100       57       16        3        0      100       57       16        0        0
March 25, 2014 .................        100       49       12        0        0      100       49       12        0        0
March 25, 2015 .................        100       42        9        0        0      100       42        9        0        0
March 25, 2016 .................        100       35        7        0        0      100       35        6        0        0
March 25, 2017 .................        100       30        5        0        0      100       30        2        0        0
March 25, 2018 .................        100       25        2        0        0      100       25        0        0        0
March 25, 2019 .................        100       21        0        0        0      100       21        0        0        0
March 25, 2020 .................        100       18        0        0        0      100       18        0        0        0
March 25, 2021 .................        100       15        0        0        0      100       15        0        0        0
March 25, 2022 .................        100       12        0        0        0      100       12        0        0        0
March 25, 2023 .................        100       10        0        0        0      100       10        0        0        0
March 25, 2024 .................         95        8        0        0        0       95        8        0        0        0
March 25, 2025 .................         85        6        0        0        0       85        4        0        0        0
March 25, 2026 .................         73        4        0        0        0       73        1        0        0        0
March 25, 2027 .................         60        1        0        0        0       60        0        0        0        0
March 25, 2028 .................         47        0        0        0        0       47        0        0        0        0
March 25, 2029 .................         34        0        0        0        0       34        0        0        0        0
March 25, 2030 .................         26        0        0        0        0       26        0        0        0        0
March 25, 2031 .................         19        0        0        0        0       19        0        0        0        0
March 25, 2032 .................         11        0        0        0        0       11        0        0        0        0
March 25, 2033 .................          2        0        0        0        0        0        0        0        0        0
March 25, 2034 .................          0        0        0        0        0        0        0        0        0        0
Weighted Average Life (years)(2)
   To Maturity .................      24.06    11.16     6.10     4.68     5.55    24.04    11.09     6.03     4.39     4.05
   To Call .....................      23.80    10.38     5.54     4.31     3.80    23.80    10.38     5.54     4.07     3.74

                                                           CLASS M-3
                                          ----------------------------------------
DISTRIBUTION DATE                          I        II      III       IV        V
-----------------                         ----     ----     ----     ----     ----
Initial Percentage .............          100%     100%     100%     100%     100%
March 25, 2005 .................          100      100      100      100      100
March 25, 2006 .................          100      100      100      100      100
March 25, 2007 .................          100      100      100      100      100
March 25, 2008 .................          100      100       69       37       18
March 25, 2009 .................          100      100       52       24        9
March 25, 2010 .................          100       89       39       15        0
March 25, 2011 .................          100       77       29       10        0
March 25, 2012 .................          100       66       22        0        0
March 25, 2013 .................          100       57       16        0        0
March 25, 2014 .................          100       49       12        0        0
March 25, 2015 .................          100       42        7        0        0
March 25, 2016 .................          100       35        0        0        0
March 25, 2017 .................          100       30        0        0        0
March 25, 2018 .................          100       25        0        0        0
March 25, 2019 .................          100       21        0        0        0
March 25, 2020 .................          100       18        0        0        0
March 25, 2021 .................          100       15        0        0        0
March 25, 2022 .................          100       12        0        0        0
March 25, 2023 .................          100       10        0        0        0
March 25, 2024 .................           95        2        0        0        0
March 25, 2025 .................           85        0        0        0        0
March 25, 2026 .................           73        0        0        0        0
March 25, 2027 .................           60        0        0        0        0
March 25, 2028 .................           47        0        0        0        0
March 25, 2029 .................           34        0        0        0        0
March 25, 2030 .................           26        0        0        0        0
March 25, 2031 .................           19        0        0        0        0
March 25, 2032 .................           11        0        0        0        0
March 25, 2033 .................            0        0        0        0        0
March 25, 2034 .................            0        0        0        0        0
Weighted Average Life (years)(2)
   To Maturity .................        24.02    10.98    5.93     4.24     3.67
   To Call .....................        23.80    10.38    5.53     3.98     3.48

----------
(1) The prepayment scenarios for the fixed rate and adjustable rate mortgage loans are as set forth under "Weighted average lives" in this prospectus supplement.

(2) The weighted average life of a class of certificates is determined by (a) multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in class principal balance of that class referred to in clause
      (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PREPAYMENT SCENARIOS(1)

                                                    CLASS M-4                                    CLASS M-5
                                     ----------------------------------------     ----------------------------------------
DISTRIBUTION DATE                     I        II       III      IV        V        I       II       III      IV       V
-----------------                    ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial Percentage .............       100%     100%    100%     100%     100%      100%     100%    100%     100%     100%
March 25, 2005 .................       100      100     100      100      100       100      100     100      100      100
March 25, 2006 .................       100      100     100      100      100       100      100     100      100      100
March 25, 2007 .................       100      100     100      100      100       100      100     100      100      100
March 25, 2008 .................       100      100      69       37       18       100      100      69       37       14
March 25, 2009 .................       100      100      52       24        0       100      100      52       24        0
March 25, 2010 .................       100       89      39       15        0       100       89      39        5        0
March 25, 2011 .................       100       77      29        *        0       100       77      29        0        0
March 25, 2012 .................       100       66      22        0        0       100       66      22        0        0
March 25, 2013 .................       100       57      16        0        0       100       57       9        0        0
March 25, 2014 .................       100       49       9        0        0       100       49       0        0        0
March 25, 2015 .................       100       42       0        0        0       100       42       0        0        0
March 25, 2016 .................       100       35       0        0        0       100       35       0        0        0
March 25, 2017 .................       100       30       0        0        0       100       30       0        0        0
March 25, 2018 .................       100       25       0        0        0       100       25       0        0        0
March 25, 2019 .................       100       21       0        0        0       100       21       0        0        0
March 25, 2020 .................       100       18       0        0        0       100       13       0        0        0
March 25, 2021 .................       100       15       0        0        0       100        4       0        0        0
March 25, 2022 .................       100        8       0        0        0       100        0       0        0        0
March 25, 2023 .................       100        *       0        0        0       100        0       0        0        0
March 25, 2024 .................        95        0       0        0        0        95        0       0        0        0
March 25, 2025 .................        85        0       0        0        0        85        0       0        0        0
March 25, 2026 .................        73        0       0        0        0        73        0       0        0        0
March 25, 2027 .................        60        0       0        0        0        60        0       0        0        0
March 25, 2028 .................        47        0       0        0        0        47        0       0        0        0
March 25, 2029 .................        34        0       0        0        0        34        0       0        0        0
March 25, 2030 .................        26        0       0        0        0        26        0       0        0        0
March 25, 2031 .................        19        0       0        0        0        16        0       0        0        0
March 25, 2032 .................         5        0       0        0        0         0        0       0        0        0
March 25, 2033 .................         0        0       0        0        0         0        0       0        0        0
March 25, 2034 .................         0        0       0        0        0         0        0       0        0        0
Weighted Average Life (years)(2)
   To Maturity .................     23.98    10.84    5.83     4.14     3.53     23.90    10.59    5.66     4.02     3.38
   To Call .....................     23.80    10.38    5.53     3.95     3.38     23.80    10.38    5.53     3.93     3.31

                                                         CLASS M-6
                                         ----------------------------------------
DISTRIBUTION DATE                         I        II      III       IV        V
-----------------                        ----     ----     ----     ----     ----
Initial Percentage .............         100%     100%     100%     100%     100%
March 25, 2005 .................         100      100      100      100      100
March 25, 2006 .................         100      100      100      100      100
March 25, 2007 .................         100      100      100      100       95
March 25, 2008 .................         100      100       69       37        0
March 25, 2009 .................         100      100       52        8        0
March 25, 2010 .................         100       89       39        0        0
March 25, 2011 .................         100       77       21        0        0
March 25, 2012 .................         100       66        4        0        0
March 25, 2013 .................         100       57        0        0        0
March 25, 2014 .................         100       49        0        0        0
March 25, 2015 .................         100       42        0        0        0
March 25, 2016 .................         100       35        0        0        0
March 25, 2017 .................         100       23        0        0        0
March 25, 2018 .................         100       12        0        0        0
March 25, 2019 .................         100        3        0        0        0
March 25, 2020 .................         100        0        0        0        0
March 25, 2021 .................         100        0        0        0        0
March 25, 2022 .................         100        0        0        0        0
March 25, 2023 .................         100        0        0        0        0
March 25, 2024 .................          95        0        0        0        0
March 25, 2025 .................          85        0        0        0        0
March 25, 2026 .................          73        0        0        0        0
March 25, 2027 .................          60        0        0        0        0
March 25, 2028 .................          47        0        0        0        0
March 25, 2029 .................          33        0        0        0        0
March 25, 2030 .................          14        0        0        0        0
March 25, 2031 .................           0        0        0        0        0
March 25, 2032 .................           0        0        0        0        0
March 25, 2033 .................           0        0        0        0        0
March 25, 2034 .................           0        0        0        0        0
Weighted Average Life (years)(2)
   To Maturity .................       23.60    10.02     5.31     3.76     3.18
   To Call .....................       23.60    10.02     5.31     3.76     3.18

----------
* Indicates an amount above zero and less than 0.5% of the original class principal balance outstanding.

(1) The prepayment scenarios for the fixed rate and adjustable rate mortgage loans are as set forth under "Weighted average lives" in this prospectus supplement.

(2) The weighted average life of a class of certificates is determined by (a) multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in class principal balance of that class referred to in clause
      (a).

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The property of the trust will consist of, to the extent provided in the pooling and servicing agreement:

            (a) the mortgage loans;

            (b) payments received after the applicable cut-off date, other than payments of principal and interest on the mortgage loans due on or before the applicable cut-off date;

            (c) mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure together with all collections on and proceeds of the mortgaged properties;

            (d) the collection account and the distribution account and any assets deposited in these accounts from time to time;

            (e) the net rate cap fund and any amounts deposited in this account from time to time;

            (f) the pre-funding account and the first payment loan account and funds on deposit in these accounts, if any; and

            (g) the rights of the depositor under the interest rate cap agreements.

      Definitive certificates, as defined under "Description of the Securities--Book-entry securities" in the prospectus, if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See "--Book-entry certificates" below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      The principal balance of a class of certificates, other than the notional amount certificates, on any distribution date is equal to the applicable class principal balance on the closing date reduced by the

      o aggregate of amounts actually distributed as principal to the holders of the class of certificates prior to the applicable date and

      o in the case of a subordinate certificate, any reductions in the class principal balance of the subordinate certificate due to realized losses as described in this prospectus supplement.

      The principal balance of a class of subordinate certificates may be increased by any subsequent recoveries as described below under "--Allocation of realized losses."

      The class A-IO-1 certificates do not have a class principal balance but will have a notional amount that for any accrual period for any distribution date prior to the 13th distribution date will equal the lesser of

            (a) the sum of the Pool Balance as of the first day of the related Due Period and the amount on deposit, if any, in the pre-funding account, and

            (b) the applicable amount set forth below (which has been rounded to the nearest dollar).

                                                                      NOTIONAL
DISTRIBUTION DATE                                                     AMOUNT ($)
-----------------                                                    -----------
April 2004 ............................................              535,000,000
May 2004 ..............................................              531,464,198
June 2004 .............................................              505,192,326
July 2004 .............................................              480,215,971
August 2004 ...........................................              456,471,380
September 2004 ........................................              433,897,934
October 2004 ..........................................              412,437,988
November 2004 .........................................              392,036,733
December 2004 .........................................              372,642,052
January 2005 ..........................................              354,204,388
February 2005 .........................................              336,676,620
March 2005 ............................................              320,013,944
April 2005 and thereafter .............................                        0

      The class A-IO-2 certificates do not have a class principal balance but will have a notional amount that for any accrual period for any distribution date prior to the 25th distribution date will equal the lesser of

            (a) the sum of the Pool Balance as of the first day of the related Due Period and the amount on deposit, if any, in the pre-funding account, and

            (b) the applicable amount set forth below (which has been rounded to the nearest dollar).

                                                                       NOTIONAL
DISTRIBUTION DATE                                                     AMOUNT ($)
-----------------                                                    -----------
April 2004 ............................................              535,000,000
May 2004 ..............................................              525,552,770
June 2004 .............................................              491,288,453
July 2004 .............................................              459,255,015
August 2004 ...........................................              429,307,383
September 2004 ........................................              401,309,908
October 2004 ..........................................              375,135,752
November 2004 .........................................              350,666,319
December 2004 .........................................              327,790,718
January 2005 ..........................................              306,405,265
February 2005 .........................................              286,413,010
March 2005 ............................................              267,723,307
April 2005 ............................................              250,251,400
May 2005 ..............................................              233,918,041
June 2005 .............................................              218,649,134
July 2005 .............................................              204,375,400
August 2005 ...........................................              191,032,062
September 2005 ........................................              178,558,556
October 2005 ..........................................              166,898,256
November 2005 .........................................              155,998,216
December 2005 .........................................              145,808,936
January 2006 ..........................................              136,284,131
February 2006 .........................................              127,380,531
March 2006 ............................................              119,057,753
April 2006 and thereafter .............................                        0

      The percentage interest of a certificate of any class as of any date of determination will equal the percentage obtained by dividing the denomination of the certificate by the original class principal balance or notional amount for the related class of certificates.

SEPARATE REMIC STRUCTURE

      For federal income tax purposes, the trust created by the pooling and servicing agreement will create a tiered REMIC structure. The offered certificates (excluding any related rights to receive net rate cap carryover), will be designated as regular interests in the upper tier REMIC.

BOOK-ENTRY CERTIFICATES

      The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., referred to as Cede, the nominee of the Depository Trust Company, referred to as DTC. Persons acquiring beneficial ownership interests in the offered certificates will hold their certificates through DTC in the United States, or, upon request, through Clearstream Banking, societe anonyme, referred to as Clearstream, or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

      Investors may hold beneficial interests in the book-entry certificates, other than the class A-IO certificates, in minimum denominations representing class principal balances of $25,000 and in integral multiples of $1 in excess thereof, and in the class A-IO certificates in minimum denominations of $100,000 initial class notional amount and multiples of $1 in excess thereof. One certificate of each class of offered certificates may be issued in a different principal amount or notional amount, as applicable, to accommodate the remainder of the initial principal amount or initial notional amount, as applicable, of the certificates of the class. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the agreement. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC. For a description of the features of the book-entry registration system, see "Description of the Securities--Book-entry securities" in the prospectus. For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Considerations--Federal Income Tax Consequences to Foreign Investors" and "--Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

      None of the depositor, the seller, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DISTRIBUTION DATES

      Distributions on the certificates will be made to the extent of funds available by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2004, each called a distribution date, to the persons in whose names the certificates are registered, each called a certificateholder, as of the related record date. The record date for any distribution date and the adjustable rate certificates, is the business day before the applicable distribution date so long as the applicable class of certificates remains in book-entry form. The record date for any distribution date and the fixed rate certificates is the last business day of the calendar month preceding the month of the applicable distribution date.

      Distributions will be made (1) in immediately available funds by wire transfer or otherwise, to the account of the certificateholder at a domestic bank or other entity having appropriate facilities for distribution, if the certificateholder has so notified the trustee five business days prior to the related distribution date, or (2) by check mailed to the address of the person entitled to the distribution as it appears on the certificate register maintained by the trustee as certificate registrar. Notwithstanding the foregoing, the final distribution on any certificate will be made in like manner but only upon presentment and surrender of the certificate at the office or agency appointed for that purpose.

GLOSSARY

      For purposes of describing the cash flow structure of the trust, the following terms have the respective meanings set forth below:

      Available Funds: As to any distribution date, the sum, without duplication of the following amounts with respect to the mortgage loans:

            (1) scheduled payments of principal and interest on the mortgage loans due during the related Due Period and received by the servicer on or prior to the determination date, net of amounts representing the servicing fee with respect to each mortgage loan and reimbursement for related or nonrecoverable monthly advances and servicing advances and other amounts reimbursable to the seller, the depositor, the servicer and the trustee pursuant to the pooling and servicing agreement;

            (2) Net Liquidation Proceeds, Recoveries and insurance proceeds with respect to the mortgage loans, net of amounts applied to the restoration or repair of a mortgaged property, and unscheduled payments of principal and interest on the mortgage loans received by the servicer during the related Prepayment Period, net of amounts representing the servicing fee with respect to each mortgage loan and reimbursement for related monthly advances and servicing advances;

            (3) the purchase price for repurchased defective mortgage loans and any related substitution adjustment amounts;

            (4) payments from the servicer in connection with

                  (a) monthly advances,

                  (b) prepayment interest shortfalls and

                  (c) the termination of the trust with respect to the mortgage loans as provided in the pooling and servicing agreement;

            (5) on the distribution date in May 2004, any amounts payable from the first payment loan account for the payment of interest on the offered certificates; and

            (6) on the distribution date immediately following the funding period, any Excess Funding Amount.

      Available Funds will not include any investment earnings on amounts on deposit in any account.

      Basic Principal Amount: As to any distribution date, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans:

            (1) each payment of principal on a mortgage loan due during the related Due Period and received by the servicer;

            (2) the Net Liquidation Proceeds allocable to principal, any Recoveries and all full and partial principal prepayments received by the servicer during the related Prepayment Period;

            (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that distribution date;

            (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet distributed;

            (5) any monthly advances with respect to scheduled payments of principal due during the related Due Period; and

            (6) any Excess Funding Amount.

      Civil Relief Act Shortfalls: Reductions in the amount of interest due from borrowers as a result of the application of the Servicemembers Civil Relief Act or similar state laws.

      Class Interest Carryover Shortfall: As to any class of certificates and any distribution date, an amount equal to the sum of (1) the excess of the related Class Monthly Interest Amount for the preceding distribution date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding distribution date, over the amount in respect of interest that is actually distributed to the holders of the class on the preceding distribution date plus (2) interest on the excess, to the extent permitted by law, at the related certificate rate for the related interest accrual period.

      Class Interest Distribution: As to any class of certificates and distribution date, an amount equal to the sum of (a) the related Class Monthly Interest Amount and (b) any Class Interest Carryover Shortfall for that class of certificates for the applicable distribution date.

      Class M-1 Principal Distribution Amount: As to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the aggregate class principal balance of the class AV certificates has been reduced to zero and a Delinquency Event exists, or (y) if the class AV certificates are outstanding and a Delinquency Event is not in effect, the excess of

            (1) the sum of

                  (A) the aggregate class principal balance of the class AV
            certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable distribution date, and

                  (B) the class principal balance of the class M-1 certificates immediately prior to the applicable distribution date over

            (2) the lesser of

                  (A) 78.30% of the Pool Balance as of the last day of the
            related Due Period minus the Subordination Required
            Overcollateralization Amount for that distribution date and

                  (B) the Pool Balance as of the last day of the related Due
            Period minus the OC Floor.

      Class M-2 Principal Distribution Amount: As to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the aggregate class principal balance of the class AV and class M-1 certificates has been reduced to zero and a Delinquency Event exists, or (y) if the class AV and class M-1 certificates are outstanding and a Delinquency Event is not in effect, the excess of

            (1) the sum of

                  (A) the aggregate class principal balance of the class AV
            certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable distribution date,

                  (B) the class principal balance of the class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable distribution date, and

                  (C) the class principal balance of the class M-2 certificates immediately prior to the applicable distribution date over

            (2) the lesser of

                  (A) 88.80% of the Pool Balance as of the last day of the
            related Due Period minus the Subordination Required
            Overcollateralization Amount for that distribution date and

                  (B) the Pool Balance as of the last day of the related Due
            Period minus the OC Floor.

      Class M-3 Principal Distribution Amount: As to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the aggregate class principal balance of the class AV, class M-1 and class M-2 certificates has been reduced to zero and a Delinquency Event exists, or (y) if the class AV, class M-1 and class M-2 certificates are outstanding and a Delinquency Event is not in effect, the excess of

            (1) the sum of

                  (A) the aggregate class principal balance of the class AV
            certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable distribution date,

                  (B) the class principal balance of the class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable distribution date,

                  (C) the class principal balance of the class M-2 certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable distribution date, and

                  (D) the class principal balance of the class M-3 certificates immediately prior to the applicable distribution date over

            (2) the lesser of

                  (A) 92.30% of the Pool Balance as of the last day of the
            related Due Period minus the Subordination Required
            Overcollateralization Amount for that distribution date and

                  (B) the Pool Balance as of the last day of the related Due
            Period minus the OC Floor.

      Class M-4 Principal Distribution Amount: As to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the aggregate class principal balance of the class AV, class M-1, class M-2 and class M-3 certificates has been reduced to zero and a Delinquency Event exists, or (y) if the class AV, class M-1, class M-2 and class M-3 certificates are outstanding and a Delinquency Event is not in effect, the excess of

            (1) the sum of

                  (A) the aggregate class principal balance of the class AV
            certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable distribution date,

                  (B) the class principal balance of the class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable distribution date,

                  (C) the class principal balance of the class M-2 certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable distribution date,

                  (D) the class principal balance of the class M-3 certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable distribution date, and

                  (E) the class principal balance of the class M-4 certificates immediately prior to the applicable distribution date over

            (2) the lesser of

                  (A) 95.30% of the Pool Balance as of the last day of the
            related Due Period minus the Subordination Required
            Overcollateralization Amount for that distribution date and

                  (B) the Pool Balance as of the last day of the related Due
            Period minus the OC Floor.

      Class M-5 Principal Distribution Amount: As to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the aggregate class principal balance of the class AV, class M-1, class M-2, class M-3 and class M-4 certificates has been reduced to zero and a Delinquency Event exists, or (y) if the class AV, class M-1, class M-2, class M-3 and class M-4 certificates are outstanding and a Delinquency Event is not in effect, the excess of

            (1) the sum of

                  (A) the aggregate class principal balance of the class AV
            certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable distribution date,

                  (B) the class principal balance of the class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable distribution date,

                  (C) the class principal balance of the class M-2 certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable distribution date,

                  (D) the class principal balance of the class M-3 certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable distribution date,

                  (E) the class principal balance of the class M-4 certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable distribution date, and

                  (F) the class principal balance of the class M-5 certificates immediately prior to the applicable distribution date over

            (2) the lesser of

                  (A) 97.80% of the Pool Balance as of the last day of the
            related Due Period minus the Subordination Required
            Overcollateralization Amount for that distribution date and

                  (B) the Pool Balance as of the last day of the related Due
            Period minus the OC Floor.

      Class M-6 Principal Distribution Amount: As to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the aggregate class principal balance of the class AV, class M-1, class M-2, class M-3, class M-4 and class M-5 certificates has been reduced to zero and a Delinquency Event exists or (y) if the class AV, class M-1, class M-2, class M-3, class M-4 and class M-5 certificates are outstanding and a Delinquency Event is not in effect, the excess of

            (1) the sum of

                  (A) the aggregate class principal balance of the class AV
            certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable distribution date,

                  (B) the class principal balance of the class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable distribution date,

                  (C) the class principal balance of the class M-2 certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable distribution date,

                  (D) the class principal balance of the class M-3 certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable distribution date,

                  (E) the class principal balance of the class M-4 certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable distribution date,

                  (F) the class principal balance of the class M-5 certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable distribution date, and

                  (G) the class principal balance of the class M-6 certificates immediately prior to the applicable distribution date over

            (2) the lesser of

                  (A) 100.00% of the Pool Balance as of the last day of the
            related Due Period minus the Subordination Required
            Overcollateralization Amount for that distribution date and

                  (B) the Pool Balance as of the last day of the related Due
            Period minus the OC Floor.

      Class Monthly Interest Amount: As to any distribution date and class of certificates, interest for the related Interest Period at the related certificate rate on the related class principal balance or notional amount immediately prior to that distribution date minus the pro rata portion of any Civil Relief Act Shortfalls during the related Due Period, based on the amount of interest to which the class would otherwise be entitled in the absence of the shortfall.

      Class Principal Carryover Shortfall: As to any class of subordinate certificates and any distribution date, the excess, if any, of (1) the sum of
(x) the amount of the reduction in the class principal balance of that class of subordinate certificates on the applicable distribution date as provided under "--Allocation of Realized Losses" below and (y) the amount of any such reductions contemplated by clause (x) above on prior distribution dates over (2) the amount distributed on prior distribution dates in respect of the reductions contemplated by clause (1) allocated to that class of subordinate certificates on prior distribution dates.

      Cumulative Loss Event: For any distribution date in the applicable period below, if Cumulative Net Losses exceed the applicable percentage set forth below for the related distribution date:

                    NUMBER OF
                DISTRIBUTION DATES                  PERCENTAGES
                ------------------                  -----------
37-48..........................................     2.50% for the first month plus an additional 1/12th of 1.55% for each month thereafter
49-60..........................................     4.05% for the first month plus an additional 1/12th of 1.05% for each month thereafter
61-72..........................................     5.10% for the first month plus an additional 1/12th of 0.55% for each month thereafter
73-84..........................................     5.65% for the first month plus an additional 1/12th of 0.35% for each month thereafter
85 and thereafter..............................     6.00%

      Cumulative Net Losses: As of any date of determination, the aggregate of the losses due to Liquidated Mortgage Loans incurred from the cut-off date through the end of the calendar month preceding such date of determination, expressed as a percentage of the sum of the Pool Balance as of the closing date and the original Pre-Funded Amount.

      Delinquency Amount: As to any distribution date, the aggregate principal balance of the mortgage loans that are any of the following (a) 60 or more days delinquent, (b) 60 or more days delinquent and in bankruptcy or foreclosure or
(c) REO properties as of the last day of the related Prepayment Period.

      Delinquency Event: A Delinquency Event shall have occurred and be continuing, if at any time, (x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount and the denominator of which is the Pool Balance as of the last day of the related Due Period exceeds (y) 45.00% of the Senior Enhancement Percentage.

      Due Period: With respect to each distribution date, the period from and including the second day of the month preceding the month of the applicable distribution date to and including the first day of the month of that distribution date.

      Excess Funding Amount: The portion, if any, of the Pre-Funded Amount which remains on deposit in the pre-funding account at the end of the funding period.

      Excess Interest: As to any distribution date, the Available Funds remaining after the application of payments pursuant to clauses 1. through 10. under "--Distribution Priorities," below.

      Excess Overcollateralization Amount: As to any distribution date, the lesser of (1) the Basic Principal Amount for the applicable distribution date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Basic Principal Amount is distributed on the offered certificates, over (y) the Required Overcollateralization Amount.

      Interest Period: For any distribution date and the adjustable rate certificates, the period from the prior distribution date, or in the case of the first distribution date, from the closing date, through the day preceding the current distribution date, calculated on the basis of a 360-day year and the actual number of days elapsed. For any distribution date and the fixed rate certificates, the calendar month preceding that distribution date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Interest Remittance Amount: As to any distribution date, the portion of the Available Funds that constitutes amounts in respect of interest.

      Liquidated Mortgage Loan: As to any distribution date, a mortgage loan with respect to which the servicer has determined, in accordance with the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding Prepayment Period, that all liquidation proceeds which it expects to recover with respect to that mortgage loan, including the disposition of the related REO, have been received.

      Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, liquidation proceeds other than Recoveries, net of any related unreimbursed servicing fees, servicing advances and monthly advances.

      Net Rate Cap: As to any distribution date, except for the distribution date in April 2004, and class of offered certificates, other than the notional amount certificates, a per annum rate equal to (1) the weighted average loan rate of the mortgage loans (net of the trustee fee rate and servicing fee rate) expressed as a per annum rate minus (2) the sum of (a) the certificate rate payable to the class A-IO-1 certificates, multiplied by a fraction equal to the related notional amount of the class A-IO-1 certificates divided by the sum of the Pool Balance and any remaining Pre-Funded Amount and (b) the certificate rate payable to the class A-IO-2 certificates, multiplied by a fraction equal to the related notional amount of the class A-IO-2 certificates divided by the sum of the Pool Balance and any remaining Pre-Funded Amount. The Net Rate Cap will be adjusted to reflect an accrual of interest on an actual/360 basis.

      Net Rate Cap Carryover: As to any distribution date, except for the distribution date in April 2004, and class of offered certificates, other than the notional amount certificates, the sum of

            (a) the excess, if any, of the related Class Monthly Interest Amount, calculated at the applicable certificate rate, without regard to the related Net Rate Cap, over the Class Monthly Interest Amount for the applicable distribution date,

            (b) any Net Rate Cap Carryover remaining unpaid from the prior distribution date, and

            (c) accrued interest on the amount in clause (b) calculated at the applicable certificate rate for the most recently ended Interest Period, without regard to the related Net Rate Cap.

      OC Floor: An amount equal to 0.50% of the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the Pre-Funded Amount on the closing date.

      Overcollateralization Amount: As to any distribution date, the excess, if any, of (1) the sum of the Pool Balance as of the end of the related Due Period and any remaining Pre-Funded Amount over (2) the aggregate class principal balance of the offered certificates after giving effect to the distribution of the Principal Distribution Amount (excluding any Excess Funding Amount included therein) on the applicable distribution date.

      Pool Balance: As of any date of determination, the aggregate of the Principal Balances of the mortgage loans as of the applicable date.

      Pre-Funded Amount: As to any date of determination, the original Pre-Funded Amount minus the aggregate principal balance of subsequent mortgage loans purchased by the trust prior to the applicable date.

      Prepayment Period: As to any distribution date, the preceding calendar month.

      Principal Balance: As to any mortgage loan (other than a Liquidated Mortgage Loan) and any date of determination, the unpaid principal balance of the mortgage loan as of the cut-off date after deduction of payments of principal due on or before that date, minus all amounts credited against the Principal Balance prior to the date of determination.

      Principal Distribution Amount: As to any distribution date, the lesser of
(a) the aggregate class principal balance of the offered certificates immediately preceding the applicable distribution date and (b) the sum of (1) the Basic Principal Amount minus the Excess Overcollateralization Amount and (2) the Subordination Increase Amount.

      Recovery: With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on that mortgage loan, which has previously been allocated as a realized loss to a class or classes of certificates net of reimbursable expenses to the servicer.

      Required Overcollateralization Amount: As to any distribution date (a) prior to the Stepdown Date, the product of (x) 1.40% and (y) the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original Pre-Funded Amount and (b) on and after the Stepdown Date, the greater of (1) the lesser of (x) the product of 1.40% and the sum of aggregate principal balance of the initial mortgage loans as of the cut-off date and the original Pre-Funded Amount and (y) the product of 2.80% and the Pool Balance as of the end of the related Due Period and (2) the OC Floor.

      Notwithstanding the foregoing, on each distribution date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding distribution date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of (x) the Required Overcollateralization Amount in effect as of the immediately preceding distribution date and (y) the product of 5.60% and the Pool Balance as of the end of the related Due Period; but the Required Overcollateralization Amount will never be less than the OC Floor.

      Senior Enhancement Percentage: As to any distribution date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate class principal balance of the subordinate certificates and (2) the Overcollateralization Amount, in each case, on the prior distribution date, and the denominator of which is the sum of (x) the Pool Balance as of the last day of the prior Due Period and (y) any remaining Pre-Funded Amount.

      Senior Principal Distribution Amount: As to (a) any distribution date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Distribution Amount and (2) the aggregate class principal balance of the class AV certificates, and (b) any other distribution date, an amount equal to the lesser of (1) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate class principal balance of the class AV certificates immediately prior to the applicable distribution date over (y) the lesser of (A) 66.30% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that distribution date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

      Stepdown Date: The earlier to occur of (x) the first distribution date after the distribution date on which the aggregate class principal balance of the class A certificates is reduced to zero and (y) the later to occur of (A) the distribution date in April 2007 and (B) the first distribution date on which the Senior Enhancement Percentage, assuming 100% of the Principal Distribution Amount is distributed on the senior certificates on that distribution date, is at least equal to 36.50%.

      Subordination Deficiency: As to any distribution date, the excess, if any, of (x) the Required Overcollateralization Amount for the applicable distribution date over (y) the Overcollateralization Amount for that distribution date after giving effect to the distribution of the Basic Principal Amount on that distribution date.

      Subordination Increase Amount: As to any distribution date, the lesser of
(x) the Subordination Deficiency and (y) the Excess Interest.

      Subordination Required Overcollateralization Amount: As to any distribution date on which a Delinquency Event does not exist, the Required Overcollateralization Amount without giving effect to the OC Floor calculation. As to any other distribution date, the Required Overcollateralization Amount.

DISTRIBUTION PRIORITIES

      On each distribution date the trustee will withdraw from the distribution account the Available Funds and apply this amount in the following order of priority, in each case, to the extent of the funds remaining:

            1. To the trustee, the trustee fee for the applicable distribution date.

            2. Concurrently, to the class AV and notional amount certificates, pro rata based on amounts due, the related Class Interest Distribution for the applicable distribution date.

            3. Sequentially, first to the class M-1 certificates, second, to the class M-2 certificates, third to the class M-3 certificates, fourth to the class M-4 certificates, fifth to the class M-5 certificates and sixth to the class M-6 certificates, the related Class Monthly Interest Amount for the applicable distribution date.

            4. Concurrently, to the class AV certificates, pro rata based on class principal balance, the Senior Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount; provided, however, that the portion otherwise allocable to the class AV-3 certificates will be distributed to the class AV-2 certificates, until the class principal balance of the class AV-2 certificates has been reduced to zero.

            5. To the class M-1 certificates, the Class M-1 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount.

            6. To the class M-2 certificates, the Class M-2 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount.

            7. To the class M-3 certificates, the Class M-3 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount.

            8. To the class M-4 certificates, the Class M-4 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount.

            9. To the class M-5 certificates, the Class M-5 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount.

            10. To the class M-6 certificates, the Class M-6 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount.

            11. To the offered certificates, other than the notional amount certificates, the Subordination Increase Amount for the applicable distribution date, allocated in the same order as other principal distributions.

            12. To the class M-1 certificates, (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

            13. To the class M-2 certificates, (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

            14. To the class M-3 certificates, (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

            15. To the class M-4 certificates, (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

            16. To the class M-5 certificates, (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

            17. To the class M-6 certificates, (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

            18. To the class BIO certificates for deposit in the net rate cap fund, as required by the pooling and servicing agreement.

            19. To the class BIO certificates, the amount required by the pooling and servicing agreement.

            20. To the residual certificates, any remaining amounts.

      Notwithstanding the priority set forth in clause 4. above, if the aggregate class principal balance of the subordinate certificates has been reduced to zero, the Senior Principal Distribution Amount will be distributed concurrently to each class of class AV certificates then outstanding on a pro rata basis in accordance with their respective class principal balances.

      On each distribution date, the trustee will distribute to the offered certificates, other than the notional amount certificates, in the order and priority described in this prospectus supplement under "The Pooling and Servicing Agreement--Net rate cap fund," the related Net Rate Cap Carryover for that class of certificates, from the net rate cap fund (including amounts under the interest rate cap agreements).

      On each distribution date, the Class Interest Distribution for each class of senior certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest will be allocated pro rata based on the amount that would have been distributed on each class in the absence of a shortfall.

      On each distribution date, the holders of the class P certificates will be entitled to all prepayment charges received with respect to the mortgage loans during the related prepayment period. These amounts will not be available for distribution to the other classes of certificates.

CERTIFICATE RATES

      The certificate rate for each class of offered certificates, other than the notional amount certificates, is subject, except on the first distribution date, to the Net Rate Cap.

      The certificate rate for any Interest Period with respect to the adjustable rate certificates, will equal the lesser of

      (y) the sum of one-month LIBOR and the applicable margin; and

      (z) the Net Rate Cap.

      The certificate margins for the adjustable rate certificates, will be as follows:

                                                     CERTIFICATE MARGIN
                                                ---------------------------
            CLASS                                 (1)                  (2)
            -----                               ------               ------
            AV-1......................          0.380%               0.760%
            AV-2......................          0.160%               0.320%
            AV-3......................          0.470%               0.940%
            M-1.......................          0.580%               0.870%
            M-2.......................          1.250%               1.875%
            M-3.......................          1.450%               2.175%
            M-4.......................          1.800%               2.700%
            M-5.......................          1.950%               2.925%
            M-6.......................          3.500%               5.250%

----------
(1)   Prior to or on the optional termination date.

(2)   After the optional termination date.

      The certificate rate for the first 12 Interest Periods for the class A-IO-1 certificates will equal the rate set forth below for the related distribution date:

DISTRIBUTION DATE                                               CERTIFICATE RATE
-----------------                                               ----------------
April 2004 ............................................               0.700%
May 2004 ..............................................               1.800%
June 2004 .............................................               1.800%
July 2004 .............................................               1.800%
August 2004 ...........................................               1.800%
September 2004 ........................................               1.800%
October 2004 ..........................................               1.800%
November 2004 .........................................               1.500%
December 2004 .........................................               1.500%
January 2005 ..........................................               1.500%
February 2005 .........................................               1.400%
March 2005 ............................................               1.400%
April 2005 and thereafter .............................               0.000%

      The certificate rate for the first 24 Interest Periods for the class A-IO-2 certificates will equal the rate set forth below for the related distribution date:

DISTRIBUTION DATE                                               CERTIFICATE RATE
-----------------                                               ----------------
April 2004............................................               0.100%
May 2004..............................................               0.500%
June 2004.............................................               0.500%
July 2004.............................................               0.500%
August 2004...........................................               0.400%
September 2004........................................               0.400%
October 2004..........................................               0.400%
November 2004.........................................               0.400%
December 2004.........................................               0.400%
January 2005..........................................               0.400%
February 2005.........................................               0.400%
March 2005............................................               0.400%
April 2005............................................               1.750%
May 2005..............................................               1.750%
June 2005.............................................               1.750%
July 2005.............................................               1.750%
August 2005...........................................               1.750%
September 2005........................................               1.750%
October 2005..........................................               1.750%
November 2005.........................................               1.750%
December 2005.........................................               1.750%
January 2006..........................................               1.750%
February 2006.........................................               1.750%
March 2006............................................               1.750%
April 2006 and thereafter.............................               0.000%

      With respect to each distribution date and the adjustable rate certificates, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the seller), the rate will be the reference bank rate.

      The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the seller, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of the related Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate class principal balance of the adjustable rate certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the seller, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the adjustable rate certificates. If no quotations can be obtained, the rate will be one-month LIBOR for the prior distribution date.

      LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

OVERCOLLATERALIZATION PROVISIONS

      On each distribution date, the Excess Interest will be applied to, among other things, the accelerated amortization of the offered certificates then entitled to distributions of principal until the Overcollateralization Amount equals the Required Overcollateralization Amount. Subject to particular floors, caps and triggers, the Required Overcollateralization Amount may decrease over time. It is a condition to the issuance of the certificates on the closing date that the Required Overcollateralization Amount be met.

ALLOCATION OF REALIZED LOSSES

      The Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Mortgage Loan, the Pool Balance will decline more than the aggregate class principal balance of the offered certificates. If the difference is not covered by the Overcollateralization Amount or the application of Excess Interest, the class of subordinate certificates then outstanding with the lowest relative payment priority will bear the loss.

      Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class. Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under "--Distribution Priorities."

      With respect to any class of subordinate certificates to which a realized loss has been allocated (including any class for which the related class principal balance has been reduced to zero), the class principal balance of that class will be increased up to the amount of related Recoveries for that distribution date, beginning with the class of subordinate certificates with the highest relative payment priority, up to the amount of realized losses previously allocated to reduce that class principal balance.

      For all purposes of this prospectus supplement, the class M-6 certificates will have the lowest payment priority of any class of subordinate certificates.

REPORTS TO CERTIFICATEHOLDERS

      Concurrently with each distribution to certificateholders, the trustee will prepare based on information received from the servicer and make available to each certificateholder a statement setting forth, among other items the following, to the extent applicable to each class of certificates:

            (a) the aggregate amount of the distribution to each class of certificates on the applicable distribution date;

            (b) the amount of the distribution set forth in paragraph (a) above in respect of interest and the amount of that distribution in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

            (c) the amount of the distribution set forth in paragraph (a) above in respect of principal;

            (d) the amount of Excess Interest paid as principal;

            (e) the amount of the trustee fee and the servicing fee;

            (f) the Pool Balance as of the close of business on the last day of the preceding Due Period;

            (g) the class principal balance of each class of certificates after giving effect to payments allocated to principal above;

            (h) the Overcollateralization Amount and the Required
      Overcollateralization Amount as of the close of business on the distribution date, after giving effect to distributions of principal on the applicable distribution date;

            (i) the number and aggregate Principal Balances of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days, or 90 or more days, including mortgage loans in foreclosure, in bankruptcy and real estate owned, each separately stated, respectively, as of the end of the preceding month;

            (j) whether a Cumulative Loss Event or a Delinquency Event has occurred and is continuing and the calculations of those events;

            (k) the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure;

            (l) the amounts of realized losses for the applicable Due Period and the cumulative amount of realized losses to date;

            (m) the weighted average loan rate on the mortgage loans as of the first day of the related Due Period;

            (n) the amount of Net Rate Cap Carryover distributed to the offered certificates, stating separately any amounts received from the cap provider with respect to each Interest Rate Cap Agreement, and the amount of Net Rate Cap Carryover remaining for each class;

            (o) the amount of any Class Principal Carryover Shortfall paid with respect to each class of subordinate certificates and any amounts remaining;

            (p) the certificate rate for each class of offered certificates for the following Interest Period;

            (q) during the funding period, the remaining Pre-Funded Amount and the portion of this amount used to acquire subsequent mortgage loans since the preceding distribution date; and

            (r) for the April 2004 and May 2004 distribution dates, the amount remaining in the first payment loan account.

      In the case of information furnished pursuant to clauses (b) and (c) above, the amounts shall be expressed as a dollar amount per certificate with a $1,000 denomination.

      The trustee will make available each month, to any interested party, the monthly statement to certificateholders via the trustee's internet website. The trustee's internet website will initially be located at "www.ctslink.com". Assistance in using the internet website can be obtained by calling the trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee will have the right to change the way distribution date statements are distributed in order to make the distribution more convenient and/or more accessible and the trustee will provide timely and adequate notification to the certificateholders and the parties to the pooling and servicing agreement regarding any changes. As a condition to access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer; provided that the trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

      The trustee will also be entitled to rely on, but shall not be responsible for the content or accuracy of any information provided by, third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer regarding third party information it deems appropriate in its reasonable discretion, without suggesting liability on the part of any other party.

      Within 60 days after the end of each calendar year, the trustee will forward to each person, if requested in writing by that person, who was a certificateholder during the prior calendar year a statement containing the information set forth in clauses (b) and (c) above aggregated for the applicable calendar year.

                                  THE SERVICER

GENERAL

      Ocwen Federal Bank FSB ("Ocwen") is a federally chartered savings bank with its home office in Fort Lee, New Jersey, its servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

      Ocwen is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's and has an "RPS2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. Ocwen is also rated "SQ2" ("Above Average") as a primary servicer of subprime loans and as a special servicer by Moody's Investors Service, Inc. Such rating was lowered one level from "SQ1" on February 17, 2004. In addition, on March 1, 2004, Fitch Ratings announced that Ocwen's ratings as a primary servicer of residential subprime mortgage loans would remain on "Rating Watch Negative."

      Ocwen has been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. Ocwen believes that its servicing practices comply with legal requirements. Ocwen intends to defend against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. Ocwen's management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

      Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer. As of December 31, 2003, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $37.7 billion, substantially all of which are being serviced for third parties.

      As of December 31, 2003, OCN had approximately $1.24 billion in assets, approximately $923 million in liabilities and approximately $317 million in equity. As of December 31, 2003, Ocwen's core capital ratio was approximately 15.09% and its total risk-based capital ratio was approximately 14.95%, as measured by the Office of Thrift Supervision. For the quarter ended December 31, 2003, OCN's net income was approximately $4.5 million, as compared to an approximate net income of $4.6 million reported for the quarter ended September 30, 2003. OCN reported approximately $216.1 million of cash and cash equivalents as of December 31, 2003.

DELINQUENCY AND LOSS EXPERIENCE

      The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                                      OCWEN
                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                                    AS OF                                                AS OF
                                              DECEMBER 31, 2000                                    DECEMBER 31, 2001
                               ------------------------------------------------   -------------------------------------------------
                               BY NO.                   PERCENT BY   PERCENT BY    BY NO.                   PERCENT BY   PERCENT BY
                                 OF        BY DOLLAR       NO. OF      DOLLAR        OF        BY DOLLAR      NO. OF       DOLLAR
                               LOANS         AMOUNT        LOANS       AMOUNT      LOANS         AMOUNT        LOANS       AMOUNT
                               ------     -----------   ----------   ----------   -------     -----------   ----------   ----------
Total Portfolio ........       87,846     $ 7,436,096     100.00%     100.00%     186,955     $17,422,016     100.00%     100.00%
Period of Delinquency(1)
   30-59 days ..........        4,654     $   383,087       5.30%       5.15%       8,520     $   719,620       4.56%       4.13%
   60-89 days ..........        2,164     $   178,911       2.46%       2.41%       3,755     $   324,753       2.01%       1.86%
   90 days or more .....       14,119     $ 1,192,144      16.07%      16.03%      22,709     $ 1,896,796      12.15%      10.89%
Total Delinquent Loans .       20,937     $ 1,754,142      23.83%      23.59%      34,984     $ 2,941,169      18.71%      16.88%

Loans in Foreclosure(2)         6,015     $   530,414       6.85%       7.13%      10,286     $   908,884       5.50%       5.22%

                                                    AS OF                                                AS OF
                                              DECEMBER 31, 2002                                    DECEMBER 31, 2003
                               ------------------------------------------------   -------------------------------------------------
                               BY NO.                   PERCENT BY   PERCENT BY    BY NO.                   PERCENT BY   PERCENT BY
                                 OF        BY DOLLAR       NO. OF      DOLLAR        OF        BY DOLLAR      NO. OF       DOLLAR
                               LOANS         AMOUNT        LOANS       AMOUNT      LOANS         AMOUNT        LOANS       AMOUNT
                               ------     -----------   ----------   ----------   -------     -----------   ----------   ----------
Total Portfolio ........       229,335    $26,356,007     100.00%     100.00%     256,891     $30,551,242     100.00%     100.00%
Period of Delinquency(1)
   30-59 days ..........         8,483    $   858,552       3.70%       3.26%      10,662     $ 1,117,125       4.15%       3.66%
   60-89 days ..........         3,718    $   393,762       1.62%       1.49%       4,595     $   488,900       1.79%       1.60%
   90 days or more .....        19,823    $ 1,820,509       8.64%       6.91%      24,050     $ 2,341,837       9.36%       7.67%
Total Delinquent Loans .        32,024    $ 3,072,823      13.96%      11.66%      39,307     $ 3,947,862      15.30%      12.92%
Loans in Foreclosure(2)          8,323    $   849,266       3.63%       3.22%       9,800     $ 1,057,710       3.81%       3.46%

----------
(1) Includes 18,029 loans totaling $1,638,774 for December 31, 2003, which were delinquent at the time of transfer to Ocwen.

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                      OCWEN
                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                    AT                       AT                           AT                            AT
                             DECEMBER 31, 2000        DECEMBER 31, 2001           DECEMBER 31, 2002            DECEMBER 31, 2003
                           --------------------    ----------------------     -----------------------      ------------------------
                           BY NO.                   BY NO.                    BY NO.                        BY NO.
                             OF      BY DOLLAR        OF       BY DOLLAR        OF         BY DOLLAR          OF         BY DOLLAR
                           LOANS       AMOUNT       LOANS        AMOUNT       LOANS          AMOUNT         LOANS          AMOUNT
                           ------   -----------    -------    -----------     ------      -----------      -------      -----------
Total Portfolio ......     87,846    $7,436,096    186,955    $17,422,016    229,335      $26,356,007      256,891      $30,551,242
Foreclosed Loans(1) ..      2,982    $  236,264      3,983    $   301,782      3,484      $   285,598        4,849      $   437,510
Foreclosure Ratio(2) .       3.39%         3.18%      2.13%          1.73%      1.52%            1.08%        1.89%            1.43%

----------
(1) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                      OCWEN
                           LOAN GAIN/(LOSS) EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                      AS OF                 AS OF                 AS OF                  AS OF
                                               DECEMBER 31, 2000     DECEMBER 31, 2001      DECEMBER 31, 2002      DECEMBER 31, 2003
                                               -----------------     -----------------      -----------------      -----------------
Total Portfolio(1) ......................         $ 7,436,096           $ 17,422,016           $ 26,356,007           $ 30,551,242
Net Gains/(Losses) (2)(3) ...............           ($282,261)             ($266,262)             ($275,036)             ($249,516)
Net Gains/(Losses) as
   a Percentage of
   Total Portfolio ......................               (3.80)%                (1.53)%                (1.04)%                (0.82)%

----------
(1) "Total Portfolio" on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one-year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes ($100,908) as of December 31, 2003 of losses attributable to loans which were delinquent at the time of transfer to Ocwen.

      While the above delinquency, foreclosure and loss experiences reflect Ocwen's experiences for the periods indicated, we can give you no assurances that the delinquency, foreclosure and loss experiences on the mortgage loans in the trust will be similar. Accordingly, this information should not be considered to reflect the credit quality of the mortgage loans included in the trust, or as a basis of assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the tables is based on all of the loans in Ocwen's relevant servicing portfolio. The mortgage loans in the trust may, in general, be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the mortgage loans in Ocwen's servicing portfolio.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries together with the information in this prospectus supplement under "Description of the Certificates" and in the prospectus under the headings "Description of the Securities" and "The Agreements" describe the material provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, these sections or defined terms are incorporated by reference in this prospectus supplement. The pooling and servicing agreement will be available to purchasers of the offered certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates.

ASSIGNMENT OF MORTGAGE LOANS

      On the closing date with respect to the initial mortgage loans and on each subsequent transfer date with respect to the subsequent mortgage loans, the seller will transfer to the depositor, and the depositor will transfer to the trust, all of its respective right, title and interest in and to each mortgage loan, the related mortgage note, mortgages and other related documents, collectively, referred to as the related documents, including all payments received after the cut-off date other than payments of principal and interest on the mortgage loans due on or before the cut-off date. The trustee, concurrently with the transfer on the closing date, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. This schedule will include information as to the Principal Balance of each mortgage loan as of the cut-off date, as well as information with respect to the loan rate.

      The pooling and servicing agreement will require that, within the time period specified in the pooling and servicing agreement, the seller will deliver to the trustee, or the custodian, as the trustee's agent for this purpose, the mortgage loans endorsed to the trustee and the related documents. In lieu of delivery of original mortgages, if the original is not available, the seller may deliver true and correct copies of the original mortgages.

      Under the terms of the pooling and servicing agreement, the seller will promptly and in no event later than 30 days after the closing date with respect to the initial mortgage loans and promptly but not later than 30 days after each subsequent transfer date with respect to the related subsequent mortgage loans, prepare and record assignments of the mortgages related to each mortgage loan in favor of the trustee, unless opinions of counsel satisfactory to the rating agencies are delivered to the trustee to the effect that recordation of the assignments is not required in the relevant jurisdictions to protect the interests of the trustee in the mortgage loans. If the recording information with respect to any assignment of mortgage is unavailable within 30 days of the closing date or subsequent transfer date, as the case may be, the assignment will be prepared and recorded within 30 days after receipt of this information, but in no event later than one year after the closing date or subsequent transfer date, as the case may be.

      Within 45 days of the closing date with respect to the initial mortgage loans and each subsequent transfer date with respect to the related subsequent mortgage loans, the trustee, or the custodian on behalf of the trustee, will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement and if any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification of the defect to the depositor and the seller by the trustee, the seller will be obligated to either (a) substitute for the mortgage loan an eligible substitute mortgage loan; however, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (b) purchase the mortgage loan at a price equal to the outstanding Principal Balance of the mortgage loan as of the date of purchase, plus unpaid interest on the mortgage loan from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the loan rate, plus the amount of any unreimbursed servicing advances made by the servicer, plus any costs due to violations of any predatory or abusive lending law.

The purchase price will be deposited in the collection account on or prior to the next succeeding determination date after the obligation arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee or the certificateholders. In addition, on any distribution date the seller may, at its option, repurchase mortgage loans at the purchase price described above from the trust; provided, however, that the total amount of all repurchases made by the seller may not exceed one percent of the aggregate outstanding Principal Balance of the mortgage loans as of the cut-off date.

      In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the collection account on or prior to the next succeeding determination date after the obligation arises a substitution amount equal to the excess of the Principal Balance of the related defective mortgage loan over the Principal Balance of the eligible substitute mortgage loan.

      An eligible substitute mortgage loan is a mortgage loan to be substituted by the seller for a defective mortgage loan that must, on the date of the substitution,

      o have an outstanding principal balance after deducting all scheduled principal payments due in the month of the substitution, or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate Principal Balance, not in excess of, and not less than 95% of, the Principal Balance of the defective mortgage loan;

      o have a loan rate not less than the loan rate of the defective mortgage loan and not more than 1% in excess of the loan rate of the defective mortgage loan;

      o have a mortgage of the same or higher level of priority as the mortgage relating to the defective mortgage loan;

      o have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan; and

      o comply with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement, deemed to be made as of the date of substitution.

      The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the trustee with respect to each mortgage loan. In addition, the seller will represent and warrant, on the closing date or subsequent transfer date, as applicable, that, among other things: (a) at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien; and (b) each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the value of, or the interests of the certificateholders in, the related mortgage loan and related documents, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the seller will be obligated to (x) substitute for the mortgage loan an eligible substitute mortgage loan or (y) purchase the mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation relating to the defective mortgage loans will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the seller may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of the servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

      The servicer will establish and maintain in the name of the trustee a separate collection account for the benefit of the holders of the certificates. The collection account will be an eligible account, as defined in this prospectus supplement. Upon receipt by the servicer of amounts in respect of the mortgage loans, excluding amounts representing the servicing fee, reimbursement for monthly advances and servicer advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items and amounts in respect of principal and interest due on or before the applicable cut-off date, the servicer will deposit these amounts in the collection account. Amounts so deposited may be invested in eligible investments, as described in the pooling and servicing agreement, maturing no later than one business day prior to the date on which the amount on deposit is required to be deposited in the distribution account or on the applicable distribution date if approved by the rating agencies. Investment earnings from amounts on deposit in the collection account will not be part of Available Funds.

      The trustee will establish a distribution account. No later than 1:00 p.m. New York time on or before the business day prior to each distribution date, the Available Funds for that distribution date are required to be deposited into the distribution account. The distribution account will be an eligible account. Amounts on deposit in the distribution account may be invested in eligible investments maturing on or before the business day prior to the related distribution date or, if the eligible investments are an obligation of the trustee or an affiliate or are money market funds for which the trustee or any affiliate is the manager or the advisor, the eligible investments shall mature no later than the related distribution date. Investment earnings or losses from amounts on deposit in the distribution account will not be part of Available Funds.

      An eligible account is a segregated account that is:

      1. maintained with a depository institution whose debt obligations at the time of any deposit in the eligible account have the highest short-term debt rating by the rating agencies and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation established by the fund with a minimum long-term unsecured debt rating of "A" by Standard & Poor's, a division of The McGraw-Hill Companies Inc., "A" by Fitch Ratings and "A2" by Moody's Investor Services, Inc. (or the required rating from any two such rating agencies if one such rating agency does not provide a rating for such depository institution) and which is any of

            (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,

            (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

            (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws,

            (D)   a principal subsidiary of a bank holding company;

      2. a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; or

      3. otherwise acceptable to each rating agency as evidenced by a letter from each rating agency to the trustee, without reduction or withdrawal of the then current ratings of the offered certificates.

ADVANCES

      The determination date for each distribution date is on the fourth business day prior to that distribution date. On or prior to the business day before each distribution date, the servicer will deposit in the collection account an amount equal to each scheduled payment due on a mortgage loan during the related Due Period but not received by the servicer as of the related determination date, net of the servicing fee, called a monthly advance. This obligation of the servicer continues with respect to each mortgage loan until the mortgage loan becomes a Liquidated Mortgage Loan or the servicer makes a good faith determination that any such advance would not be recoverable in the future. So long as the servicer is Ocwen Federal Bank FSB or has long-term debt rated at least investment grade, the servicer may fund monthly advances from amounts in the collection account that are being held for future distribution but must replace any of those funds so used prior to the next distribution date. The servicer will not be obligated to advance shortfalls of interest resulting from the application of the Civil Relief Act.

      In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of

      o the preservation, restoration and protection of the mortgaged properties,

      o     any enforcement or judicial proceedings, including foreclosures, and

      o the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

Each expenditure will constitute a servicing advance.

      The servicer's right to reimbursement for servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and any other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which the unreimbursed amounts are owed. The servicer's right to reimbursement for monthly advances is limited to late collections on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan. The servicer's right to reimbursements is prior to the rights of certificateholders.

      Notwithstanding the foregoing, the servicer is not required to make any monthly advance or servicing advance if in the good faith judgment and sole discretion of the servicer, the servicer determines that the advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related mortgage loan or other recoveries in respect of the mortgage loan. In addition, if any servicing advance or monthly advance is determined in good faith by the servicer to be non-recoverable from these sources, the amount of the nonrecoverable advances may be reimbursed to the servicer from other amounts on deposit in the collection account.

      The pooling and servicing agreement provides that the servicer may enter into a facility with any person which provides that the person--called an "Advancing Person"--may fund monthly advances and/or servicing advances, although no facility of this type shall reduce or otherwise affect the servicer's obligation to fund the monthly advances and/or servicing advances. Any monthly advances and/or servicing advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the servicer.

FIRST PAYMENT LOAN ACCOUNT

      On the closing date, cash may be deposited in the first payment loan account, which account will be in the name of and maintained by the trustee and will be part of the trust. The amount on deposit in the first payment loan account will be used by the trustee on the May 2004 distribution date to fund shortfalls in the interest collections attributable to mortgage loans that are not required to make any payments during the Due Period related to the May 2004 distribution date. Any amounts remaining in the first payment loan account and not needed for this purpose will be paid to the seller and will not thereafter be available for distribution to the holders of the offered certificates.

      Amounts on deposit in the first payment loan account will be invested in eligible investments. The first payment loan account will not be an asset of any REMIC.

PRE-FUNDING ACCOUNT

      On the closing date, the original Pre-Funded Amount will be deposited into the pre-funding account. See "Description of the Mortgage Loans--Conveyance of subsequent mortgage loans." Amounts in the pre-funding account may be used only
(a) to acquire subsequent mortgage loans, and (b) to make accelerated payments of principal on the class AV certificates at the end of the funding period. During the funding period amounts will, from time to time, be withdrawn from the pre-funding account to purchase subsequent mortgage loans in accordance with the pooling and servicing agreement. Any Pre-Funded Amount remaining at the end of the funding period will be distributed as a payment of principal to the holders of the class AV certificates in the same manner as described in this prospectus supplement under "Description of the Certificates--Distribution priorities."

      Amounts on deposit in the pre-funding account will be invested in eligible investments. Any investment earnings on funds in the pre-funding account will be transferred to the seller on the distribution date following the end of the funding period. The pre-funding account will not be an asset of any REMIC.

THE INTEREST RATE CAP AGREEMENTS

      On the closing date, the trustee, on behalf of the trust, will enter into nine interest rate cap agreements, one related to the class AV-1 certificates, called the "Class AV-1 Interest Rate Cap Agreement," one related to the class AV-2 certificates, called the "Class AV-2 Interest Rate Cap Agreement," one related to the class AV-3 certificates, called the "Class AV-3 Interest Rate Cap Agreement," one related to the class M-1 certificates, called the "Class M-1 Interest Rate Cap Agreement," one related to the class M-2 certificates, called the "Class M-2 Interest Rate Cap Agreement," one related to the class M-3 certificates, called the "Class M-3 Interest Rate Cap Agreement," one related to the class M-4 certificates, called the "Class M-4 Interest Rate Cap Agreement," one related to the class M-5 certificates, called the "Class M-5 Interest Rate Cap Agreement," one related to the class M-6 certificates, called the "Class M-6 Interest Rate Cap Agreement," and together called the "Interest Rate Cap Agreements," with The Royal Bank of Scotland plc, referred to as the "cap provider," whereby the cap provider will agree to make payments to the trust on each Interest Rate Cap Agreement Payment Date on which the Index Rate exceeds the strike rates described below for that distribution date (subject to a rate ceiling). Any amounts received by the trustee under the Interest Rate Cap Agreements will be deposited into the net rate cap fund. The "Interest Rate Cap Agreement Payment Date" for each of the Interest Rate Cap Agreements is the second business day prior to the 25th day of each month beginning in April 2004, to and including the related termination date (with respect to each Interest Rate Cap Agreement other than the Class AV-2 Interest Rate Cap Agreement in July 2012 and with respect to the Class AV-2 Interest Rate Cap Agreement in November
2006). The rights of the trust under the Interest Rate Cap Agreements will not be included as an asset of any REMIC and will constitute the assets of a separate trust.

      Under each Interest Rate Cap Agreement, the cap provider will agree to make payments to the trust on each related Interest Rate Cap Agreement Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Interest Rate Cap Agreement Payment Date (or in the case of the initial Interest Rate Cap Agreement Payment Date, the closing date) to but excluding the current Interest Rate Cap Agreement Payment Date and the denominator of which is 360, (b) the related notional amount as set forth in Annex II to this prospectus supplement for that Interest Rate Cap Agreement Payment Date multiplied by a scale factor of 10 and (c) the excess, if any, of (x) the Index Rate over (y) the related strike rate (subject to a rate ceiling) as set forth in Annex II to this prospectus supplement for that Interest Rate Cap Agreement Payment Date, called the "Interest Rate Cap Agreement Payment Amount." If for any Interest Rate Cap Agreement Payment Date, the notional amount used to compute the related Interest Rate Cap Agreement Payment Amount multiplied by the scale factor of 10 exceeds the class principal balance of the class of certificates related to that Interest Rate Cap Agreement on the first day of the related Interest Period for the distribution date that corresponds with such date, then solely for purposes of computing the amount that the trustee shall deposit into the net rate cap fund, the trustee will compute each Interest Rate Cap Agreement Payment Amount by reducing the notional amount set forth in Annex II by the amount of such excess. The trustee shall distribute to the holders of the Class BIO Certificates any Interest Cap Agreement Payment Amount in excess of any amount determined under the immediately preceding sentence. Generally, the "Index Rate" is the rate for one-month deposits in U.S. Dollars which appears on the Telerate Page 3750 or, if such rate does not appear on the Telerate Page 3750, the rate determined based on the rates at which one-month deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market. Amounts deposited into the net rate cap fund will be available on any distribution date to pay any Net Rate Cap Carryover in the order described below under "--Net rate cap fund." Any amounts received in respect of the Interest Rate Cap Agreements on any Interest Rate Cap Agreement Payment Date that are not needed to pay Net Rate Cap Carryover on the related distribution date or to fund the net rate cap fund to its required level will be withdrawn from the net rate cap fund and distributed to the holders of the class BIO certificates.

      Unless terminated earlier, the Interest Rate Cap Agreements, other than the Class AV-2 Interest Rate Cap Agreement, will terminate after the Interest Rate Cap Agreement Payment Date in July 2012. The Class AV-2 Interest Rate Cap Agreement will terminate after the Interest Rate Cap Agreement Payment Date in November 2006. Both the trustee, on behalf of the trust, and the cap provider will have the right to terminate the Interest Rate Cap Agreements for certain reasons set forth in the documentation associated with the related Interest Rate Cap Agreement.

      The Royal Bank of Scotland Group plc ("RBS Group") and its subsidiaries are a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The Group's operations are principally centered in the UK.

      The Royal Bank of Scotland plc will be the cap provider for the Interest Rate Cap Agreement. The Royal Bank of Scotland plc ("RBS") is RBS Group's principal operating subsidiary. As of January 31, 2003, and with the approval of the UK Financial Services Authority, the entire issued ordinary share capital of National Westminster Bank Plc ("NatWest") was transferred by RBS Group to RBS. Both RBS and NatWest are major UK clearing banks engaging principally in providing a comprehensive range of banking, insurance and other financial services and each controls, directs and promotes the operations of various subsidiary companies.

      RBS is a major UK clearing bank, the predecessors of which date back to 1727. RBS was created by the merger on September 30, 1985 of the former The Royal Bank of Scotland plc, the largest of the Scottish clearing banks, and Williams & Glyn's Bank plc, a wholly-owned English clearing bank subsidiary of RBS Group.

      NatWest was incorporated in England in 1968 and was formed from the merger of National Provincial Bank Limited and Westminster Bank Limited, which had themselves been formed through a series of mergers involving banks with origins dating back as far as the seventeenth century.

      As of December 31, 2003 RBS Group had total assets of (pound)455 billion and total deposits of (pound)210 billion. Shareholders' funds as of December 31, 2003 were (pound)25,176 million.

      The short-term unsecured and unguaranteed debt obligations of RBS are currently rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of RBS are currently rated "AA" by S&P, "Aa1" by Moody's and "AA" by Fitch.

      In its capacity as cap provider, RBS will be acting though its branch at 135 Bishopsgate, London, EC2M 3UR.

      THE OFFERED CERTIFICATES ARE NOT DEPOSITS OR OBLIGATIONS OF THE RBS OR RBS GROUP AND ARE NOT GUARANTEED BY EITHER OF THESE ENTITIES. THE OFFERED CERTIFICATES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND ARE SUBJECT TO CERTAIN INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

      Except for the information provided in the preceding paragraphs, RBS and RBS Group have not been involved in the preparation of, and do not accept any responsibility for, this offering document.

NET RATE CAP FUND

      The pooling and servicing agreement provides for a reserve fund, called the net rate cap fund, which is held by the trustee on behalf of the holders of the certificates, other than the notional amount certificates. All amounts received from the cap provider pursuant to the Interest Rate Cap Agreements will be deposited into the net rate cap fund. To the extent amounts on deposit are sufficient, holders of the applicable certificates will be entitled to receive payments from the net rate cap fund equal to any Net Rate Cap Carryover. In addition, the amount required to be deposited in the net rate cap fund on any distribution date from Available Funds will equal any Net Rate Cap Carryover for the applicable distribution date remaining after all payments are received with respect to the Interest Rate Cap Agreements; or, if no Net Rate Cap Carryover is payable on the applicable distribution date, an amount that when added to other amounts already on deposit in the net rate cap fund will cause the aggregate amount on deposit to equal $5,000. Any amounts in excess of such amount not used to pay Net Rate Cap Carryover will be distributed to the holders of the class BIO certificates on the related distribution date and will not be available on future distribution dates. Any investment earnings on amounts on deposit in the net rate cap fund will be paid to, and for the benefit of, the holders of the class BIO certificates and will not be available to pay any Net Rate Cap Carryover. The net rate cap fund will not be included as an asset of any REMIC.

      On each distribution date, the trustee will distribute to the offered certificates, other than the notional amount certificates, any Net Rate Cap Carryover in the following order of priority:

      (A) first, to the class AV-1 certificates, from payments made under the Class AV-1 Interest Rate Cap Agreement, the Net Rate Cap Carryover for the class AV-1 certificates;

      (B) second, to the class AV-2 certificates, from payments made under the Class AV-2 Interest Rate Cap Agreement, the Net Rate Cap Carryover for the class AV-2 certificates;

      (C) third, to the class AV-3 certificates, from payments made under the Class AV-3 Interest Rate Cap Agreement, the Net Rate Cap Carryover for the class AV-3 certificates;

      (D) fourth, to the class M-1 certificates, from payments made under the Class M-1 Interest Rate Cap Agreement, the Net Rate Cap Carryover for the class M-1 certificates;

      (E) fifth, to the class M-2 certificates, from payments made under the Class M-2 Interest Rate Cap Agreement, the Net Rate Cap Carryover for the class M-2 certificates;

      (F) sixth, to the class M-3 certificates, from payments made under the Class M-3 Interest Rate Cap Agreement, the Net Rate Cap Carryover for the class M-3 certificates;

      (G) seventh, to the class M-4 certificates, from payments made under the Class M-4 Interest Rate Cap Agreement, the Net Rate Cap Carryover for the class M-4 certificates;

      (H) eighth, to the class M-5 certificates, from payments made under the Class M-5 Interest Rate Cap Agreement, the Net Rate Cap Carryover for the class M-5 certificates;

      (I) ninth, to the class M-6 certificates, from payments made under the Class M-6 Interest Rate Cap Agreement, the Net Rate Cap Carryover for the class M-6 certificates;

      (J) tenth, concurrently to the class AV certificates, pro rata based on unpaid Net Rate Cap Carryover amounts, from (1) payments made under the other Interest Rate Cap Agreements to the extent not otherwise paid to the related class of certificates and (2) amounts on deposit in the Net Rate Cap Fund other than amounts paid under the Interest Rate Cap Agreements, any remaining Net Rate Cap Carryover for the class AV certificates;

      (K) eleventh, to the class M-1 certificates, from (1) payments made under the other Interest Rate Cap Agreements to the extent not otherwise paid to the related class of certificates and (2) amounts on deposit in the Net Rate Cap Fund other than amounts paid under the Interest Rate Cap Agreements, any remaining Net Rate Cap Carryover for the class M-1 certificates;

      (L) twelfth, to the class M-2 certificates, from (1) payments made under the other Interest Rate Cap Agreements to the extent not otherwise paid to the related class of certificates and (2) amounts on deposit in the Net Rate Cap Fund other than amounts paid under the Interest Rate Cap Agreements, any remaining Net Rate Cap Carryover for the class M-2 certificates;

      (M) thirteenth, to the class M-3 certificates, from (1) payments made under the other Interest Rate Cap Agreements to the extent not otherwise paid to the related class of certificates and (2) amounts on deposit in the Net Rate Cap Fund other than amounts paid under the Interest Rate Cap Agreements, any remaining Net Rate Cap Carryover for the class M-3 certificates;

      (N) fourteenth, to the class M-4 certificates, from (1) payments made under the other Interest Rate Cap Agreements to the extent not otherwise paid to the related class of certificates and (2) amounts on deposit in the Net Rate Cap Fund other than amounts paid under the Interest Rate Cap Agreements, any remaining Net Rate Cap Carryover for the class M-4 certificates;

      (O) fifteenth, to the class M-5 certificates, from (1) payments made under the other Interest Rate Cap Agreements to the extent not otherwise paid to the related class of certificates and (2) amounts on deposit in the Net Rate Cap Fund other than amounts paid under the Interest Rate Cap Agreements, any remaining Net Rate Cap Carryover for the class M-5 certificates; and

      (P) sixteenth, to the class M-6 certificates, from (1) payments made under the other Interest Rate Cap Agreements, to the extent not otherwise paid to the related class of certificates and (2) remaining amounts on deposit in the Net Rate Cap Fund other than amounts paid under the Interest Rate Cap Agreements, any remaining Net Cap Carryover for the class M-6 certificates.

SERVICING PROCEDURES

      The servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the terms of the pooling and servicing agreement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above and subject to the limitations set forth in the pooling and servicing agreement, the servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a mortgage loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the mortgage loans. In addition, the servicer has the right to modify the terms of the mortgage loans if the modification would be made by the servicer if the mortgage loan were held for the servicer's own account and it first delivers to the trustee written notice of the modification together with the calculations demonstrating that the modification is permitted by the REMIC provisions of the Internal Revenue Code and applicable Treasury regulations.

SERVICING COMPENSATION, PAYMENT OF EXPENSES AND PREPAYMENT INTEREST SHORTFALLS

      With respect to each Due Period, the servicer will receive from interest payments in respect of the mortgage loans a portion of the interest payments as a monthly servicing fee in the amount equal to the applicable percentage set forth in the table below per annum on the Principal Balance of each mortgage loan as of the first day of each Due Period.

      DISTRIBUTION DATE                                            SERVICING FEE
      -----------------                                            -------------
      April 2004 - January 2005.............................           0.30%
      February 2005 - March 2006............................           0.40%
      April 2006 - March 2007...............................           0.50%
      April 2007 and thereafter.............................           0.65%

      All assumption fees, late payment charges and other fees and charges, excluding prepayment charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

      Not later than the business day prior to each distribution date, the servicer is required to remit to the trustee, without any right of reimbursement, an amount equal to, with respect to each mortgage loan as to which a principal prepayment in full was received during the related prepayment period, the lesser of (a) the excess, if any, of the sum of accrued interest on the Principal Balance of each mortgage loan at the related loan rate, or at any lower rate as may be in effect for the mortgage loan because of application of the Civil Relief Act, minus the servicing fee for the mortgage loan, over the amount of interest actually paid by the related mortgagor in connection with each principal prepayment, with respect to all these mortgage loans, referred to as the prepayment interest shortfall, and (b) an amount equal to the applicable servicing fee, but not to exceed 0.50% per annum, times the aggregate Principal Balance of the mortgage loans as of the first day of the related Due Period.

      The servicer is not obligated to offset any of the servicing fee against, or to provide any other funds to cover, any Civil Relief Act Shortfalls. In addition, the pooling and servicing agreement prohibits the servicer from waiving all or any part of a prepayment charge with respect to a mortgage loan unless certain conditions, intended to maximize the trust's recovery with respect to such mortgage loan, are satisfied.

EVIDENCE AS TO COMPLIANCE

      The pooling and servicing agreement provides for delivery on or before March 15 of each year, beginning March 15, 2005, to the depositor, the seller, the trustee and the rating agencies of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

      On or before March 15 of each year beginning March 15, 2005, the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants, who may also render other services to the servicer, to the depositor, the seller, the trustee and the rating agencies to the effect that the firm has examined particular documents and the records relating to servicing of residential mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers and the firm's conclusions.

CERTAIN MATTERS REGARDING THE SERVICER

      The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties under that agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the depositor, the seller and the trustee or (2) upon the satisfaction of the following conditions:

      (a) the servicer or the servicing rights owner has proposed a successor servicer to the depositor, the seller and the trustee in writing and the proposed successor servicer is reasonably acceptable to each of them;

      (b) the proposed successor servicer is an affiliate of the trustee that services similar collateral or the proposed successor servicer has a rating of at least "Above Average" by Standard & Poor's and either a rating of at least "RPS2" by Fitch or a rating of at least "SQ2" by Moody's;

      (c) the rating agencies have confirmed to the trustee that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current ratings of the offered certificates; and

      (d) the proposed successor servicer has a net worth of at least
$25,000,000.

      A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an "approved servicer."

      No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

      The servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any arrangement, the servicer will remain liable and obligated to the trustee and the certificateholders for the servicer's duties and obligations under the pooling and servicing agreement, without any diminution of these duties and obligations and as if the servicer itself were performing the duties and obligations.

      Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer shall be a party, or any corporation succeeding to the business of the servicer shall be the successor of the servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, anything in the pooling and servicing agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

      Events of default will consist of:

      (1) any failure by the servicer (a) to make any required monthly advance which failure continues unremedied for one business day after the date due or (b) to deposit in the collection account or the distribution account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for two business days after the date due;

      (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the certificateholders, and continues unremedied for 60 days after knowledge or the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by certificateholders evidencing at least 25% of the voting rights; provided, however, that in the case of a failure that cannot be cured within 60 days, the cure period may be extended if the servicer can demonstrate to the reasonable satisfaction of the trustee that the servicer is diligently pursuing remedial action;

      (3) any failure by the servicer to make any required servicing advance, which failure continues unremedied for the lesser of the time at which the failure would have a material adverse effect on the trust or for a period of 60 days after knowledge or the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by certificateholders evidencing at least 25% of the voting rights;

      (4) particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and particular actions by the servicer indicating insolvency, reorganization or inability to pay its obligations;

      (5) cumulative losses or delinquency levels exceed the levels set forth in the pooling and servicing agreement;

      (6) (a) any reduction or withdrawal of the ratings or any shadow ratings of any class of certificates attributable principally to the servicer or the servicing of the mortgage loans or (b) the placement by a rating agency of any class of certificates on credit watch with negative implications attributable principally to the servicer or the servicing of the mortgage loans; and

      (7) any reduction or withdrawal of the ratings of the servicer as a servicer of subprime mortgage loans by one or more of the rating agencies that maintains a servicer rating system and a rating on the certificates to "below average" or below.

      So long as an event of default remains unremedied, the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the trust, the trustee shall terminate all of the rights and obligations of the servicer as servicer under the pooling and servicing agreement, other than its right to recovery of expenses and amounts advanced pursuant to the terms of the pooling and servicing agreement.

      Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the pooling and servicing agreement, not later than ninety (90) days after the removal of the servicer, called the transition period, the trustee will assume all of the rights and obligations of the servicer and become the successor servicer. The trustee, in its capacity as successor servicer, and each other successor servicer will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. Notwithstanding the foregoing sentence, the successor servicer will be obligated to make monthly advances and servicing advances upon the removal of the servicer unless it determines reasonably and in good faith that the advances would not be recoverable. The successor servicer shall have no responsibility or obligation
(x) to repurchase or substitute for any mortgage loan or (y) for any act or omission of a predecessor servicer during the transition period. If, however, the trustee is unable or unwilling to act as successor servicer, or if the majority of certificateholders so requests, the trustee may appoint, or petition a court of competent jurisdiction to appoint as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer any established mortgage loan servicing institution that is an approved servicer.

      Pending the appointment, the trustee will be obligated to act in that capacity unless prohibited by law. The successor servicer will be entitled to receive the same compensation that the servicer would otherwise have received or the lesser compensation as the trustee and that successor may agree. A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer if the only event of default that has occurred is an insolvency event. All reasonable out-of-pocket expenses incurred by the trustee relating to the transition of servicing functions to the trustee following the resignation or termination of the servicer will be paid by the predecessor servicer within 90 days of written demand, itemized in reasonable detail, or to the extent not paid by the predecessor servicer, by the trust prior to distributions to certificateholders.

      If an event of default described above in clauses (4) or (5) occurs, the servicer or the servicing rights owner will have up to 20 days after receipt of a notice of termination to appoint an approved servicer as successor servicer. This right will terminate immediately if prior to the actual transfer of servicing the terminated servicer fails to make any required advance, servicing advance or deposit as and when required by the pooling and servicing agreement. All costs and expenses associated with the appointment, whether or not consummated, and the subsequent transfer of servicing by the servicer (which must be completed within 90 days) are required to be paid by the terminated servicer out of the proceeds of sale or otherwise.

PLEDGE OF SERVICING RIGHTS

      On or after the closing date, the servicer or the servicing rights owner may pledge and assign all of its right, title and interest in, to and under the pooling and servicing agreement to one or more lenders, or servicing rights pledgees, selected by the servicer or the servicing rights owner. Provided that no event of default exists, the trustee, the seller and the depositor have agreed that upon delivery to the trustee by the servicing rights pledgee of a letter signed by the servicer whereunder the servicer resigns as servicer under the pooling and servicing agreement, the trustee will appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee is an approved servicer and that the servicing rights pledgee or such designee agrees to be subject to the terms of the pooling and servicing agreement.

AMENDMENT

      The pooling and servicing agreement may be amended from time to time by the depositor, the seller, the servicer and the trustee, without the consent of the certificateholders, to

      o     cure any ambiguity,

      o correct or supplement any provisions in the pooling and servicing agreement which may be defective or inconsistent with any other provisions of the pooling and servicing agreement or with the expectations of certificateholders,

      o     add to the duties of the servicer,

      o comply with any requirements imposed by the Internal Revenue Code or any regulation under the Internal Revenue Code, or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies in order to maintain or improve any rating of the offered certificates, it being understood that, after obtaining the ratings in effect on the closing date, none of the seller, the trustee or the servicer is obligated to obtain, maintain, or improve any rating,

      o provide for gross deposits by the servicer to the collection account, or

      o add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement, provided that the action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder; provided, that any amendment will be deemed to not materially and adversely affect the certificateholders and no opinion will be required to be delivered if the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrading of the then current rating of the offered certificates.

      The pooling and servicing agreement also may be amended from time to time by the depositor, the seller, the servicer and the trustee, with the consent of certificateholders holding certificates evidencing at least 51% of the voting rights of each class adversely affected by the amendment, or 51% of all of the voting rights if all classes are adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the certificateholders, provided that no amendment will (x) reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions or payments which are required to be made on any certificate without the consent of the certificateholder or (y) reduce the aforesaid percentage required to consent to any amendment, without the consent of the holders of all certificates of the affected class then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

      The trust will terminate on the distribution date following the earliest of

            (a) the distribution date on which the aggregate class principal balance of all the certificates has been reduced to zero,

            (b) the final payment or other liquidation of the last mortgage loan in the trust and

            (c) the optional purchase of the mortgage loans, as described below.

      Subject to provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation, the servicer may, at its option, terminate the pooling and servicing agreement, called the clean-up call, on any distribution date following the Due Period during which the aggregate Principal Balance of the mortgage loans is less than 10% of the sum of the Principal Balances of the initial mortgage loans as of the cut-off date and the original Pre-Funded Amount, called the optional termination date, by purchasing all of the outstanding mortgage loans and REO properties at a price equal to the sum of
(a) the outstanding Pool Balance, (b) the lesser of (i) the appraised value of any REO property as determined by the higher of two appraisals completed by two independent appraisers selected by the servicer and at the servicer's expense and (ii) the principal balance of the mortgage loan related to that REO property, and (c) in each case, the greater of (i) the aggregate amount of accrued and unpaid interest on the mortgage loans through the end of the related Due Period and (ii) thirty days' accrued interest on the mortgage loans at a rate equal to the weighted average of the loan rates, in each case net of the servicing fee. In addition, pursuant to the Pooling and Servicing Agreement, the Servicer has agreed not to exercise its clean-up call rights unless the amounts to be paid to the holders of the class P and class BIO certificates are sufficient to permit the redemption in full of those certain notes, to be issued by a trust to be created by the depositor, with respect to which the class P and class BIO certificates are the primary sources of collateral.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

      The servicer has the option to purchase from the trust any mortgage loan 90 days or more delinquent at a purchase price equal to the outstanding principal balance of the mortgage loan as of the date of purchase, plus all accrued and unpaid interest on that principal balance computed at the loan rate.

VOTING RIGHTS

      Under the pooling and servicing agreement, the portion of the voting rights allocated to the certificates, other than the class BIO certificates, will equal 100% minus the portion allocated to the class BIO certificates. The portion of the voting rights allocated to the class BIO certificates in the aggregate will equal the percentage equivalent of a fraction, the numerator of which is the Required Overcollateralization Amount and the denominator of which is the Pool Balance. One percent of the voting rights will be allocated to each of the class A-IO-1, class A-IO-2 and class P certificates and to the residual certificates in the aggregate. The remainder will be allocated to the offered certificates in proportion to their respective class principal balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of that class on the basis of their respective percentage interests.

THE TRUSTEE

      Wells Fargo Bank, National Association will be named trustee pursuant to the pooling and servicing agreement. Wells Fargo Bank, National Association, a direct, wholly-owned subsidiary of Wells Fargo & Co., is a national banking association and is engaged in a wide range of activities typical of a national bank. It maintains a corporate trust office is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention:
Corporate Trust Services--Renaissance 2004-1. It otherwise conducts its securities administration services at its offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services--Renaissance 2004-1. The trustee may have banking relationships with the seller and the servicer. The trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of these circumstances, the depositor will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the successor trustee is to act as the successor servicer under the pooling and servicing agreement, the successor trustee must be an approved servicer as described under the caption "Certain matters regarding the servicer" above.

      No holder of a certificate will have any right under the agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and unless certificateholders evidencing at least 51% of the voting rights have made written requests upon the trustee to institute a proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the certificateholders, unless the certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred. The seller is obligated to indemnify the trustee for certain losses, liabilities and expenses as described in the pooling and servicing agreement, or to the extent that the seller defaults on its obligations, such amounts will be payable to the trustee by the trust prior to distributions to certificateholders. The pooling and servicing agreement provides that each party to the pooling and servicing agreement, including the trustee acting on behalf of the certificateholders, waives any right it may have to a trial by jury of any dispute arising under or related to the pooling and servicing agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of the initial mortgage loans and to fund the pre-funding account and the first payment loan account.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

      The pooling and servicing agreement provides that the trust (exclusive of the assets held in a net rate cap fund, the rights of the trust under the Interest Rate Cap Agreements, the pre-funding account and the first payment loan account) will comprise a tiered REMIC structure. The pooling and servicing agreement will designate a single class of interest in each of the REMICs as the residual interest in that REMIC. Certain certificates not offered hereby will represent ownership of the residual interest in each of the REMICs.

      Upon the issuance of the offered certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each of the REMICs created by and designated in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver its opinion to the effect that the net rate cap fund is an "outside reserve fund" for purposes of the Treasury regulations promulgated under the REMIC provisions of the Code.

      The following discussion assumes that the rights of the beneficial owners of the offered certificates to receive payments in excess of payments made on the corresponding REMIC regular interests (as described below) will be characterized for federal income tax purposes as interests in an interest rate cap contract written by the Class BIO certificateholder, as counterparty, in favor of such beneficial owners. In the alternative, such rights could be characterized as interests in a partnership among the beneficial owners of the offered certificates and the class BIO certificateholder to share distributions made with respect to the Class BIO certificate. If the Internal Revenue Service were to assert such an alternative characterization and such assertion were to be sustained, the timing and character of the income recognized by a beneficial owner of an offered certificate with respect to distributions of those excess amounts would differ from that described below. Prospective investors should consult their tax advisers concerning the appropriate treatment of the rights to receive distributions in excess of payments made on the corresponding REMIC regular interests (as described below).

TAX TREATMENT OF THE OFFERED CERTIFICATES

      For federal income tax information reporting purposes, the trustee will treat a beneficial owner of an offered certificate (each such certificate a "component certificate") (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the "Cap Contract"). The REMIC regular interest corresponding to a component certificate will be entitled to receive interest and principal payments at the times and in the amounts that are the same as those made on the offered certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made from (i) the net rate cap fund, (ii) the first payment loan account and (iii) interest on subsequent mortgage loans for the first two distribution dates. Any payment on a component certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a component certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Federal Income Tax Considerations--Taxation of debt securities including regular interest securities" in the prospectus. In addition, each beneficial owner of a component certificate will be required to report net income with respect to the Cap

Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each component certificate.

Allocations

      A beneficial owner of a component certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component.

      For information reporting purposes the trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

      Upon the sale, exchange, or other disposition of a component certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition of such certificate as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the component certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Federal Income Tax Considerations--Taxation of debt securities including regular interest securities" in the prospectus.

Original Issue Discount

      The REMIC regular interest component of a notional amount certificate will be, and the REMIC regular interest component of the remaining certificates may be issued with OID. A beneficial owner of an offered certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Federal Income Tax Considerations--Taxation of debt securities including regular interest securities" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100%, in the case of the adjustable rate mortgage loans, and 100%, in the case of the fixed rate mortgage loans, of the applicable prepayment assumption as described in this prospectus supplement under "Prepayment and Yield Considerations--Weighted average lives." In addition, the prepayment assumption will assume that the optional termination occurs on the optional termination date. No representation is made that the mortgage loans will prepay at such rates or at any other rates or that the optional termination will occur.

      In certain circumstances, OID Regulations permit the beneficial owner of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the beneficial owner of a component certificate may be able to select a method for recognizing OID that differs from that used by the entity identified as the "tax matters person" in the pooling and servicing agreement in preparing reports to the certificateholder and the IRS.

      Certain classes of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner's purchase price allocated to the regular interest component and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Considerations--Taxation of debt securities including regular interest securities--Market Discount" and "--Premium" in the prospectus.

The Cap Contract Components

      The portion of the overall purchase price of a component certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

      Any payments made to a beneficial owner of a component certificate in excess of the amount payable on the corresponding REMIC regular interest, will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

Status of the Component Certificates

      The REMIC regular interest components of the component certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a component certificate will be interest on obligations secured by interests in real property for purposes of
Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the offered certificates will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages within the meaning of Section 860G(a)(3) of the Code if held by another REMIC.

TAX INFORMATION REPORTING

      Except in the case of exempt holders, the tax matters person will be required to report annually to the IRS, and to each certificateholder of record, the amount of interest paid, and OID accrued, if any, on the offered certificates, and the amount of interest withheld for federal income taxes, if any, for each calendar year. The term "exempt holder" includes holders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only "certificateholder" of record is Cede, as nominee for DTC, certificate owners and the IRS will receive tax and other information including the amount of interest paid on the certificates owned from participants and indirect participants rather than from the tax matters person. The tax matters person and trustee, however, will respond to requests for necessary information to enable participants, indirect participants and other persons to complete their tax reporting responsibilities.

                              ERISA CONSIDERATIONS

      Any fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, called ERISA, and/or Section 4975 of the Internal Revenue Code, which proposes to cause the benefit plan or other retirement arrangement, collectively called a plan, to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences, under ERISA and the Internal Revenue Code, of the plan's acquisition and ownership of the certificates. See "ERISA Considerations" in the prospectus.

      The U.S. Department of Labor has granted identical administrative exemptions to a predecessor of Citigroup Global Markets Inc. (Prohibited Transaction Exemption 89-89 (which was amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41) (collectively called the exemption)), which exempt from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by plans of particular certificates representing an undivided interest in mortgage and asset-backed pass-through trusts, with respect to which Citigroup Global Markets Inc. or any of its affiliates is a manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of the mortgage and asset-backed pass-through trusts, provided that the general conditions and other conditions set forth in the exemption are satisfied.

      It is expected that the exemption will apply to the acquisition and holding of the offered certificates by plans and that all conditions of the exemption other than those within the control of the investors will be met. In this regard, if the total principal balance of the mortgage loans identified as of the closing date and transferred to the trust shortly thereafter is subtracted from the initial pre-funding deposit amount, such difference will not exceed the "Pre-Funding Limit" specified in the prospectus. See "ERISA Considerations" in the prospectus.

      No exemption is provided from the restrictions of ERISA to any person who is a fiduciary with respect to the assets of an excluded plan for the acquisition or holding of offered certificates on behalf of the excluded plan. For purposes of the offered certificates, an excluded plan is a plan sponsored by the depositor, the seller, the underwriters, the trustee, the servicer, any other servicers, the cap provider under the interest rate cap agreements or any mortgagor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of any one the foregoing parties, called the restricted group. The exemption provides relief to fiduciaries of plans, other than excluded plans, from certain self-dealing and conflict of interest prohibited transactions if the following requirements are met: (i) the fiduciary may not be an obligor with respect to more than 5% of the fair market value of the loans;
(ii) no plan's investment in any class of offered certificates may exceed 25% of all of the certificates of the class outstanding at the time of the plan's acquisition and after the plan's acquisition of the class of offered certificates; (iii) no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity; and (iv) in the case of initial issuance, but not secondary market transactions, at least 50% of each class of offered certificates in which plans invest, and at least 50% of the aggregate interest in the trust, must be acquired by persons independent of the restricted group.

      Whether the conditions of the exemption will be satisfied with respect to the offered certificates will depend upon the relevant facts and circumstances existing at the time a plan acquires the offered certificates. Plan investors should make their own determination, in consultation with their counsel, before acquiring offered certificates in reliance on the applicability of the exemption. The rating of an offered certificate may change. If a class of offered certificates is no longer rated at least investment grade, the certificates of that class will no longer be eligible for relief under the exemption (although a Plan which had previously purchased the offered certificate would not be required under the exemption to dispose of it.) In the absence of the exemption, the purchase and holding of a class of subordinate certificates whose rating has declined below investment grade by a Plan may therefore result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of the subordinate certificates will not be registered by the trustee unless the trustee receives:

            (a) a representation from the transferee of such certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to
      Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of any plan or arrangement nor using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

            (b) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account", as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and that the purchase and holding of the certificates are covered under Sections I and III of PTCE 95-60; or

            (c) an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, any person acting on behalf of a plan or using the plan's assets will not result in a non-exempt prohibited transaction under ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the agreement.

      A representation as described above shall be deemed to have been made to the trustee by the transferee's acceptance of a subordinate certificate in book-entry form. In the event that the representation is violated and a transfer to a plan or person acting on behalf of a plan or using the plan's assets is attempted without compliance with (a), (b) or (c) above, the attempted transfer or acquisition shall be void and of no effect.

      We recommend that any plan fiduciary considering whether to purchase any offered certificates on behalf of a plan consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Among other things, before purchasing any offered certificates, a fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Internal Revenue Code should make its own determination as to the availability of the exemptive relief provided in the exemption, and also consider the availability of any other prohibited transaction exemptions.

                         LEGAL INVESTMENT CONSIDERATIONS

      The offered certificates will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the offered certificates. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement, dated March 11, 2004, among the depositor, the seller and the underwriters named below, the depositor has agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from the depositor the percentage of the initial class principal balance or notional amount, as applicable, of the offered certificates set forth below under such underwriter's name.

                                                                      FRIEDMAN,
                                       CITIGROUP       GREENWICH      BILLINGS,
                                         GLOBAL         CAPITAL     RAMSEY & CO,
      CLASS                           MARKETS INC.   MARKETS, INC.      INC.
      -----                           ------------   -------------      ----
      Class AV-1.................        70%             25%            5%
      Class AV-2.................        70%             25%            5%
      Class AV-3.................        70%             25%            5%
      Class A-IO-1...............       100%             --             --
      Class A-IO-2...............       100%             --             --
      Class M-1..................        70%             25%            5%
      Class M-2..................        70%             25%            5%
      Class M-3..................        70%             25%            5%
      Class M-4..................        70%             25%            5%
      Class M-5..................        70%             25%            5%
      Class M-6..................        70%             25%            5%

      The depositor has been advised that the underwriters propose initially to offer the offered certificates to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the depositor from the sale of the offered certificates are expected to be approximately $551,763,508, before deducting expenses, plus accrued interest in the case of the notional amount certificates. The difference between the purchase price paid to the depositor for the offered certificates and the proceeds from the sale of the offered certificates realized by the underwriters will constitute underwriting discounts and commissions. The depositor has been advised by the underwriters that they presently intend to make a market in the offered certificates. However, the underwriters are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for any class of offered certificates will develop or if one does develop, that it will continue for the life of the applicable class or that it will provide certificateholders with a sufficient level of liquidity of investment.

      Immediately prior to the sale of the mortgage loans to the trust, the mortgage loans were subject to financing or a mortgage loan repurchase agreement provided by an affiliate of Citigroup Global Markets Inc. or an affiliate of Greenwich Capital Markets, Inc. The seller will apply a portion of the proceeds it receives from the sale of the mortgage loans to the depositor to repay the financing or to repurchase mortgage loans from the related repurchase agreement.

      The underwriting agreement provides that the depositor and the seller will indemnify the underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

      Certain legal matters with respect to the offered certificates will be passed upon for the depositor by McKee Nelson LLP, and for the underwriters by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

      The offered certificates will be rated by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., referred to as Standard & Poor's, Moody's Investors Service, Inc., referred to as Moody's, and Fitch Ratings, referred to as Fitch, each called a rating agency. It is a condition to the issuance of the offered certificates that they receive ratings by the rating agencies as follows:

                                                 STANDARD &
       CLASS                                       POOR'S      MOODY'S    FITCH
       -----                                       ------      -------    -----
       Class AV-1.............................       AAA         Aaa       AAA
       Class AV-2.............................       AAA         Aaa       AAA
       Class AV-3.............................       AAA         Aaa       AAA
       Class A-IO-1...........................       AAA         Aaa       AAA
       Class A-IO-2...........................       AAA         Aaa       AAA
       Class M-1..............................       AA          Aa2       AA
       Class M-2..............................        A           A2        A
       Class M-3..............................       A-           A3       A-
       Class M-4..............................      BBB+         Baa1     BBB+
       Class M-5..............................      BBB          Baa2      BBB
       Class M-6..............................      BBB-         Baa3      N/R

      The ratings assigned by the rating agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make the payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

      A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the likelihood that holders of the applicable certificates will receive any related Net Rate Cap Carryover. Each securities rating should be evaluated independently of similar ratings on different securities.

      There can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the offered certificates of any class could be lower than the respective ratings assigned by the applicable rating agency.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 2004-1, referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold the global securities through any of The Depository Trust Company or, upon request, through Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

      Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed certificates issues.

      Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in this capacity, and as DTC participants.

      Non-U.S. holders, as described below, of global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC participants.

      Investors electing to hold their global securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and the actual number of days in the accrual period or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants, a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days in the accrual period or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

            1. the trustee or the U.S. withholding agent receives a statement--

                  (a) from the beneficial owner on Internal Revenue Service
            (IRS) Form W-8BEN (or any successor form) that--

            o     is signed by the beneficial owner under penalties of perjury,

            o certifies that such beneficial owner is not a United States person, and

            o     provides the name and address of the beneficial owner, or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

            o is signed under penalties of perjury by an authorized representative of the financial institution,

            o states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

            o     provides the name and address of the beneficial owner, and

            o attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

            2. the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

            3. the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

            4. the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owners consult with their tax advisors when purchasing the Certificates.

      A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which the beneficial owner holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances, a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

            1. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

            2. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

            3. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

      The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                   I ANNEX II

      The table below shows, as of each Interest Rate Cap Agreement Payment Date, the strike rate (in each case subject to a rate ceiling of 9.63%) and notional amount for the Class AV-1 Interest Rate Cap Agreement.

   INTEREST RATE                                                INTEREST RATE
   CAP AGREEMENT           STRIKE RATE        NOTIONAL          CAP AGREEMENT                            NOTIONAL
    PAYMENT DATE               (%)           AMOUNT ($)         PAYMENT DATE       STRIKE RATE (%)       AMOUNT ($)
----------------------     ------------    -------------     -------------------   ---------------      ------------
April 2004                     4.78        11,200,000.00     July 2008                  7.81            2,790,729.58
May 2004                       5.08        11,112,568.48     August 2008                7.55            2,724,987.98
June 2004                      5.00        10,970,796.84     September 2008             7.63            2,660,776.17
July 2004                      5.27        10,809,067.05     October 2008               7.89            2,598,073.41
August 2004                    5.24        10,627,315.69     November 2008              7.62            2,536,829.07
September 2004                 5.31        10,425,607.35     December 2008              7.88            2,477,009.26
October 2004                   5.56        10,204,138.40     January 2009               7.61            2,418,581.03
November 2004                  5.65         9,963,239.78     February 2009              7.61            2,361,512.17
December 2004                  5.90         9,703,378.60     March 2009                 8.56            2,305,771.78
January 2005                   5.74         9,425,189.64     April 2009                 7.69            2,251,340.12
February 2005                  5.75         9,145,716.58     May 2009                   7.96            2,198,175.14
March 2005                     6.45         8,872,741.71     June 2009                  7.68            2,146,247.45
April 2005                     6.01         8,606,130.19     July 2009                  7.95            2,095,528.41
May 2005                       6.27         8,345,733.64     August 2009                7.68            2,045,990.07
June 2005                      6.09         8,091,407.11     September 2009             7.67            1,997,605.10
July 2005                      6.35         7,843,009.09     October 2009               7.94            1,950,346.88
August 2005                    6.17         7,600,401.36     November 2009              7.66            1,904,189.27
September 2005                 6.20         7,363,448.93     December 2009              7.93            1,859,106.81
October 2005                   6.45         7,132,020.00     January 2010               7.66            1,815,074.63
November 2005                  6.26         6,905,985.82     February 2010              7.65            1,772,068.42
December 2005                  6.51         6,685,220.67     March 2010                 8.51            1,730,064.44
January 2006                   6.32         6,469,601.78     April 2010                 7.65            1,689,039.51
February 2006                  6.35         6,259,009.23     May 2010                   7.91            1,648,970.96
March 2006                     7.30         6,053,330.47     June 2010                  7.64            1,609,836.66
April 2006                     7.04         5,852,616.79     July 2010                  7.90            1,571,615.00
May 2006                       7.29         5,656,578.49     August 2010                7.63            1,534,284.85
June 2006                      7.04         5,465,105.75     September 2010             7.63            1,497,825.59
July 2006                      7.29         5,278,092.39     October 2010               7.89            1,462,217.05
August 2006                    7.04         5,095,434.67     November 2010              7.62            1,427,439.55
September 2006                 7.10         4,917,032.21     December 2010              7.88            1,393,473.85
October 2006                   7.35         4,742,819.77     January 2011               7.61            1,360,301.17
November 2006                  7.10         4,572,664.56     February 2011              7.61            1,327,903.15
December 2006                  7.34         4,406,472.05     March 2011                 8.46            1,296,261.85
January 2007                   7.09         4,244,150.11     April 2011                 7.60            1,265,359.75
February 2007                  7.11         4,085,608.77     May 2011                   7.86            1,235,179.75
March 2007                     8.28         3,930,771.27     June 2011                  7.60            1,205,705.13
April 2007                     7.29         3,779,777.42     July 2011                  7.86            1,176,919.55
May 2007                       7.55         3,779,777.42     August 2011                7.59            1,148,807.07
June 2007                      7.29         3,779,777.42     September 2011             7.59            1,121,352.08
July 2007                      7.54         3,713,382.39     October 2011               7.85            1,094,539.37
August 2007                    7.29         3,626,113.76     November 2011              7.58            1,068,354.07
September 2007                 7.43         3,540,876.33     December 2011              7.84            1,042,781.63
October 2007                   7.69         3,457,661.16     January 2012               7.57            1,017,807.88
November 2007                  7.42         3,376,380.75     February 2012              7.57              993,418.93
December 2007                  7.68         3,296,990.00     March 2012                 8.11              969,601.24
January 2008                   7.42         3,219,445.15     April 2012                 7.56              946,341.57
February 2008                  7.42         3,143,703.43     May 2012                   7.82              923,627.01
March 2008                     8.11         3,069,724.32     June 2012                  7.56              901,444.90
April 2008                     7.56         2,997,495.31     July 2012                  7.82              879,782.92
May 2008                       7.82         2,926,945.71     August 2012 and            0.00                    0.00
June 2008                      7.55         2,858,036.46     thereafter

      The table below shows, as of each Interest Rate Cap Agreement Payment Date, the strike rate (in each case subject to a rate ceiling of 9.85%) and notional amount for the Class AV-2 Interest Rate Cap Agreement.

                  INTEREST RATE
                  CAP AGREEMENT                               NOTIONAL
                   PAYMENT DATE         STRIKE RATE (%)      AMOUNT ($)
                -------------------     ---------------     -------------
                April 2004                   5.00           20,000,000.00
                May 2004                     5.30           19,736,436.89
                June 2004                    5.22           19,309,065.02
                July 2004                    5.49           18,821,529.13
                August 2004                  5.46           18,273,638.04
                September 2004               5.53           17,665,586.43
                October 2004                 5.78           16,997,966.31
                November 2004                5.87           16,271,775.27
                December 2004                6.12           15,488,421.44
                January 2005                 5.96           14,649,818.33
                February 2005                5.97           13,807,344.29
                March 2005                   6.67           12,984,459.10
                April 2005                   6.23           12,180,756.31
                May 2005                     6.49           11,395,788.57
                June 2005                    6.31           10,629,118.99
                July 2005                    6.57            9,880,320.93
                August 2005                  6.39            9,148,977.75
                September 2005               6.42            8,434,682.55
                October 2005                 6.67            7,737,037.96
                November 2005                6.48            7,055,655.91
                December 2005                6.73            6,390,157.40
                January 2006                 6.54            5,740,172.32
                February 2006                6.57            5,105,339.21
                March 2006                   7.52            4,485,318.76
                April 2006                   7.26            3,880,265.59
                May 2006                     7.51            3,289,306.35
                June 2006                    7.26            2,712,110.09
                July 2006                    7.51            2,148,356.64
                August 2006                  7.26            1,597,733.31
                September 2006               7.32            1,059,937.50
                October 2006                 7.57              534,772.56
                November 2006                7.32               21,838.15
                December 2006 and            0.00                    0.00
                thereafter

      The table below shows, as of each Interest Rate Cap Agreement Payment Date, the strike rate (in each case subject to a rate ceiling of 9.54%) and notional amount for the Class AV-3 Interest Rate Cap Agreement.

   INTEREST RATE                                                INTEREST RATE
   CAP AGREEMENT            STRIKE RATE       NOTIONAL          CAP AGREEMENT                             NOTIONAL
    PAYMENT DATE                (%)          AMOUNT ($)          PAYMENT DATE      STRIKE RATE (%)        AMOUNT ($)
--------------------        -----------    -------------     -------------------   ---------------      ------------
April 2004                     4.69        13,762,500.00     July 2008                  7.72            8,412,679.24
May 2004                       4.99        13,762,500.00     August 2008                7.46            8,214,500.58
June 2004                      4.91        13,762,500.00     September 2008             7.54            8,020,933.51
July 2004                      5.18        13,762,500.00     October 2008               7.80            7,831,915.50
August 2004                    5.15        13,762,500.00     November 2008              7.53            7,647,293.87
September 2004                 5.22        13,762,500.00     December 2008              7.79            7,466,966.54
October 2004                   5.47        13,762,500.00     January 2009               7.52            7,290,834.12
November 2004                  5.56        13,762,500.00     February 2009              7.52            7,118,799.52
December 2004                  5.81        13,762,500.00     March 2009                 8.47            6,950,769.62
January 2005                   5.65        13,762,500.00     April 2009                 7.60            6,786,684.90
February 2005                  5.66        13,762,500.00     May 2009                   7.87            6,626,418.60
March 2005                     6.36        13,762,500.00     June 2009                  7.59            6,469,882.10
April 2005                     5.92        13,762,500.00     July 2009                  7.86            6,316,989.11
May 2005                       6.18        13,762,500.00     August 2009                7.59            6,167,655.33
June 2005                      6.00        13,762,500.00     September 2009             7.58            6,021,798.41
July 2005                      6.26        13,762,500.00     October 2009               7.85            5,879,338.07
August 2005                    6.08        13,762,500.00     November 2009              7.57            5,740,195.56
September 2005                 6.11        13,762,500.00     December 2009              7.84            5,604,294.09
October 2005                   6.36        13,762,500.00     January 2010               7.57            5,471,558.69
November 2005                  6.17        13,762,500.00     February 2010              7.56            5,341,916.08
December 2005                  6.42        13,762,500.00     March 2010                 8.42            5,215,294.72
January 2006                   6.23        13,762,500.00     April 2010                 7.56            5,091,624.68
February 2006                  6.26        13,762,500.00     May 2010                   7.82            4,970,837.67
March 2006                     7.21        13,762,500.00     June 2010                  7.55            4,852,866.99
April 2006                     6.95        13,762,500.00     July 2010                  7.81            4,737,647.44
May 2006                       7.20        13,762,500.00     August 2010                7.54            4,625,115.38
June 2006                      6.95        13,762,500.00     September 2010             7.54            4,515,208.60
July 2006                      7.20        13,762,500.00     October 2010               7.80            4,407,866.35
August 2006                    6.95        13,762,500.00     November 2010              7.53            4,303,029.27
September 2006                 7.01        13,762,500.00     December 2010              7.79            4,200,639.38
October 2006                   7.26        13,762,500.00     January 2011               7.52            4,100,640.03
November 2006                  7.01        13,762,500.00     February 2011              7.52            4,002,975.89
December 2006                  7.25        13,283,349.33     March 2011                 8.37            3,907,592.91
January 2007                   7.00        12,794,028.39     April 2011                 7.51            3,814,438.27
February 2007                  7.02        12,316,104.12     May 2011                   7.77            3,723,460.40
March 2007                     8.19        11,849,345.10     June 2011                  7.51            3,634,608.88
April 2007                     7.20        11,394,172.77     July 2011                  7.77            3,547,834.50
May 2007                       7.46        11,394,172.77     August 2011                7.50            3,463,089.15
June 2007                      7.20        11,394,172.77     September 2011             7.50            3,380,325.86
July 2007                      7.45        11,194,024.37     October 2011               7.76            3,299,498.71
August 2007                    7.20        10,930,952.30     November 2011              7.49            3,220,562.88
September 2007                 7.34        10,674,003.32     December 2011              7.75            3,143,474.55
October 2007                   7.60        10,423,150.43     January 2012               7.48            3,068,190.93
November 2007                  7.33        10,178,129.90     February 2012              7.48            2,994,670.23
December 2007                  7.59         9,938,805.80     March 2012                 8.02            2,922,871.59
January 2008                   7.33         9,705,046.16     April 2012                 7.47            2,852,755.13
February 2008                  7.33         9,476,722.06     May 2012                   7.73            2,784,281.86
March 2008                     8.02         9,253,711.38     June 2012                  7.47            2,717,413.70
April 2008                     7.47         9,035,976.39     July 2012                  7.73            2,652,113.48
May 2008                       7.73         8,823,303.98     August 2012 and            0.00                    0.00
June 2008                      7.46         8,615,576.43     thereafter

      The table below shows, as of each Interest Rate Cap Agreement Payment Date, the strike rate (in each case subject to a rate ceiling of 9.43%) and notional amount for the Class M-1 Interest Rate Cap Agreement.

   INTEREST RATE                                                INTEREST RATE
   CAP AGREEMENT            STRIKE RATE       NOTIONAL          CAP AGREEMENT                           NOTIONAL
    PAYMENT DATE                (%)          AMOUNT ($)          PAYMENT DATE      STRIKE RATE (%)     AMOUNT ($)
--------------------        -----------    -------------     -------------------   ---------------    ------------
April 2004                    4.58          3,300,000.00     July 2008                  7.61          2,117,179.62
May 2004                      4.88          3,300,000.00     August 2008                7.35          2,067,304.93
June 2004                     4.80          3,300,000.00     September 2008             7.43          2,018,590.80
July 2004                     5.07          3,300,000.00     October 2008               7.69          1,971,021.23
August 2004                   5.04          3,300,000.00     November 2008              7.42          1,924,558.67
September 2004                5.11          3,300,000.00     December 2008              7.68          1,879,176.53
October 2004                  5.36          3,300,000.00     January 2009               7.41          1,834,850.11
November 2004                 5.45          3,300,000.00     February 2009              7.41          1,791,554.96
December 2004                 5.70          3,300,000.00     March 2009                 8.36          1,749,267.67
January 2005                  5.54          3,300,000.00     April 2009                 7.49          1,707,973.23
February 2005                 5.55          3,300,000.00     May 2009                   7.76          1,667,639.76
March 2005                    6.25          3,300,000.00     June 2009                  7.48          1,628,244.95
April 2005                    5.81          3,300,000.00     July 2009                  7.75          1,589,767.09
May 2005                      6.07          3,300,000.00     August 2009                7.48          1,552,184.96
June 2005                     5.89          3,300,000.00     September 2009             7.47          1,515,477.83
July 2005                     6.15          3,300,000.00     October 2009               7.74          1,479,625.50
August 2005                   5.97          3,300,000.00     November 2009              7.46          1,444,608.16
September 2005                6.00          3,300,000.00     December 2009              7.73          1,410,406.47
October 2005                  6.25          3,300,000.00     January 2010               7.46          1,377,001.57
November 2005                 6.06          3,300,000.00     February 2010              7.45          1,344,375.03
December 2005                 6.31          3,300,000.00     March 2010                 8.31          1,312,508.82
January 2006                  6.12          3,300,000.00     April 2010                 7.45          1,281,385.36
February 2006                 6.15          3,300,000.00     May 2010                   7.71          1,250,987.46
March 2006                    7.10          3,300,000.00     June 2010                  7.44          1,221,298.33
April 2006                    6.84          3,300,000.00     July 2010                  7.70          1,192,301.56
May 2006                      7.09          3,300,000.00     August 2010                7.43          1,163,981.15
June 2006                     6.84          3,300,000.00     September 2010             7.43          1,136,321.42
July 2006                     7.09          3,300,000.00     October 2010               7.69          1,109,307.10
August 2006                   6.84          3,300,000.00     November 2010              7.42          1,082,923.24
September 2006                6.90          3,300,000.00     December 2010              7.68          1,057,155.26
October 2006                  7.15          3,300,000.00     January 2011               7.41          1,031,988.89
November 2006                 6.90          3,300,000.00     February 2011              7.41          1,007,410.21
December 2006                 7.14          3,300,000.00     March 2011                 8.26            983,405.62
January 2007                  6.89          3,300,000.00     April 2011                 7.40            959,961.83
February 2007                 6.91          3,300,000.00     May 2011                   7.66            937,065.86
March 2007                    8.08          3,300,000.00     June 2011                  7.40            914,705.01
April 2007                    7.09          3,300,000.00     July 2011                  7.66            892,866.91
May 2007                      7.35          3,300,000.00     August 2011                7.39            871,539.44
June 2007                     7.09          2,977,068.25     September 2011             7.39            850,710.79
July 2007                     7.34          2,817,147.73     October 2011               7.65            830,369.40
August 2007                   7.09          2,750,941.62     November 2011              7.38            810,503.99
September 2007                7.23          2,686,276.47     December 2011              7.64            791,103.53
October 2007                  7.49          2,623,145.50     January 2012               7.37            772,157.26
November 2007                 7.22          2,561,482.33     February 2012              7.37            753,654.64
December 2007                 7.48          2,501,252.75     March 2012                 7.91            735,585.42
January 2008                  7.22          2,442,423.56     April 2012                 7.36            717,939.53
February 2008                 7.22          2,384,962.30     May 2012                   7.62            700,707.19
March 2008                    7.91          2,328,838.24     June 2012                  7.36            683,878.79
April 2008                    7.36          2,274,041.90     July 2012                  7.62            667,444.99
May 2008                      7.62          2,220,519.63     August 2012 and            0.00                  0.00
June 2008                     7.35          2,168,241.81     thereafter

      The table below shows, as of each Interest Rate Cap Agreement Payment Date, the strike rate (in each case subject to a rate ceiling of 8.76%) and notional amount for the Class M-2 Interest Rate Cap Agreement.

    INTEREST RATE                                              INTEREST RATE
    CAP AGREEMENT           STRIKE RATE        NOTIONAL        CAP AGREEMENT                            NOTIONAL
    PAYMENT DATE                (%)           AMOUNT ($)        PAYMENT DATE       STRIKE RATE (%)      AMOUNT ($)
--------------------        -----------    -------------     -------------------   ---------------    ------------
April 2004                     3.91         2,887,500.00     July 2008                  6.94          1,852,532.17
May 2004                       4.21         2,887,500.00     August 2008                6.68          1,808,891.81
June 2004                      4.13         2,887,500.00     September 2008             6.76          1,766,266.95
July 2004                      4.40         2,887,500.00     October 2008               7.02          1,724,643.84
August 2004                    4.37         2,887,500.00     November 2008              6.75          1,683,988.83
September 2004                 4.44         2,887,500.00     December 2008              7.01          1,644,279.46
October 2004                   4.69         2,887,500.00     January 2009               6.74          1,605,493.84
November 2004                  4.78         2,887,500.00     February 2009              6.74          1,567,610.59
December 2004                  5.03         2,887,500.00     March 2009                 7.69          1,530,609.21
January 2005                   4.87         2,887,500.00     April 2009                 6.82          1,494,476.58
February 2005                  4.88         2,887,500.00     May 2009                   7.09          1,459,184.79
March 2005                     5.58         2,887,500.00     June 2009                  6.81          1,424,714.33
April 2005                     5.14         2,887,500.00     July 2009                  7.08          1,391,046.21
May 2005                       5.40         2,887,500.00     August 2009                6.81          1,358,161.84
June 2005                      5.22         2,887,500.00     September 2009             6.80          1,326,043.10
July 2005                      5.48         2,887,500.00     October 2009               7.07          1,294,672.31
August 2005                    5.30         2,887,500.00     November 2009              6.79          1,264,032.14
September 2005                 5.33         2,887,500.00     December 2009              7.06          1,234,105.66
October 2005                   5.58         2,887,500.00     January 2010               6.79          1,204,876.38
November 2005                  5.39         2,887,500.00     February 2010              6.78          1,176,328.15
December 2005                  5.64         2,887,500.00     March 2010                 7.64          1,148,445.22
January 2006                   5.45         2,887,500.00     April 2010                 6.78          1,121,212.19
February 2006                  5.48         2,887,500.00     May 2010                   7.04          1,094,614.03
March 2006                     6.43         2,887,500.00     June 2010                  6.77          1,068,636.04
April 2006                     6.17         2,887,500.00     July 2010                  7.03          1,043,263.87
May 2006                       6.42         2,887,500.00     August 2010                6.76          1,018,483.50
June 2006                      6.17         2,887,500.00     September 2010             6.76            994,281.24
July 2006                      6.42         2,887,500.00     October 2010               7.02            970,643.71
August 2006                    6.17         2,887,500.00     November 2010              6.75            947,557.84
September 2006                 6.23         2,887,500.00     December 2010              7.01            925,010.85
October 2006                   6.48         2,887,500.00     January 2011               6.74           902,990.028
November 2006                  6.23         2,887,500.00     February 2011              6.74            881,483.93
December 2006                  6.47         2,887,500.00     March 2011                 7.59            860,479.92
January 2007                   6.22         2,887,500.00     April 2011                 6.73            839,966.60
February 2007                  6.24         2,887,500.00     May 2011                   6.99            819,932.62
March 2007                     7.41         2,887,500.00     June 2011                  6.73            800,366.88
April 2007                     6.42         2,887,500.00     July 2011                  6.99            781,258.54
May 2007                       6.68         2,698,720.04     August 2011                6.72            762,597.01
June 2007                      6.42         2,524,313.82     September 2011             6.72            744,371.94
July 2007                      6.67         2,465,004.27     October 2011               6.98            726,573.23
August 2007                    6.42         2,407,073.91     November 2011              6.71            709,190.99
September 2007                 6.56         2,350,491.91     December 2011              6.97            692,215.59
October 2007                   6.82         2,295,252.31     January 2012               6.70            675,637.60
November 2007                  6.55         2,241,297.04     February 2012              6.70            659,447.81
December 2007                  6.81         2,188,596.16     March 2012                 7.24            643,637.24
January 2008                   6.55         2,137,120.61     April 2012                 6.69            628,197.09
February 2008                  6.55         2,086,842.01     May 2012                   6.95            613,118.79
March 2008                     7.24         2,037,733.46     June 2012                  6.69            598,393.94
April 2008                     6.69         1,989,786.66     July 2012                  6.95            584,014.37
May 2008                       6.95         1,942,954.67     August 2012 and            0.00                  0.00
June 2008                      6.68         1,897,211.58     thereafter

      The table below shows, as of each Interest Rate Cap Agreement Payment Date, the strike rate (in each case subject to a rate ceiling of 8.56%) and notional amount for the Class M-3 Interest Rate Cap Agreement.

   INTEREST RATE                                               INTEREST RATE
   CAP AGREEMENT            STRIKE RATE       NOTIONAL         CAP AGREEMENT                            NOTIONAL
    PAYMENT DATE                (%)          AMOUNT ($)         PAYMENT DATE        STRIKE RATE (%)     AMOUNT ($)
--------------------        -----------    -------------     -------------------   ---------------    ------------
April 2004                     3.71         962,500.00       July 2008                  6.74           617,510.72
May 2004                       4.01         962,500.00       August 2008                6.48           602,963.94
June 2004                      3.93         962,500.00       September 2008             6.56           588,755.65
July 2004                      4.20         962,500.00       October 2008               6.82           574,881.28
August 2004                    4.17         962,500.00       November 2008              6.55           561,329.61
September 2004                 4.24         962,500.00       December 2008              6.81           548,093.15
October 2004                   4.49         962,500.00       January 2009               6.54           535,164.61
November 2004                  4.58         962,500.00       February 2009              6.54           522,536.86
December 2004                  4.83         962,500.00       March 2009                 7.49           510,203.07
January 2005                   4.67         962,500.00       April 2009                 6.62           498,158.86
February 2005                  4.68         962,500.00       May 2009                   6.89           486,394.93
March 2005                     5.38         962,500.00       June 2009                  6.61           474,904.78
April 2005                     4.94         962,500.00       July 2009                  6.88           463,682.07
May 2005                       5.20         962,500.00       August 2009                6.61           452,720.61
June 2005                      5.02         962,500.00       September 2009             6.60           442,014.37
July 2005                      5.28         962,500.00       October 2009               6.87           431,557.44
August 2005                    5.10         962,500.00       November 2009              6.59           421,344.05
September 2005                 5.13         962,500.00       December 2009              6.86           411,368.55
October 2005                   5.38         962,500.00       January 2010               6.59           401,625.46
November 2005                  5.19         962,500.00       February 2010              6.58           392,109.38
December 2005                  5.44         962,500.00       March 2010                 7.44           382,815.07
January 2006                   5.25         962,500.00       April 2010                 6.58           373,737.40
February 2006                  5.28         962,500.00       May 2010                   6.84           364,871.34
March 2006                     6.23         962,500.00       June 2010                  6.57           356,212.01
April 2006                     5.97         962,500.00       July 2010                  6.83           347,754.62
May 2006                       6.22         962,500.00       August 2010                6.56           339,494.50
June 2006                      5.97         962,500.00       September 2010             6.56           331,427.08
July 2006                      6.22         962,500.00       October 2010               6.82           323,547.90
August 2006                    5.97         962,500.00       November 2010              6.55           315,852.61
September 2006                 6.03         962,500.00       December 2010              6.81           308,336.95
October 2006                   6.28         962,500.00       January 2011               6.54           300,996.76
November 2006                  6.03         962,500.00       February 2011              6.54           293,827.98
December 2006                  6.27         962,500.00       March 2011                 7.39           286,826.64
January 2007                   6.02         962,500.00       April 2011                 6.53           279,988.87
February 2007                  6.04         962,500.00       May 2011                   6.79           273,310.87
March 2007                     7.21         962,500.00       June 2011                  6.53           266,788.96
April 2007                     6.22         962,500.00       July 2011                  6.79           260,419.51
May 2007                       6.48         861,678.44       August 2011                6.52           254,199.00
June 2007                      6.22         841,437.94       September 2011             6.52           248,123.98
July 2007                      6.47         821,668.09       October 2011               6.78           242,191.08
August 2007                    6.22         802,357.97       November 2011              6.51           236,397.00
September 2007                 6.36         783,497.30       December 2011              6.77           230,738.53
October 2007                   6.62         765,084.10       January 2012               6.50           225,212.53
November 2007                  6.35         747,099.01       February 2012              6.50           219,815.94
December 2007                  6.61         729,532.05       March 2012                 7.04           214,545.75
January 2008                   6.35         712,373.54       April 2012                 6.49           209,399.03
February 2008                  6.35         695,614.00       May 2012                   6.75           204,372.93
March 2008                     7.04         679,244.49       June 2012                  6.49           199,464.65
April 2008                     6.49         663,262.22       July 2012                  6.75           194,671.46
May 2008                       6.75         647,651.56       August 2012 and            0.00                 0.00
June 2008                      6.48         632,403.86       thereafter

      The table below shows, as of each Interest Rate Cap Agreement Payment Date, the strike rate (in each case subject to a rate ceiling of 8.21%) and notional amount for the Class M-4 Interest Rate Cap Agreement.

     INTEREST RATE                                              INTEREST RATE
     CAP AGREEMENT          STRIKE RATE        NOTIONAL         CAP AGREEMENT                           NOTIONAL
      PAYMENT DATE              (%)            AMOUNT ($)       PAYMENT DATE       STRIKE RATE (%)     AMOUNT ($)
--------------------        -----------      -------------   -------------------   ---------------    ------------
April 2004                     3.36           825,000.00     July 2008                  6.39           529,294.90
May 2004                       3.66           825,000.00     August 2008                6.13           516,826.23
June 2004                      3.58           825,000.00     September 2008             6.21           504,647.70
July 2004                      3.85           825,000.00     October 2008               6.47           492,755.38
August 2004                    3.82           825,000.00     November 2008              6.20           481,139.67
September 2004                 3.89           825,000.00     December 2008              6.46           469,794.13
October 2004                   4.14           825,000.00     January 2009               6.19           458,712.53
November 2004                  4.23           825,000.00     February 2009              6.19           447,888.74
December 2004                  4.48           825,000.00     March 2009                 7.14           437,316.92
January 2005                   4.32           825,000.00     April 2009                 6.27           426,993.31
February 2005                  4.33           825,000.00     May 2009                   6.54           416,909.94
March 2005                     5.03           825,000.00     June 2009                  6.26           407,061.24
April 2005                     4.59           825,000.00     July 2009                  6.53           397,441.77
May 2005                       4.85           825,000.00     August 2009                6.26           388,046.24
June 2005                      4.67           825,000.00     September 2009             6.25           378,869.46
July 2005                      4.93           825,000.00     October 2009               6.52           369,906.38
August 2005                    4.75           825,000.00     November 2009              6.24           361,152.04
September 2005                 4.78           825,000.00     December 2009              6.51           352,601.62
October 2005                   5.03           825,000.00     January 2010               6.24           344,250.39
November 2005                  4.84           825,000.00     February 2010              6.23           336,093.76
December 2005                  5.09           825,000.00     March 2010                 7.09           328,127.20
January 2006                   4.90           825,000.00     April 2010                 6.23           320,346.34
February 2006                  4.93           825,000.00     May 2010                   6.49           312,746.86
March 2006                     5.88           825,000.00     June 2010                  6.22           305,324.58
April 2006                     5.62           825,000.00     July 2010                  6.48           298,075.39
May 2006                       5.87           825,000.00     August 2010                6.21           290,995.29
June 2006                      5.62           825,000.00     September 2010             6.21           284,080.35
July 2006                      5.87           825,000.00     October 2010               6.47           277,326.78
August 2006                    5.62           825,000.00     November 2010              6.20           270,730.81
September 2006                 5.68           825,000.00     December 2010              6.46           264,288.81
October 2006                   5.93           825,000.00     January 2011               6.19           257,997.22
November 2006                  5.68           825,000.00     February 2011              6.19           251,852.55
December 2006                  5.92           825,000.00     March 2011                 7.04           245,851.41
January 2007                   5.67           825,000.00     April 2011                 6.18           239,990.46
February 2007                  5.69           825,000.00     May 2011                   6.44           234,266.46
March 2007                     6.86           825,000.00     June 2011                  6.18           228,676.25
April 2007                     5.87           825,000.00     July 2011                  6.44           223,216.73
May 2007                       6.13           738,581.52     August 2011                6.17           217,884.86
June 2007                      5.87           721,232.52     September 2011             6.17           212,677.70
July 2007                      6.12           704,286.93     October 2011               6.43           207,592.35
August 2007                    5.87           687,735.40     November 2011              6.16           202,626.00
September 2007                 6.01           671,569.12     December 2011              6.42           197,775.88
October 2007                   6.27           655,786.37     January 2012               6.15           193,039.31
November 2007                  6.00           640,370.58     February 2012              6.15           188,413.66
December 2007                  6.26           625,313.19     March 2012                 6.69           183,896.35
January 2008                   6.00           610,605.89     April 2012                 6.14           179,484.88
February 2008                  6.00           596,240.58     May 2012                   6.40           175,176.80
March 2008                     6.69           582,209.56     June 2012                  6.14           170,969.70
April 2008                     6.14           568,510.47     July 2012                  6.40           166,861.25
May 2008                       6.40           555,129.91     August 2012 and            0.00                 0.00
June 2008                      6.13           542,060.45     thereafter

      The table below shows, as of each Interest Rate Cap Agreement Payment Date, the strike rate (in each case subject to a rate ceiling of 8.06%) and notional amount for the Class M-5 Interest Rate Cap Agreement.

     INTEREST RATE                                              INTEREST RATE
     CAP AGREEMENT          STRIKE RATE        NOTIONAL         CAP AGREEMENT                           NOTIONAL
      PAYMENT DATE              (%)           AMOUNT ($)        PAYMENT DATE       STRIKE RATE (%)     AMOUNT ($)
--------------------        -----------      -------------   -------------------   ---------------    ------------
April 2004                     3.21           687,500.00     July 2008                  6.24           441,079.09
May 2004                       3.51           687,500.00     August 2008                5.98           430,688.53
June 2004                      3.43           687,500.00     September 2008             6.06           420,539.75
July 2004                      3.70           687,500.00     October 2008               6.32           410,629.49
August 2004                    3.67           687,500.00     November 2008              6.05           400,949.72
September 2004                 3.74           687,500.00     December 2008              6.31           391,495.11
October 2004                   3.99           687,500.00     January 2009               6.04           382,260.44
November 2004                  4.08           687,500.00     February 2009              6.04           373,240.62
December 2004                  4.33           687,500.00     March 2009                 6.99           364,430.76
January 2005                   4.17           687,500.00     April 2009                 6.12           355,827.76
February 2005                  4.18           687,500.00     May 2009                   6.39           347,424.95
March 2005                     4.88           687,500.00     June 2009                  6.11           339,217.70
April 2005                     4.44           687,500.00     July 2009                  6.38           331,201.48
May 2005                       4.70           687,500.00     August 2009                6.11           323,371.87
June 2005                      4.52           687,500.00     September 2009             6.10           315,724.55
July 2005                      4.78           687,500.00     October 2009               6.37           308,255.31
August 2005                    4.60           687,500.00     November 2009              6.09           300,960.03
September 2005                 4.63           687,500.00     December 2009              6.36           293,834.68
October 2005                   4.88           687,500.00     January 2010               6.09           286,875.33
November 2005                  4.69           687,500.00     February 2010              6.08           280,078.13
December 2005                  4.94           687,500.00     March 2010                 6.94           273,439.34
January 2006                   4.75           687,500.00     April 2010                 6.08           266,955.28
February 2006                  4.78           687,500.00     May 2010                   6.34           260,622.39
March 2006                     5.73           687,500.00     June 2010                  6.07           254,437.15
April 2006                     5.47           687,500.00     July 2010                  6.33           248,396.16
May 2006                       5.72           687,500.00     August 2010                6.06           242,496.07
June 2006                      5.47           687,500.00     September 2010             6.06           236,733.63
July 2006                      5.72           687,500.00     October 2010               6.32           231,105.65
August 2006                    5.47           687,500.00     November 2010              6.05           225,609.01
September 2006                 5.53           687,500.00     December 2010              6.31           220,240.68
October 2006                   5.78           687,500.00     January 2011               6.04           214,997.69
November 2006                  5.53           687,500.00     February 2011              6.04           209,877.13
December 2006                  5.77           687,500.00     March 2011                 6.89           204,876.17
January 2007                   5.52           687,500.00     April 2011                 6.03           199,992.05
February 2007                  5.54           687,500.00     May 2011                   6.29           195,222.05
March 2007                     6.71           687,500.00     June 2011                  6.03           190,563.54
April 2007                     5.72           687,500.00     July 2011                  6.29           186,013.94
May 2007                       5.98           615,484.60     August 2011                6.02           181,570.72
June 2007                      5.72           601,027.10     September 2011             6.02           177,231.41
July 2007                      5.97           586,905.78     October 2011               6.28           172,993.63
August 2007                    5.72           573,112.84     November 2011              6.01           168,855.00
September 2007                 5.86           559,640.93     December 2011              6.27           164,813.24
October 2007                   6.12           546,488.65     January 2012               6.00           160,866.10
November 2007                  5.85           533,642.15     February 2012              6.00           157,011.38
December 2007                  6.11           521,094.32     March 2012                 6.54           153,246.96
January 2008                   5.85           508,838.24     April 2012                 5.99           149,570.74
February 2008                  5.85           496,867.15     May 2012                   6.25           145,980.66
March 2008                     6.54           485,174.63     June 2012                  5.99           142,474.75
April 2008                     5.99           473,758.73     July 2012                  6.25           139,051.04
May 2008                       6.25           462,608.26     August 2012 and            0.00                 0.00
June 2008                      5.98           451,717.04     thereafter

      The table below shows, as of each Interest Rate Cap Agreement Payment Date, the strike rate (in each case subject to a rate ceiling of 6.51%) and notional amount for the Class M-6 Interest Rate Cap Agreement.

   INTEREST RATE                                               INTEREST RATE
   CAP AGREEMENT            STRIKE RATE         NOTIONAL       CAP AGREEMENT                           NOTIONAL
    PAYMENT DATE                (%)            AMOUNT ($)       PAYMENT DATE       STRIKE RATE (%)     AMOUNT ($)
--------------------        -----------      -------------   -------------------   ---------------    ------------
April 2004                     1.66           605,000.00     July 2008                  4.69           388,149.60
May 2004                       1.96           605,000.00     August 2008                4.43           379,005.90
June 2004                      1.88           605,000.00     September 2008             4.51           370,074.98
July 2004                      2.15           605,000.00     October 2008               4.77           361,353.95
August 2004                    2.12           605,000.00     November 2008              4.50           352,835.75
September 2004                 2.19           605,000.00     December 2008              4.76           344,515.70
October 2004                   2.44           605,000.00     January 2009               4.49           336,389.19
November 2004                  2.53           605,000.00     February 2009              4.49           328,451.74
December 2004                  2.78           605,000.00     March 2009                 5.44           320,699.07
January 2005                   2.62           605,000.00     April 2009                 4.57           313,128.43
February 2005                  2.63           605,000.00     May 2009                   4.84           305,733.96
March 2005                     3.33           605,000.00     June 2009                  4.56           298,511.58
April 2005                     2.89           605,000.00     July 2009                  4.83           291,457.30
May 2005                       3.15           605,000.00     August 2009                4.56           284,567.24
June 2005                      2.97           605,000.00     September 2009             4.55           277,837.60
July 2005                      3.23           605,000.00     October 2009               4.82           271,264.68
August 2005                    3.05           605,000.00     November 2009              4.54           264,844.83
September 2005                 3.08           605,000.00     December 2009              4.81           258,574.52
October 2005                   3.33           605,000.00     January 2010               4.54           252,450.29
November 2005                  3.14           605,000.00     February 2010              4.53           246,468.75
December 2005                  3.39           605,000.00     March 2010                 5.39           240,626.62
January 2006                   3.20           605,000.00     April 2010                 4.53           234,920.65
February 2006                  3.23           605,000.00     May 2010                   4.79           229,347.70
March 2006                     4.18           605,000.00     June 2010                  4.52           223,904.69
April 2006                     3.92           605,000.00     July 2010                  4.78           218,588.62
May 2006                       4.17           605,000.00     August 2010                4.51           209,992.14
June 2006                      3.92           605,000.00     September 2010             4.51           198,467.26
July 2006                      4.17           605,000.00     October 2010               4.77           187,211.29
August 2006                    3.92           605,000.00     November 2010              4.50           176,218.02
September 2006                 3.98           605,000.00     December 2010              4.76           165,481.36
October 2006                   4.23           605,000.00     January 2011               4.49           154,995.37
November 2006                  3.98           605,000.00     February 2011              4.49           144,754.26
December 2006                  4.22           605,000.00     March 2011                 5.34           134,752.34
January 2007                   3.97           605,000.00     April 2011                 4.48           124,984.10
February 2007                  3.99           605,000.00     May 2011                   4.74           115,444.11
March 2007                     5.16           605,000.00     June 2011                  4.48           106,127.09
April 2007                     4.17           605,000.00     July 2011                  4.74            97,027.88
May 2007                       4.43           541,626.45     August 2011                4.47            88,141.44
June 2007                      4.17           528,903.85     September 2011             4.47            79,462.83
July 2007                      4.42           516,477.08     October 2011               4.73            70,987.25
August 2007                    4.17           504,339.30     November 2011              4.46            62,710.00
September 2007                 4.31           492,484.02     December 2011              4.72            54,626.47
October 2007                   4.57           480,910.01     January 2012               4.45            46,732.19
November 2007                  4.30           469,605.09     February 2012              4.45            39,022.77
December 2007                  4.56           458,563.00     March 2012                 4.99            31,493.92
January 2008                   4.30           447,777.65     April 2012                 4.44            24,141.47
February 2008                  4.30           437,243.09     May 2012                   4.70            16,961.33
March 2008                     4.99           426,953.68     June 2012                  4.44             9,949.50
April 2008                     4.44           416,907.68     July 2012                  4.70             3,102.08
May 2008                       4.70           407,095.26     August 2012 and            0.00                 0.00
June 2008                      4.43           397,511.00     thereafter

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                               ASSET BACKED NOTES

                            ASSET BACKED CERTIFICATES

                              --------------------

                      RENAISSANCE MORTGAGE ACCEPTANCE CORP.

                                    DEPOSITOR

                              --------------------

SECURITIES OFFERED

o     asset backed notes, asset backed certificates or a combination

o rated in one of four highest rating categories by at least one nationally recognized rating organization

o     not listed on any trading exchange

ASSETS

o sub-prime mortgage loans secured by first or second liens on residential or mixed use properties

o     securities backed by those types of sub-prime mortgage loans

o     may include one or more forms of enhancement

--------------------------------------------------------------------------------

The securities are obligations only of the related trust and are not insured or guaranteed by any governmental agency.

THE SECURITIES INVOLVE SIGNIFICANT RISKS. WE RECOMMEND THAT YOU REVIEW THE INFORMATION UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

This prospectus must be accompanied by a prospectus supplement for the particular series.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

The depositor may offer securities through underwriters or by other methods described under the caption "Plan of Distribution."

                  THE DATE OF THIS PROSPECTUS IS MARCH 29, 2004

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The depositor, as creator of each trust, has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the notes and the certificates offered pursuant to this prospectus. The Registration Statement includes information about the securities which is not included in this prospectus. Prospective investors may read the Registration Statement and make copies of it at the Commission's main office located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Prospective investors also may obtain a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Prospective investors who have access to the Internet also may read the Registration Statement at the Commission's site on the World Wide Web located at http://www.sec.gov.

      Each trust will be required to file with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the securities Exchange Act of 1934, as amended, (a) a Current Report on Form 8-K each month after the month of formation of that trust and prior to the expiration of the calendar year in which that trust was formed and (b) an annual report on Form 10-K within 90 days after the end of the calendar year in which the trust was formed. Each Form 8-K will include as an exhibit the monthly statement to securityholders of the related series. The Form 10-K will include certain summary information about the trust. Any reports and documents so filed by or on behalf of a trust before the termination of the offering of the securities of that trust will be incorporated in this prospectus. If the information incorporated in this prospectus modifies or changes the information in this prospectus the modified or changed information will control if any information incorporated by reference in this prospectus is itself modified or changed by subsequent information incorporated by reference, the latter information will control. Any reports and documents that are incorporated in this prospectus will not be physically included in this prospectus or delivered with this prospectus.

      The depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement, other than exhibits to the documents unless these exhibits are specifically incorporated by reference in the document. Written requests for copies should be directed to Corporate Secretary, Renaissance Mortgage Acceptance Corp., 1000 Woodbury Road, Woodbury, New York 11797. Telephone requests for copies should be directed to the depositor, at (516) 364-8500. IN ORDER TO RECEIVE ANY REQUESTED INFORMATION IN A TIMELY FASHION, PROSPECTIVE INVESTORS MUST MAKE THEIR REQUESTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY MUST MAKE THEIR INVESTMENT DECISIONS.

                                  THE DEPOSITOR

      The depositor is a limited purpose, finance subsidiary of the seller. The depositor was incorporated in the State of Delaware in November 2001. The depositor does not have, and is not expected to have in the future, any significant assets. The depositor's headquarters are located at 1000 Woodbury Road, Woodbury, New York 11797. Its telephone number is (516) 364-8400.

                                   THE SELLER

      The seller for each trust may be Delta Funding Corporation or another entity identified in the applicable prospectus supplement. If another entity acts as seller for a trust, the prospectus supplement will describe that seller's underwriting guidelines and procedures and loan products.

DELTA FUNDING CORPORATION

      Delta Financial Corporation, called "Delta Financial," or the "company," through its wholly-owned subsidiaries, engages in the consumer finance business by originating and selling non-conforming home equity loans. Throughout its 22 years of operating history, Delta Financial has focused on lending to individuals who generally have impaired or limited credit profiles or higher debt-to-income ratios, for such purposes as debt consolidation, home improvement, mortgage refinancing or education.

      Through its wholly owned subsidiary, Delta Funding Corporation, Delta Financial originates home equity loans indirectly through licensed mortgage brokers and other real estate professionals who submit loan applications on behalf of the borrower and, prior to July 2000, also purchased loans from mortgage bankers and smaller financial institutions that satisfy its underwriting guidelines. The company decided to discontinue its correspondent operations in July 2000 to focus on its less cash intensive broker and retail channels. Delta Funding Corporation currently originates and purchases the majority of its loans in 26 states, through its network of approximately 1,500 brokers.

      Delta Financial develops retail loan leads under the name Fidelity Mortgage, Inc. primarily through its telemarketing system, internet leads, direct mail, radio advertising and its network of seven retail offices and four origination centers located in nine states. The origination centers are typically staffed with considerably more loan officers and cover a broader area than the retail offices. In July 2003, Delta Financial opened a retail office in Kansas City, Kansas. In March 2004, Delta Financial closed an underperforming retail office in Columbus, Ohio, effectively redistributing its operations to other larger, better performing retail offices located in Ohio.

      Delta Financial's business strategy is to increase its loan originations platform by focusing its efforts on its broker and retail channels of originations by:

      (1) increasing the number of commissioned-based account executives responsible for generating new business,

      (2) continuing to provide top quality service to its network of brokers and retail clients,

      (3)   maintaining its underwriting standards,

      (4) further penetrating its established and recently-entered markets and expanding into new geographic markets,

      (5) expanding its retail origination capabilities through larger call centers, and

      (6) continuing to leverage off of its proprietary web-based and workflow technology platform.

      The company's corporate headquarters is located in approximately 81,000 square feet in a 230,600 square foot building located at 1000 Woodbury Road, Woodbury, New York 11797. Its telephone number is (516) 364-8500.

LOAN UNDERWRITING

      We maintain written underwriting guidelines that are utilized by all employees associated with the underwriting process. Throughout our 22 years in existence, these guidelines have been continually reviewed and updated by senior underwriters and the head of risk management. We provide our underwriting guidelines to all of the brokers from whom we accept loan applications. Loan applications received from brokers are classified according to particular characteristics including, but not limited to, the applicant's:

      o     ability to pay;

      o credit history (with emphasis on the applicant's existing mortgage payment history);

      o     credit score;

      o     income documentation type;

      o     lien position;

      o     loan-to-value ratio;

      o     property type; and

      o general stability, in terms of employment history, time in residence, occupancy and condition and location of the collateral.

      We have established classifications with respect to the credit profile of the applicant, and each loan is placed into one of four letter ratings "A" through "D," with subratings within those categories. Terms of loans that we make, as well as maximum loan-to-value ratios and debt-to-income ratios, vary depending on the classification of the applicant and the borrower's credit score. Loan applicants with less favorable credit ratings and/or lower credit scores are generally offered loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings and/or higher credit scores. The general criteria our underwriting staff uses in classifying loan applicants are set forth in the following table.

[LOGO]                      DELTA FUNDING CORPORATION                     [LOGO]
                          Underwriting Guideline Matrix

           MAXIMUM LOAN AMOUNTS SUBJECT TO LTV INCOME TYPE & OCCUPANCY

                                                                   FIRST MORTGAGE
                           -------------------------------------------------------------------------------------------

                                          OWNER OCCUPIED                                NON OWNER OCCUPIED
                           -------------------------------------------     -------------------------------------------
                   MIN                    LIMITED INCOME                                  LIMITED INCOME
CREDIT PROGRAM    CREDIT   FULL INCOME         & NO                        FULL INCOME         & NO
MAX LOAN AMOUNT   SCORE       CHECK        INCOME CHECK     AS STATED         CHECK        INCOME CHECK     AS STATED
----------------------------------------------------------------------------------------------------------------------
                   675     100% 1st Mtg    100% 1st Mtg    90% 1st Mtg     90% 1st Mtg     80% 1st Mtg     70% 1st Mtg
                   650     100% 1st Mtg     95% 1st Mtg    85% 1st Mtg     85% 1st Mtg     80% 1st Mtg     70% 1st Mtg
      A+           625     100% 1st Mtg     95% 1st Mtg    85% 1st Mtg     85% 1st Mtg     75% 1st Mtg     70% 1st Mtg
Up to $750,000     600      95% 1st Mtg     85% 1st Mtg    80% 1st Mtg     80% 1st Mtg     75% 1st Mtg     70% 1st Mtg
                   550      90% 1st Mtg     85% 1st Mtg    80% 1st Mtg     80% 1st Mtg     75% 1st Mtg          NA
                   525      85% 1st Mtg     80% 1st Mtg         NA         80% 1st Mtg          NA              NA
                   500      80% 1st Mtg     75% 1st Mtg         NA         75% 1st Mtg          NA              NA
----------------------------------------------------------------------------------------------------------------------
                   675     100% 1st Mtg    100% 1st Mtg    90% 1st Mtg     90% 1st Mtg     80% 1st Mtg     70% 1st Mtg
                   650     100% 1st Mtg     95% 1st Mtg    85% 1st Mtg     85% 1st Mtg     80% 1st Mtg     70% 1st Mtg
      A1           625     100% 1st Mtg     95% 1st Mtg    85% 1st Mtg     85% 1st Mtg     75% 1st Mtg     70% 1st Mtg
Up to $750,000     600      95% 1st Mtg     85% 1st Mtg    80% 1st Mtg     80% 1st Mtg     75% 1st Mtg     70% 1st Mtg
                   550      90% 1st Mtg     85% 1st Mtg    80% 1st Mtg     80% 1st Mtg     75% 1st Mtg          NA
                   525      85% 1st Mtg     75% 1st Mtg         NA         75% 1st Mtg          NA              NA
                   500      80% 1st Mtg     70% 1st Mtg         NA         70% 1st Mtg          NA              NA
----------------------------------------------------------------------------------------------------------------------
                   600      90% 1st Mtg     85% 1st Mtg    80% 1st Mtg     80% 1st Mtg     75% 1st Mtg     70% 1st Mtg
      A2           575      90% 1st Mtg     85% 1st Mtg    80% 1st Mtg     80% 1st Mtg     75% 1st Mtg          NA
Up to $500,000     550      85% 1st Mtg     80% 1st Mtg    75% 1st Mtg     80% 1st Mtg     70% 1st Mtg          NA
                   525      80% 1st Mtg     75% 1st Mtg         NA         75% 1st Mtg          NA              NA
                   500      75% 1st Mtg     70% 1st Mtg         NA         70% 1st Mtg          NA              NA
----------------------------------------------------------------------------------------------------------------------
                   600      90% 1st Mtg     80% 1st Mtg    75% 1st Mtg     80% 1st Mtg     70% 1st Mtg
      B1           575      85% 1st Mtg     80% 1st Mtg    75% 1st Mtg     80% 1st Mtg     70% 1st Mtg
Up to $500,000     550      85% 1st Mtg     75% 1st Mtg    70% 1st Mtg     75% 1st Mtg     65% 1st Mtg
                   525      80% 1st Mtg          NA             NA              NA              NA
                   500      75% 1st Mtg          NA             NA              NA              NA
------------------------------------------------------------------------------------------------------
                   575      85% 1st Mtg     75% 1st Mtg    70% 1st Mtg     75% 1st Mtg
      B2           550      80% 1st Mtg     70% 1st Mtg    70% 1st Mtg     70% 1st Mtg     ---------------------------
Up to $500,000     525      75% 1st Mtg          NA             NA              NA         [LOGO] Minimum Market Value
                   500      70% 1st Mtg          NA             NA              NA             for NOO (all LTV's):
--------------------------------------------------------------------------------------               $70,000
                   575      80% 1st Mtg     75% 1st Mtg                    75% 1st Mtg     ---------------------------
      C1           550      80% 1st Mtg     70% 1st Mtg                    70% 1st Mtg
Up to $400,000     525      75% 1st Mtg          NA                             NA
                   500      70% 1st Mtg          NA                             NA
------------------------------------------------------                     -----------
      C2           550      75% 1st Mtg
Up to $400,000     525      70% 1st Mtg     ----------------------------
                   500      65% 1st Mtg     [LOGO] Minimum Market Value:
--------------------------------------              $70,000                       ------------------------------
      D1           550      70% 1st Mtg                                            [LOGO] NOO FIC > 85% LTV:
Up to $350,000     500      65% 1st Mtg     -  OO FIC, LIC & NIC >90%
--------------------------------------      -  OO As Stated > 85%                  -  1 or 2 Family attached
     * D2          525      65% 1st Mtg     ----------------------------           -  3 or 4 Units
Up to $350,000     500      60% 1st Mtg                                            Minimum Market Value: $150,000
--------------------------------------                                            ------------------------------
     * D3          550      60% 1st Mtg
Up to $350,000

======================================================================================================================

                                           SECOND MORTGAGE
                           -----------------------------------------------------
                                                             NON OWNER
                                 OWNER OCCUPIED              OCCUPIED
                           -----------------------------  ----------------------
                   MIN                    LIMITED INCOME
CREDIT PROGRAM    CREDIT   FULL INCOME         & NO            FULL
MAX LOAN AMOUNT   SCORE       CHECK        INCOME CHECK    INCOME CHECK
--------------------------------------------------------------------------------
                   675     # 100% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
                   650     # 100% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
      A+           625        90% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
Up to $750,000     600        85% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
                   550        85% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
                   525             NA           NA              NA
                   500             NA           NA              NA
--------------------------------------------------------------------------------
                   675     # 100% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
                   650     # 100% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
      A1           625        90% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
Up to $750,000     600        85% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
                   550        85% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
                   525             NA           NA              NA
                   500             NA           NA              NA
--------------------------------------------------------------------------------
                   600        85% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
      A2           575        85% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
Up to $500,000     550        85% 2nd Mtg  80% 2nd Mtg     75% 2nd Mtg
                   525             NA           NA              NA
                   500             NA           NA              NA
--------------------------------------------------------------------------------
                   600        80% 2nd Mtg  80% 2nd Mtg     70% 2nd Mtg
      B1           575        80% 2nd Mtg  80% 2nd Mtg     70% 2nd Mtg
Up to $500,000     550        80% 2nd Mtg  75% 2nd Mtg     70% 2nd Mtg
                   525             NA           NA              NA
                   500             NA           NA              NA
--------------------------------------------------------------------------------
                   575        80% 2nd Mtg  -------------------------------------
      B2           550        80% 2nd Mtg  [LOGO] 2nd MORTGAGE NOTES:
Up to $500,000     525             NA      # 100% CLTV (over 90% CLTV)
                   500             NA      requirements:
--------------------------------------     - Minimum 650 middle credit score
                   575        75% 2nd Mtg  - FIC only (24 months bank statements
      C1           550        75% 2nd Mtg    not allowed in this program)
Up to $400,000     525             NA      - Minimum 4 years bankruptcy discharge
                   500             NA        or foreclosure
--------------------------------------     - Consumer Credit Counseling (CCC)
      C2           550                       not allowed in this program
Up to $400,000     525                     - SFR (1 family) only. No condos
                   500                     - Refinance only. No purchase money
---------------------------                - Minimum loan amount: $40K (stand
      D1           550                       alone)
Up to $350,000     500                     - Minimum loan amount for a DFC
---------------------------                  simultaneous 1st & 2nd : $20K
     * D2          525                     - Maximum loan amount: $250K
Up to $350,000     500                     - Minimum FMV: $70K
---------------------------                - 12 month mortgage history required.
     * D3          550                       If reporting to credit, 0x60 month
Up to $350,000                               13-24
                                           -------------------------------------
================================================================================






                   MIN
CREDIT PROGRAM    CREDIT
MAX LOAN AMOUNT   SCORE   DTI                 MORTGAGE PAYMENT HISTORY                           BANKRUPTCY INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                   675
                   650
      A+           625                       EXCELLENT MORTGAGE HISTORY                          *** MINIMUM 3 YEARS OLD
Up to $750,000     600    ** 55%      0x30 on mortgages within last 12 months.          Chapter 7 discharge or Chapter 13 filing.
                   550                      No foreclosures last 3 years.                     Chapter 13 discharge must be
                   525                                                                           1 year old at closing.
                   500
------------------------------------------------------------------------------------------------------------------------------------
                   675
                   650
      A1           625                       EXCELLENT MORTGAGE HISTORY                          *** MINIMUM 3 YEARS OLD
Up to $750,000     600    ** 55%      1x30 on mortgages within last 12 months.          Chapter 7 discharge or Chapter 13 filing.
                   550                      No foreclosures last 3 years.                     Chapter 13 discharge must be
                   525                                                                           1 year old at closing.
                   500
------------------------------------------------------------------------------------------------------------------------------------
                   600
      A2           575                        EXCELLENT MORTGAGE HISTORY                          *** MINIMUM 2 YEARS OLD
Up to $500,000     550     ** 55%      2x30 on mortgages within last 12 months.          Chapter 7 discharge or Chapter 13 filing.
                   525                       No foreclosures last 2 years.             Chapter 13 must be discharged before closing.
                   500

------------------------------------------------------------------------------------------------------------------------------------
                   600                          GOOD MORTGAGE HISTORY                            *** MINIMUM 2 YEARS OLD
      B1           575                3x30 on mortgages within last 12 months.          Chapter 7 discharge or Chapter 13 filing.
Up to $500,000     550    ** 55%            No foreclosures last 2 years.             Chapter 13 must be discharged before closing.
                   525            If mortgage history(s) for the past 12 months is  If mortgage history(s) for the past 12 months is
                   500              0X30, the foreclosure/NOD restriction will be     0X30, the bankruptcy look-back period will be
                                                lowered to 18 months.                             lowered to 18 months.
------------------------------------------------------------------------------------------------------------------------------------
                                                GOOD MORTGAGE HISTORY                           *** MINIMUM 18 MONTHS OLD
                   575              Unlimited 30's & 0x60 OR 1x60 rolling & 2x30        Chapter 7 discharge or Chapter 13 filing.
      B2           550                     maximum within last 12 months.                      Open Chapter 13 considered.
Up to $500,000     525    ** 55%           No foreclosures last 18 months.            Mortgage must be paid as agreed since filing.
                   500              If mortgage history(s) for past 12 months is    If mortgage history(s) for the past 12 months is
                                    0x30, the foreclosure/NOD restriction will be     0X30, the bankruptcy look-back period will be
                                                lowered to 12 months.                             lowered to 12 months.
------------------------------------------------------------------------------------------------------------------------------------
                   575                          FAIR MORTGAGE HISTORY                            *** MINIMUM 1 YEAR OLD
      C1           550    ** 55%      0x90 on mortgages within last 12 months.          Chapter 7 discharge or Chapter 13 filing.
Up to $400,000     525                     No worse than D-30 at closing.                     No late payments on mortgages
                   500                     No foreclosures last 12 months.                    since Chapter 7 or 13 filing.
------------------------------------------------------------------------------------------------------------------------------------
      C2           550                          FAIR MORTGAGE HISTORY                   Chapter 7 must be discharged by closing.
Up to $400,000     525    ** 55%      1x90 on mortgages within last 12 months.                 Open Chapter 13 considered.
                   500                     No worse than D-60 at closing.
------------------------------------------------------------------------------------------------------------------------------------
      D1           550                          POOR MORTGAGE HISTORY                   Chapter 7 must be discharged by closing.
Up to $350,000     500    ** 55%      1x120 on mortgages within last 12 months.                Open Chapter 13 considered.
                                           No worse than D-90 at closing.
------------------------------------------------------------------------------------------------------------------------------------
     * D2          525                          POOR MORTGAGE HISTORY                   Chapter 7 must be discharged by closing.
Up to $350,000     500    ** 55%           No worse than D-119 at closing.                     Open Chapter 13 considered.
                                            Mortgage NOT in foreclosure.
------------------------------------------------------------------------------------------------------------------------------------
     * D3          550                          POOR MORTGAGE HISTORY                   Chapter 7 must be discharged by closing.
Up to $350,000            ** 55%     Open foreclosures considered case-by-case.                Open Chapter 13 considered.

====================================================================================================================================

--------------------------------------------------------------------------------
[LOGO] NOTES

* Lower LTV by 5% for program D2 & D3 in: Connecticut, Idaho, Illinois, Indiana, Iowa, Maine, Massachusetts, New Jersey, New York, Oklahoma, Vermont & Wisconsin
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO] PROPERTY RESTRICTIONS

- OO FIC, LIC & NIC over 90% LTV only: 1-2 family attached: Minimum market value of $150,000

- OO FIC, LIC & NIC 3-4 family > 90%: Minimum market value of $150,000 and 25pt higher score than above

-     OO As Stated over 85%: 1-2 family detached & condos
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO] NOTE

2nd Mortgages are not available for:

-     Score below 550

-     As Stated loans

-     NPO loans

-     Mixed-Use property

-     Multi-family property

-     Double/Multi-wide Manufacture homes

-     "Unique" property
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO] NOTES

** For LTV's over 80% and/or total gross income less than $25K/yr ($2083/mth), max DTI is 50% for programs A+ to D3.

*** Chapter 13 involuntary dismissal date follows the same guidelines as a Chapter 7 discharge
--------------------------------------------------------------------------------

[LOGO] DELTA FUNDING CORPORATION
       1000 Woodbury Road
       Woodbury, NY 11797
       1-800-225-5335

                                                                Revised 12-15-03

      We use these categories and characteristics as guidelines only. On a case-by-case basis, we may determine that the prospective borrower warrants an exception from the guidelines, if sufficient compensating factors exist. Examples of compensating factors we consider are:

      o     low debt ratio;

      o     long-term stability of employment and/or residence;

      o     excellent payment history on past mortgages;

      o     a significant reduction in monthly expenses; or

      o     low loan-to-value ratio.

      The mortgage loans we originate have amortization schedules ranging from 5 years to 30 years, generally bear interest at fixed rates and require equal monthly payments which are due as of a scheduled day of each month which is fixed at origination. Substantially all of our mortgage loans are fully amortizing loans. We primarily originate fixed rate loans, which amortize over a period not to exceed 30 years. The principal amounts of the loans we originate generally range from a minimum of $25,000 to a maximum of $750,000 and we will lend up to 100% of the combined loan-to-value ratio. Our loans are generally secured by one- to four-family residences, including condominiums and town-houses, and these properties are usually occupied by the owner. It is our policy not to accept commercial properties or unimproved land as collateral. However, we will accept mixed-use properties, such as a property where a portion of the property is used for residential purposes and the balance is used for commercial purposes, and will accept small multifamily properties of 5 to 8 units, both at reduced loan-to-value ratios. We do not originate loans where any senior mortgage contains open-end advance, negative amortization or shared appreciation provisions--all of which could have the effect of increasing the amount of the senior mortgage, thereby increasing the combined LTV, and making the loan more risky for us.

      Our mortgage loan program includes:

      o     a full documentation program;

      o     a limited documentation program;

      o     a no income verification program for self-employed borrowers; and

      o     a stated income program.

      Our borrowers' total monthly debt obligations--which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness--generally are 50% or less of the borrower's monthly gross income, although some of our borrowers will qualify using our maximum debt-to-income ratio of 55%. For loans to borrowers who are salaried employees, we require current employment information in addition to employment history. We verify this information based on one or more of the following items: written confirmation from employers, recent pay-stubs, recent W-2 tax forms, recent tax returns, bank statements and telephone confirmation from the employer. For our limited documentation program, we require either 6 months of bank statements or a job letter to be submitted which contains substantially the same information one would find on a standard verification of employment form, including:

      o     job position;

      o     length of time on job;

      o     current salary; and

      o the job letter should appear on the employer's letterhead and include the telephone number and signature of the individual completing the letter on behalf of the employer.

      For our no income verification program, we require proof of self-employment in the same business for 2 years. We only offer our stated income program, which represents a very small percentage of our loans, for better credit quality borrowers where a telephone verification is done by an underwriter to verify that the borrower is employed. We usually require lower combined loan-to-value ratios with respect to loans made under programs other than the full documentation program.

      We assess a borrower's credit worthiness primarily based on his or her mortgage history and credit score, and generally adjust our pricing and loan to value ratios based on many other risk parameters. Our borrowers often have either (a) mortgage or other credit delinquencies, (b) problems providing documentation required by traditional lenders, and/or (c) collateral types that traditional lenders will not lend against. Qualification for a loan is based primarily upon our risk-based pricing model and guidelines, which we have developed over our 22 years in existence and our vast database of prior loan performance. Because there are compelling circumstances with certain borrowers, we employ experienced non-conforming mortgage loan credit underwriters to review the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. An applicant's credit record will often be impaired by personal circumstances including divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing.

      As part of our settlement agreements with New York State regulators--i.e., the Remediation Agreement and Stipulated Order on Consent--we agreed to modify certain aspects of our underwriting guidelines. Even though these agreements terminated in September 2002, we have not eliminated the underwriting changes we agreed to and, in fact, intend to continue to originate loans in accordance with these agreements.

      We have a staff of 49 underwriters with an average of 10 years of non-conforming lending experience and 5 years working for us. All underwriting functions for broker originations are conducted in our Woodbury, New York headquarters and our Cincinnati, Ohio underwriting office. All underwriting functions for retail originations are conducted in our retail underwriting "hub," located in Cincinnati, Ohio, our Phoenix, Arizona origination center and our Woodbury, New York headquarters. We do not delegate underwriting authority to any third party. Our underwriting department functions independently of our business development and sales departments and does not report to any individual directly involved in the sales origination process. None of our underwriters are compensated on an incentive or commission basis. Our underwriters are trained to review all components of the loan to determine its compliance with our underwriting guidelines.

      We have instituted underwriting checks and balances that are designed to ensure that loans are generally reviewed and approved by a minimum of two underwriters. The Underwriting Department employs underwriters with different levels of experience and authority and loans generally must receive a secondary review by an underwriter of equal or higher rank. Although the most senior underwriters do not require a secondary review in certain circumstances, the vast majority of our loans are reviewed by at least two underwriters. Similarly, maximum loan amount and loan-to-value approval authorities are assigned to each level, ensuring that loans at the highest dollar or LTV-limits we offer are reviewed and approved only by the Department's most senior members.

      We underwrite every loan submitted by not only thoroughly reviewing credit, but also by performing the following:

      o a separate appraisal review conducted by our underwriter and/or appraisal review department on appraisals not centrally ordered by us; and

      o a full compliance review, to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion, and proper compliance with all federal and state regulations.

      We require appraisals to be performed by third party, fee-based appraisers or by our approved appraisers and to conform generally to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of both the exterior and interior of the subject property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property. We perform an appraisal review on each loan prior to closing on appraisals not centrally ordered by us. We do not believe that the general quality control practices of many conventional mortgage lenders, which is to perform only drive-by appraisals after closings, provides sufficient protection for non-centrally ordered appraisals. As such, in addition to reviewing each appraisal for accuracy, we access alternate sources to validate sales used in the appraisal to determine market value. These sources include:

      o     Multiple Listing Services;

      o assessment and sales services, such as Comps, Inc., Pace, 1st American and Transamerica;

      o     on-line internet services such as Realtor.com; and

      o other sources for verification, including broker price opinions and market analyses by local real estate agents.

      We actively track and grade (based upon criteria that we have developed over time) all appraisers from whom we accept appraisals for quality control purposes and do not accept work from appraisers who have not conformed to our review standards.

      After completing the underwriting and processing of a brokered loan, we schedule the closing of the loan with an approved closing attorney or settlement agent. We hold the closing attorney or settlement agent responsible for completing the loan closing transaction in accordance with applicable law and our operating procedures. We also require title insurance that insures our interest as mortgagee and evidence of adequate homeowner's insurance naming us or our servicing agent as an additional insured party on all loans.

      We perform a post-funding quality control review to monitor and evaluate our loan origination policies and procedures. The quality control department is separate from the underwriting department and reports directly to a member of senior management.

      We subject at least 10% of all loan originations to a full quality control re-underwriting and review, the results of which are reported to senior management on a quarterly basis. On a daily basis, should the need arise, the AVP in charge of QC Underwriting will notify senior management any critical loan findings. The sample of loans reviewed are selected in the following manner:

      o     All early default payments and customer complaints;

      o     At least 5% of the loans reviewed are a random sample; and

      o Targets which may be based on sources of business (both internal branches/teams and external brokers, areas or other third parties) and products (perceived riskier products and newly offered products).

      If any discrepancies are discovered during the review process, a senior quality control underwriter re-reviews the loan and proceeds with any necessary follow-up actions. Discrepancies noted by the review are analyzed and corrective actions are instituted. A typical quality control underwriting review currently includes:

      o obtaining a new verification of value and/or photo for each property;

      o     re-verifying the credit report;

      o reviewing loan applications for completeness, signatures, and for consistency with other processing documents;

      o obtaining new written and/or verbal verification of income and employment from employer;

      o obtaining new written and/or verbal verification of mortgage to re-verify any outstanding mortgages, if necessary; and

      o     analyzing the underwriting and program selection decisions.

      We update the quality control process from time to time as our policies and procedures change.

                          DESCRIPTION OF THE SECURITIES

GENERAL

      Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will also be issued in series pursuant to either a separate pooling and servicing agreement or trust agreement among the seller, the servicer, if the series relates to loans, and the trustee. A form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates.

      The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions, including definitions of terms, are incorporated in this prospectus by reference as part of the summaries.

      Each series of securities will consist of one or more classes of securities, one or more of which may have different payment characteristics. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

      Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement, which may be different for each class or for the payment of principal and interest. Payments will be made by check mailed to holders of the applicable series, registered at the close of business on the record date specified in the related prospectus supplement applicable to that distribution date at their addresses appearing on the security register. However, payments may be made by wire transfer which shall be at the expense of the holder requesting payment by wire transfer in the circumstances described in the related prospectus supplement. In addition, the final payment of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment is expected to be made to the holder of that security.

      Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the primary assets for a series, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement will be deposited directly into the collection account or the certificate account. If provided in the related prospectus supplement, the deposited amounts may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts may subsequently be deposited into the distribution account and will be available to make payments on the securities of the applicable series on the next applicable distribution date.

BOOK-ENTRY SECURITIES

      If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through the Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The Depository Trust Company is referred to as DTC, Clearstream Banking, societe anonyme is referred to as Clearstream and the Euroclear System is referred to as Euroclear. The book-entry securities will be issued in one or more securities which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC, referred to as Cede. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the omnibus positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical security representing that security called a "definitive security." Unless and until definitive securities are issued, it is anticipated that the only "certificateholder" or "noteholder", as applicable, will be Cede & Co., as nominee of DTC. Owners are only permitted to exercise their rights indirectly through participants and DTC.

      Ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of that book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      Owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective owners. Accordingly, although owners will not possess definitive securities, the rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

      Beneficial owners will not receive or be entitled to receive definitive securities representing their respective interests in the securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing those participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream is incorporated under the laws of Luxembourg as a limited liability company. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in multiple currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in multiple currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance System plc, a United Kingdom corporation. All operations are conducted by Euroclear Bank SA/NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank SA/NV, not Euroclear Clearance System plc. Euroclear Clearance System plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with Euroclear Bank SA/NV are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. Terms and conditions and the related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear Bank SA/NV acts under the terms and conditions and the related operating procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the owners that it represents.

      Under a book-entry format, owners may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of these securities in the secondary market since potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

      Monthly and annual reports on the applicable trust fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the owners' book-entry securities are credited.

      DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include book-entry securities. Clearstream or Euroclear Bank SA/NV, as the case may be, will take any other action permitted to be taken by a holder under the applicable agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

      Definitive securities will be issued to owners, or their nominees, rather than to DTC, only if:

      o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor, or

      o after the occurrence of an event of default, owners owning a majority in principal amount of the applicable securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the best interests of owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will then recognize the holders of the definitive securities as certificateholders or noteholders, as applicable, under the applicable agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

      Neither the depositor, the seller, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

VALUATION OF THE PRIMARY ASSETS

      If specified in the related prospectus supplement for a series of notes, each mortgage loan or underlying security--sometimes called the primary asset--included in the related trust fund for a series will be assigned an initial asset value. At any time the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of:

      o the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the assumed reinvestment rate, if any, discounted to present value at the highest interest rate on the notes of the related series over periods equal to the interval between payments on the notes, and

      o     the then principal balance of the primary assets.

      The initial asset value of the primary assets will be set forth in the prospectus supplement and generally will be at least equal to the principal amount of the notes of the related series at the date of issuance those notes.

      The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is so insured, the related prospectus supplement will set forth the terms of that arrangement.

PAYMENTS OF INTEREST

      The securities of each class by their terms entitled to receive interest will bear interest calculated on the basis of a 360-day year and either the actual number of days in the applicable accrual period or twelve 30-day months, from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on the securities of a series will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal of that class. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to the principal of the applicable zero coupon security on the related distribution date.

      Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the related distribution date.

PAYMENTS OF PRINCIPAL

      On each distribution date for a series, principal payments will be made to the holders of the securities of that series on which principal is then payable, to the extent set forth in the related prospectus supplement. Payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority set forth in the related prospectus supplement. The holders of one or more classes of securities may have the right to request that principal distributions allocable to that class of securities be distributed to such holder. If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the principal distribution. Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions. If so specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date with respect to each class of notes is the latest date by which the principal of that class will be fully paid and with respect to each class of certificates will be the date on which the entire aggregate principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution of principal of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution of principal of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series.

SPECIAL REDEMPTION

      If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of securities of a series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement if, as a result of prepayments on the primary assets or low yields then available for reinvestment the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest that will have accrued on such securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to the designated interest accrual date. In this event and as further described in the related prospectus supplement, the trustee will redeem a sufficient principal amount of outstanding securities of the series so that the available interest amount will equal the amount of interest that will have accrued through the designated interest accrual date for such series of securities outstanding immediately after this redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

      The depositor, the seller, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of one or more classes of securities by purchasing all or part of the primary assets from the trust fund on or after a date specified in the related prospectus supplement, or on or after the time when the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement is less than the amount or percentage, not more than 25%, specified in the related prospectus supplement. In addition, if so specified in the related prospectus supplement upon particular events of insolvency or receivership of the depositor, the seller or another affiliated entity specified in the related prospectus supplement, the related primary assets of the trust fund will be liquidated and the trust fund will be terminated, subject to the conditions set forth in the related prospectus supplement. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee will receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of the securities will be influenced by the rate at which the principal of the related primary assets is paid, which may be in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities of a series, and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the related prospectus supplement.

      There is, however, no assurance that prepayment of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans or underlying loans either from time to time or over the lives of the loans or underlying loans.

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans for a series, these loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by these loans. In this regard, it should be noted that the loans or underlying loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans. If any loans or underlying loans for a series have actual terms-to-stated maturity that are less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate.

                                 THE TRUST FUNDS

      The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Each trust fund will include:

      o     the primary assets,

      o amounts available from the reinvestment of payments on the primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement,

      o     any credit enhancement or the rights to that credit enhancement,

      o any mortgaged property that secured a mortgage loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession, and

      o the amount, if any, initially deposited in the pre-funding account, capitalized interest account, collection account, certificate account or distribution account for a series as specified in the related prospectus supplement.

      The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

      The primary assets for a series will be transferred by the depositor to the trust fund. Loans relating to a series will be serviced by the servicer pursuant to a pooling and servicing agreement, with respect to a series consisting of only certificates or a sale and servicing agreement among the depositor, the seller, the trust fund and the servicer, with respect to a series that includes notes.

      As used in this prospectus, agreement means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series that includes notes, the indenture and the sale and servicing agreement, as the context requires.

      If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the related trust fund specified in the related prospectus supplement.

      With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds of the primary assets and other contemplated assets, issuing securities and making payments and distributions on the issued securities and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement.

      An applicable agreement may provide that additional loans may be added to the trust fund if these loans were originated or acquired by the seller in the ordinary course of its business, the inclusion of the loans will maintain or increase the level of overcollateralization and the inclusion of the loans will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

THE LOANS

      The primary assets for a series may consist, in whole or in part, of closed-end home equity loans secured by mortgages primarily on single family mortgaged properties which may be subordinated to other mortgages on the same mortgaged property. The home equity loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics.

      The full principal amount of a home equity loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the home equity loan rate on the loan and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Interest on home equity loans also may be calculated on the actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date payment will not affect the relative applications of principal and interest. The loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. The original terms to stated maturity of home equity loans will generally not exceed 360 months.

      The mortgaged properties will include single family property, including one- to four-family residential housing, condominium units and cooperative dwellings, five- to eight-family residential properties and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Uses may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers. The properties may be located in suburban or metropolitan districts. Any non-residential use will be in compliance with local zoning laws and regulations. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

      The aggregate principal balance of loans secured by mortgaged properties that are owner- occupied will be disclosed in the related prospectus supplement. The sole basis for determining that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

      o the making of a representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

      o a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

      The mortgaged properties also may include non-owner occupied investment properties and vacation and second homes.

      The prospectus supplement for each series will provide information with respect to the loans that are primary assets as of the cut-off date, including, among other things, and to the extent relevant:

      o     the aggregate unpaid principal balance of the loans;

      o the range and weighted average home equity loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current home equity loan rates and the lifetime rate caps, if any;

      o     the range and average outstanding principal balance of the loans;

      o the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

      o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

      o the percentage, by outstanding principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

      o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

      o the geographic distribution of the mortgaged properties securing the loans;

      o the percentage of loans, by principal balance as of the cut-off date, that are secured by single family mortgaged properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

      o     the lien priority of the home equity loans; and

      o     the delinquency status and year of origination of the loans.

      The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

      If information of the nature described above respecting the loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and Exchange Commission within 15 days after the initial issuance of the related securities.

PRIVATE SECURITIES

      Primary assets for a series may consist, in whole or in part, of private securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be loans or collateralized obligations secured by underlying loans. The pass-through certificates or collateralized obligations (A)(x) either (1) will have been previously registered under the Securities Act of 1933 or (2) will be eligible for sale under Rule 144(k) and (y) will be acquired in bona fide secondary market transactions not from the issuer or an affiliate or (B) otherwise will comply with the then-current position of the Securities and Exchange Commission for inclusion in a re-securitization transaction.

      Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into the applicable agreement with a trustee. The trustee or its agent, or a custodian, will possess the underlying loans. Underlying loans will be serviced by a servicer directly or by one or more sub-servicers who may be subject to the supervision of the private securities servicer.

      The sponsor of the private securities will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to the established trusts, and selling beneficial interests in these trusts. The obligations of the private securities sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Additionally, although the underlying loans may be guaranteed by an agency or instrumentality of the United States, the private securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the private securities trustee or the private securities servicer. The private securities sponsor or the private securities servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement. The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

      Credit support in the form of reserve funds, subordination of other private securities issued under the applicable agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the underlying loans and other factors, such as the operating history and degree of securitization experience of the seller/servicer of the underlying loans and the then current market for various types of credit enhancement, and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

      The prospectus supplement for a series for which the primary assets include private securities will specify on an approximate basis and as of the date specified in the related prospectus supplement, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

      (a) the aggregate approximate principal amount and type of the private securities to be included in the trust fund for the series;

      (b)   certain characteristics of the underlying loans including

            o the payment features of the underlying loans, for example whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

            o the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity,

            o the servicing fee or range of servicing fees with respect to the underlying loans,

            o the minimum and maximum stated maturities of the underlying loans at origination,

            o     the lien priority of the underlying loans, and

            o the delinquency status and year of origination of the underlying loans;

      (c) the maximum original term-to-stated maturity of the private securities;

      (d) the weighted average term-to-stated maturity of the private securities;

      (e) the pass-through or certificate rate or ranges this rate for the private securities;

      (f) the private securities sponsor, the private securities servicer and the private securities trustee for private securities;

      (g) certain characteristics of credit support if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private securities or to the private securities themselves;

      (h) the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

      (i) the terms on which underlying loans may be substituted for those originally underlying the private securities.

      If information of the nature described above is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors of the related series through a filing with the Securities and Exchange Commission within 15 days of the initial issuance of the securities.

COLLECTION, CERTIFICATE AND DISTRIBUTION ACCOUNTS

      A separate collection account or certificate account will be established for each series of securities for receipt of all amounts received on or with respect to the related primary assets. Amounts on deposit in the collection account and amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, may be deposited in one or more distribution accounts. Funds in the collection, certificate and distribution accounts generally will be invested in eligible investments maturing, with certain exceptions, not later, in the case of funds in the collection account, than the day preceding the date the funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account and the certificate account, than the day preceding the next distribution date for the related series of securities.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

      If specified in the related prospectus supplement, a trust fund will include one or more segregated trust accounts, referred to in this prospectus as a pre-funding account, established and maintained with the trustee for the related series. If so specified, on the closing date for the related series, a portion of the proceeds of the sale of the securities of the related series not to exceed fifty percent of the aggregate principal amount of the series, referred to as the pre-funded amount, may be deposited in the pre-funding account and may be used to purchase additional primary assets during the period of time not to exceed six months specified in the related prospectus supplement, referred to as the pre-funding period. Pending the purchase of additional primary assets, funds deposited in the pre-funding account will be invested in eligible investments. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, that amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of the applicable series.

      Each additional primary asset must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements. The eligibility criteria will be determined in consultation with each rating agency and/or any credit enhancer prior to the issuance of the related series and are designed to ensure that if additional primary assets were included as part of the initial primary assets, the credit quality of the initial primary assets would be consistent with the initial rating of the securities of the related series. The eligibility criteria will apply to the pool of primary assets, including the subsequent primary assets, and will include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average combined loan-to-value ratio. Depending on the composition of the original primary assets and the type of credit enhancement, additional eligibility criteria such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of primary assets such as balloon loans or loans secured by other than primary residences. The depositor will certify to the trustee that all conditions precedent to the transfer of the additional primary assets, including the satisfaction of the eligibility criteria, to the trust fund, have been satisfied. It is a condition to the transfer of any additional primary assets to the trust fund that each rating agency, after receiving prior notice of the proposed transfer of the additional primary assets to the trust fund, shall not have advised the depositor or the trustee or any credit enhancer that the conveyance of additional primary assets will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series. Following the transfer of additional primary assets to the trust fund, the aggregate characteristics of the primary assets then held in the trust fund may vary from those of the initial primary assets of the trust fund. As a result, the additional primary assets may adversely affect the performance of the related securities.

      If a pre-funding account is established, one or more segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the securities of that series will be deposited in the segregated trust account and used to fund the excess, if any, of the sum of:

      (a)   the amount of interest accrued on the securities of the series, and

      (b) if specified in the related prospectus supplement, fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over

      (c) the amount of interest available for these fees or expenses from the primary assets in the trust fund.

      If so specified in the related prospectus supplement, amounts on deposit in the segregated trust account may be released to the seller prior to the end of the pre-funding period subject to the satisfaction of tests specified in the related prospectus supplement. Any amounts on deposit in the segregated trust account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

ELIGIBLE INVESTMENTS

      Each agreement generally will define eligible investments to include the following:

      (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that these obligations are backed by the full faith and credit of the United States;

      (b) repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of their acquisition, provided that the short-term unsecured debt obligations of the party agreeing to repurchase these obligations are at the time rated by each rating agency in its highest short-term rating category;

      (c) certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state of the United States and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of the depository institution or trust company at the date of their acquisition have been rated by each rating agency in its highest unsecured short-term debt rating category;

      (d) commercial paper, having original maturities of not more than 90 days of any corporation incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their highest short-term rating categories;

      (e) short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their respective highest rating category of long-term unsecured debt; and

      (f) interests in any money market fund which at the date of acquisition of the interests in that money market fund and throughout the time as the interest is held in that money market fund has a rating of "Aaa" by Moody's Investors Service, Inc., and either "AAAm" or "AAAm-G" by Standard & Poor's Rating Group, a division of the McGraw-Hill Companies, Inc.;

provided that no instrument described above may evidence either the right to receive:

      (a) only interest with respect to the obligations underlying the instrument or

      (b) both principal and interest payments derived from obligations underlying the instrument where the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and
provided, further, that no instrument described above may be purchased at a price greater than par if that instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

      To the extent any investment would require registration of the trust fund as an investment company, the investment will not constitute an eligible investment.

                                   ENHANCEMENT

      The amounts and types of credit enhancement arrangements and the provider of credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and subsequently be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

      If and to the extent provided in the related prospectus supplement, credit enhancement may include one or more of the following or any combination of the following:

      o Financial Guaranty Insurance Policy which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate, as opposed to timely, payment of principal of, the applicable class or classes of securities;

      o Overcollateralization which will equal the excess of the aggregate principal balance of the primary assets over the aggregate principal balance of the securities. Overcollateralization may take the form of the initial or subsequent deposit of primary assets to create this excess or may build over time from the application of excess cash amounts generated by the primary assets to accelerate the amortization of the applicable class or classes of securities;

      o Letter of Credit which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from excess cash amounts generated by the primary assets. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

      o Cash Reserve Fund which may be partially or fully funded on the date of issuance or may be funded over time from excess cash amounts generated by the primary assets. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

      o Insurance Policies which may insure a portion of the loans or underlying loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

      o Subordinate securities which will be subordinated in the right to receive distributions to one or more other classes of securities of the same series, some or all of which may themselves be subordinated to other classes of that series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of particular types of losses on the primary assets may be allocated to one or more classes of the subordinate securities prior to the allocation of those losses to other classes of subordinate certificates and/or the senior securities of the applicable series; or

      o Derivative Products which may include a swap to convert floating or fixed rate payments, as applicable, on the primary assets into fixed or floating rate payments, as applicable, on the securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the primary assets and/or the securities.

      The presence of credit enhancement is intended to increase the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due on the applicable certificates and notes and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related prospectus supplement. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest on a class of securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, securityholders of that class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

                               SERVICING OF LOANS

      Customary servicing functions with respect to loans comprising the primary assets in the trust fund will be provided by the servicer directly pursuant to the related sale and servicing agreement or pooling and servicing agreement, as the case may be, with respect to a series of securities. The servicer will be the entity identified in the related prospectus supplement.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

      The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related agreement for a series and any applicable credit enhancement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion,
(a) waive any assumption fee, late payment charge, or other charge in connection with a home equity loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan.

      The servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors with respect to taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require these payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to the loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related home equity loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to these accounts when a deficiency exists in any of these escrow accounts.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT OR THE CERTIFICATE
ACCOUNT

      The trustee or the servicer will establish a separate account in the name or for the benefit of the trustee. The collection account and/or certificate account will be an account maintained:

      o at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit in the account are rated by each rating agency rating the securities of the related series at levels satisfactory to each rating agency or

      o in an account or accounts the deposits in which are insured to the maximum extent available by the federal deposit insurance corporation, referred to as FDIC, or which are secured in a manner meeting requirements established by each rating agency.

      The funds held in the collection account or the certificate account may be invested, pending remittance to the trustee, in eligible investments. The servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account or certificate account.

      The servicer, the seller or the trustee will deposit into the collection account for each series, within the period specified in the related prospectus supplement, the following payments and collections received or made by it, other than, in respect of principal of and interest on the related primary assets due or, in the case of simple interest loans, received, on or before the related cut-off date:

      (a) all payments on account of principal, including prepayments, on the primary assets;

      (b) all payments on account of interest on the primary assets after deducting from these payments, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of the primary assets;

      (c) all amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect of the primary assets, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account or the certificate account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset and, to the extent specified in the related prospectus supplement, net of reimbursements for related delinquency advances and servicer advances;

      (d) all proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

      (e) all amounts required to be deposited in the collection account from any applicable reserve fund for the series pursuant to the related agreement;

      (f) all delinquency advances made by the servicer required pursuant to the related agreement; and

      (g) all repurchase prices of any primary assets repurchased by the servicer or the seller pursuant to the related agreement.

      The servicer is permitted, from time to time, to make withdrawals from the collection account or the certificate account for each series for the following purposes:

      (a) to reimburse itself for delinquency advances and servicing advances for a series made by it pursuant to the related agreement; the servicer's right to reimburse itself for delinquency advances and servicing advances is limited to amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any advance was made;

      (b) to reimburse itself for any delinquency advances and servicing advances for a series that the servicer determines in good faith it will be unable to recover from amounts of liquidation proceeds or the proceeds of insurance policies;

      (c) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

      (d) to reimburse itself or the seller for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

      (e) to pay to the applicable person with respect to each primary asset or REO property acquired in respect of each primary asset that has been repurchased or removed from the trust fund by the seller or the servicer pursuant to the related agreement, all amounts received on the primary asset and not distributed as of the date on which the related repurchase price was determined;

      (f) to make payments to the trustee of the related series for deposit into the distribution account, if any, or for remittance to the holders of the related series in the amounts and in the manner provided for in the related agreement; and

      (g) to clear and terminate the collection account pursuant to the related agreement.

      In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited in the collection account, it may, at any time, withdraw that amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

      The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments of principal and/or interest on loans. If specified in the related prospectus supplement, the servicer will be obligated to make delinquency advances, and this obligation may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Delinquency advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related prospectus supplement, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any delinquency advance was made or, to the extent provided in the prospectus supplement, from payments or proceeds from other loans. If and to the extent specified in the related prospectus supplement, the servicer will advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated loan or related property. The servicer will be entitled to be reimbursed for any advances by the servicer to the extent provided in the prospectus supplement. If an advance by the servicer is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer will be entitled to reimbursement from other funds in the collection account, certificate account or distribution account, as the case may be, or from a specified reserve fund as applicable.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

      The servicer will be required to maintain or to cause the obligor on each home equity loan to maintain a hazard insurance policy naming the servicer as loss payee under that policy and providing for extended coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans.

      In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from any of the following:

      o     war,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     nuclear reactions,

      o     wet or dry rot,

      o     vermin,

      o     rodents,

      o     insects or domestic animals,

      o     theft and,

      o     in some cases, vandalism

      The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located in a federally designated special flood hazard area at the time of origination of the related loan, the applicable agreement requires the servicer to cause to be maintained flood insurance, to the extent available, in an amount equal in general to the lesser of the maximum insurance available under the federal flood insurance program and the sum of the loan balance of the applicable loan the principal balance of any mortgage loan senior to that loan from time to time.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of:

      (a) the replacement cost of the improvements less physical depreciation or

      (b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Each obligor will be required to maintain, coverage in an amount at least equal to the greater of:

      (a) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or

      (b) the outstanding principal balance of the related loan plus the balance of any senior mortgage.

      The servicer will also maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a default loan, other than pursuant to any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

      The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. Except as described below, all amounts collected by the servicer under any hazard policy, except for amounts applied or expected to be applied to the restoration or repair of the property or released to the borrower in accordance with the servicer's normal servicing procedures, will be deposited in the collection account. The applicable agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies insuring against hazard losses to the collateral securing the home equity loans. If the blanket policy contains a deductible clause, the servicer will deposit into the collection account the amount not otherwise payable under the blanket policy because of that deductible clause.

REALIZATION UPON DEFAULTED LOANS

      The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure or other conversion, the servicer will follow the practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

      o restoration or foreclosure will increase the liquidation proceeds in respect of the related home equity loan available to the holders after reimbursement to itself for its expenses and

      o the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

      In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within three years after the year of the acquisition of the beneficial ownership of that mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the seller will be required to do so.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

      When any mortgaged property is being conveyed by the obligor, the servicer will be obligated to exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless exercise of the servicer's rights is not permitted under applicable law or if the enforcement of the due on sale clause would result in loss of coverage under any primary mortgage insurance policy. In this event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom property has been or is about to be conveyed, pursuant to which the person becomes liable under the loan. To the extent permitted by applicable law, the assumption of liability will not release the original borrower from its obligation under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption except to the extent specified in the related prospectus supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

      When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for distribution to securityholders an amount equal to one month's interest on the related loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee or other specified amount for that month, a shortfall to holders may occur.

      The servicer will be entitled to reimbursement for servicing advances by the servicer. The related holders will suffer no loss by reason of these servicing advances to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the applicable insurance policies has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicing advances by the servicer, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. The servicer is generally also entitled to reimbursement from the collection account for servicing advances by the servicer. In addition, the servicer will be entitled to reimbursement for delinquency advances as described above under "--Advances and limitations on advances."

      The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of delinquency advances and servicing advances by the servicer, expenses or otherwise, are not subordinate to the rights of holders of that series.

EVIDENCE AS TO COMPLIANCE

      The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of residential mortgage loans by the servicer and that this examination, which has been conducted substantially in compliance with either:

      o the audit guide for audits of non-supervised mortgagees approved by the department of housing and urban development or

      o the requirements of the uniform single attestation program for mortgage bankers,

      o has disclosed no items of non-compliance with the provisions of the applicable agreement that, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred in the report.

      The applicable agreement for each series will also provide for delivery to the trustee for that series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

      If an event of default occurs under either a sale and servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, events of default and the rights of the trustee upon an event of default under the applicable agreement for the related series will be substantially similar to those described under "The Agreements--Events of default; Rights upon event of default--Pooling and servicing agreement; Sale and servicing agreement."

      The servicer may assign its rights and delegate its duties and obligations under the related agreement for each series if the successor servicer accepting the assignment or delegation

      (a)   services similar loans in the ordinary course of its business,

      (b)   is reasonably satisfactory to the trustee for the related series,

      (c) would not cause any rating agency's rating of the securities for the series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of that assignment, sale or transfer and

      (d) executes and delivers to the trustee and the credit enhancer, if any, an agreement, in form and substance reasonably satisfactory to the trustee, and the credit enhancer, if any, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of the related agreement.

      No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

      The servicer will not be under any liability to the trust fund or the securityholders for taking any action or for refraining from taking any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties under the applicable agreement. Each applicable agreement further will provide that the servicer and any director, officer, employee or agent of the servicer will be entitled to indemnification by the trust fund and will be held harmless to the extent provided in the applicable agreement against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the applicable agreement, and any loss, liability or expense incurred by the servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the applicable agreement or by reason of the servicer's reckless disregard of its obligations and duties under the applicable agreement.

      Each applicable agreement will provide that the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the applicable agreement and that in its opinion may involve it in any expense or liability. The servicer, however, in its discretion, may undertake any action that it may deem necessary or desirable with respect to the applicable agreement and the rights and duties of the parties to that agreement and the interest of the securityholders and the credit enhancer, if any, under that agreement. In this event, the legal expenses and costs of an action and any liability resulting from the action will be expenses, costs and liabilities of the trust fund and the servicer will be entitled to be reimbursed for these expenses to the extent provided in the applicable agreement. The servicer's right to indemnity or reimbursement will survive any resignation or termination of the servicer with respect to any losses, expenses, costs or liabilities arising prior to the servicer's resignation or termination, or arising from events that occurred prior to any resignation or termination. Any claims by or on behalf of the securityholders or the trust fund will be made only against the servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

                                 THE AGREEMENTS

      The following summaries describe the material provisions of the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

ASSIGNMENT OF PRIMARY ASSETS

      At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the depositor and the depositor will transfer, convey and assign to the trust fund, all right, title and interest of the transferor in the primary assets and other property to be transferred to the trust fund for a series. An assignment will include all principal and interest due or received on or with respect to the primary assets after the cut-off date to the extent specified in the related prospectus supplement, except for any retained interests. The trustee will, concurrently with an assignment, execute and deliver the securities.

      Assignment of loans. The depositor will, as to each loan, deliver or cause to be delivered by the seller to the trustee, or, as specified in the related prospectus supplement a custodian on behalf of the trustee,

      o the mortgage note endorsed without recourse to the order of the trustee or in blank,

      o the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case the seller will certify that the original of such mortgage was delivered to such recording office, and

      o     an assignment of the mortgage in recordable form.

      The trustee or the custodian, will hold such documents in trust for the benefit of the holders.

      The seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the related prospectus supplement, the seller will cause assignments to the trustee to be so recorded within the time after issuance of the securities as is specified in the related prospectus supplement, in which event, the applicable agreement may require the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the specified time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

      Each loan will be identified in a schedule appearing as an exhibit to the related agreement. This schedule will specify with respect to each loan:

      o the original principal amount and unpaid principal balance as of the cut-off date;

      o     the current interest rate;

      o     the current scheduled payment of principal and interest;

      o     the maturity date, if any, of the related mortgage note; and

      o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the index.

      Assignment of private securities. The depositor will cause private securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. The trustee generally will not be in possession of or be assignee of record of any underlying assets for a private security. Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the applicable agreement, the depositor will represent and warrant to the trustee regarding the private securities that:

      (a) the information contained in the applicable schedule is true and correct in all material respects;

      (b) immediately prior to the conveyance of the private securities, the depositor had good title to the private securities, and was the sole owner of the private securities, subject to any retained interest;

      (c)   there has been no other sale by it of the private securities; and

      (d) there is no existing lien, charge, security interest or other encumbrance, other than any retained interest, on the private securities.

      Repurchase and substitution of non-conforming primary assets. If any document in the file relating to the primary assets delivered to the trustee, or custodian, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the seller does not cure that defect within 90 days, or within any other period specified in the related prospectus supplement, the seller will, not later than 90 days or within any other period specified in the related prospectus supplement, after the trustee's notice to the seller of the defect, repurchase the related primary asset or any property acquired in respect of the primary asset from the trustee at a price equal to the outstanding principal balance of the primary asset and accrued and unpaid interest to the date of the repurchase/substitution of the primary asset at the rate set forth in the related agreement.

      The seller may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that:

      (a) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and

      (b) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

      Any substitute primary asset will have, on the date of substitution,

      o an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders,

      o an interest rate not less than, and not more than 2% greater than, the interest rate or margin of the removed primary asset,

      o a remaining term-to-stated maturity not greater than, and not more than two years less than, that of the removed primary asset, and

      o will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

      The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

      The seller will make representations and warranties with respect to primary assets for a series. If the seller cannot cure a breach of any of the representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a substitute primary asset for the affected primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

REPORTS TO HOLDERS

      The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon after the distribution date as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

      (a) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

      (b) the amount of interest distributed to holders of the related securities and the current interest on the securities;

      (c)   the amounts of

            o     any overdue accrued interest included in the distribution,

            o any remaining overdue accrued interest with respect to the securities or

            o any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

      (d)   the amounts of distribution,

            o any overdue payments of scheduled principal included in the distribution,

            o any remaining overdue principal amounts with respect to the related securities,

            o any current shortfall in receipt of scheduled principal payments on the related primary assets or

            o any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the related securities;

      (e) the amount received under any related credit enhancement, the remaining amount available under that credit enhancement and the amount reimbursed to the enhancer, if any;

      (f) the number and aggregate principal balance of loans that were delinquent

            o     one monthly payment,

            o     two monthly payments and

            o     three or more monthly payments,

      as of the end of the prior collection period;

      (g) the number and aggregate principal balance of loans in foreclosure, as of the end of the prior collection period;

      (h) the aggregate principal balance of loans which became REO during the prior collection period;

      (i) the book value of any REO property acquired by the related trust fund;

      (j)   the amount of losses realized during the prior collection period;

      (k) the aggregate principal balance of loans repurchased during the prior collection period;

      (l)   the amount of the servicing fee for the prior collection period;

      (m) during the pre-funding period, the remaining pre-funded amount and the portion of the pre-funding amount used to acquire additional primary assets since the preceding distribution date;

      (n) during the pre-funding period, the amount remaining in the segregated trust account; and

      (o)   any other information as specified in the related agreement.

      In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the applicable calendar year the aggregate of amounts reported pursuant to (a) , (b) , and (d)(1) above for that calendar year and any information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the loans.

      If so specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form. In this event, owners of beneficial interests in the securities will not be considered holders and will not receive reports directly from the trustee.

      The trustee will forward the reports only to the entity or its nominee which is the registered holder of the global certificate which evidences book-entry securities. Beneficial owners will receive their reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of the entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      Pooling and servicing agreement; Sale and servicing agreement. Events of default under the pooling and servicing agreement or sale and servicing agreement for each series of securities relating to loans will be specified in the related prospectus supplement and may include

      (a) any failure by the servicer to deposit amounts in the collection account and/or certificate account and/or distribution accounts required to be made under the applicable agreement, which failure continues unremedied for three business days after the giving of written notice of the failure to the servicer by the trustee for the related series, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series,

      (b) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for 30 days after the giving of written notice of failure to the servicer by the trustee, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series, and

      (c) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, the trustee for the series or holders of securities of the series evidencing not less than 51% of the aggregate voting rights of the securities for that series with, if specified in the related prospectus supplement, the consent of the enhancer, may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of expenses and amounts advanced pursuant to the terms of the applicable agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the applicable agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the applicable agreement.

      In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the applicable agreement.

      During the continuance of any event of default of the servicer under an agreement for a series of securities, the trustee for the series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of the related series, and, unless otherwise specified in the related prospectus supplement, holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in or by pursuit of a remedy or exercise of any trusts or powers. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

      Indenture. Events of default under the indenture for each series of notes will include:

      (a) a default for 30 days or more in the payment of any principal of or interest on any note of a series;

      (b) failure to perform any other covenant of the seller or the trust fund in the indenture which continues for a period of 60 days after notice of the failure to perform is given in accordance with the procedures described in the related prospectus supplement;

      (c) any representation or warranty made by the seller or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within 60 days after notice of it is given in accordance with the procedures described in the related prospectus supplement;

      (d) some events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust fund; or

      (e) any other event of default provided with respect to notes of that series.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series with, if specified in the related prospectus supplement, the consent of the enhancer, may declare the principal amount, or, if the notes of that series are zero coupon securities, a portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. This declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

      If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the related series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of the series for 30 days or more, unless

      (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to sale,

      (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale or

      (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if these notes had not been declared due and payable, and the trustee obtains the consent of the holders of 662/3% of the then aggregate outstanding amount of the notes of the series.

      In the event that the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

      If specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of these notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of discount which is unamortized.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with a request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in some cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the related series affected by the default in payment.

THE TRUSTEE

      The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor, or the seller. In addition, for the purpose of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the applicable agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by the appointment; provided that the trustee will continue to be responsible for its duties and obligations under the applicable agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificateholders and for the notes.

DUTIES OF THE TRUSTEE

      The trustee will not make any representations as to the validity or sufficiency of the applicable agreement, the securities or of any primary asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the applicable agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the applicable agreement.

      The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of its funds or adequate indemnity against risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

      The trustee may, upon written notice to the depositor, and if specified in the related prospectus supplement, the enhancer, if any, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable agreement after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time

      (a) if the trustee ceases to be eligible to continue as trustee under the applicable agreement,

      (b)   if the trustee becomes insolvent or

      (c) by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

      The applicable agreement for each series of securities may be amended by the depositor, the seller, the servicer and the trustee with respect to the series, without notice to or consent of the holders

      (a)   to cure any ambiguity,

      (b) to correct any defective provisions or to correct or supplement any provision in the agreement,

      (c)   to add to the duties of the seller, the trust fund or servicer,

      (d) to add any other provisions with respect to matters or questions arising under the applicable agreement or related credit applicable enhancement,

      (e) to add or amend any provisions of the applicable agreement as required by a rating agency in order to maintain or improve the rating of the securities, it being understood that none of the seller, the servicer or trustee is obligated to maintain or improve such rating, or

      (f) to comply with any requirements imposed by the Internal Revenue Code of 1986;

provided that any amendment except pursuant to clause (f) above will not materially and adversely affect the interests of any holders of the series or, if specified in the related prospectus supplement, the enhancer, as evidenced by an opinion of counsel. Any amendment except pursuant to clause (f) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to withdraw or reduce the then current rating of the securities.

      The applicable agreement for each series may also be amended by the trustee, the servicer, if applicable, the depositor and the seller with respect to the series with the consent of the enhancer, if specified in the related prospectus supplement or the holders possessing not less than 51% of the aggregate outstanding principal amount of the securities of the series or, if only certain classes of the series are affected by the amendment, 51% of the aggregate outstanding principal amount of the securities of each class of the series affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may

      (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security; or

      (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment or

      (c) if specified in the related prospectus supplement, adversely affect the interests of the enhancer, without, in the case of clauses (a) or (b), the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by the amendment.

VOTING RIGHTS

      The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series. No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement for the relevant series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series have made written request upon the trustee to institute a proceeding in its own name as trustee under the applicable agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

LIST OF HOLDERS

      Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the applicable agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford these holders access during business hours to the most recent list of holders of that series held by the trustee.

      No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

      If specified in the prospectus supplement for a series of securities, a series or one or more classes of a series may be issued in book-entry form. In this event, beneficial owners of the securities will not be considered "holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

      For any series with respect to which a REMIC election is made, preparation of specific reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

TERMINATION

      Pooling and servicing agreement; Trust agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them pursuant to the applicable agreement after the earlier of

      (a)   the later of

            (1) the final payment or other liquidation of the last primary asset remaining in the trust fund for the series and

            (2) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or

      (b) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for the series of all primary assets and other property at that time subject to the applicable agreement.

      The applicable agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for the series all remaining primary assets at a price equal to, unless otherwise specified in the related prospectus supplement, 100% of the aggregate principal balance of the primary assets plus, with respect to any property acquired in respect of a primary asset, if any, the outstanding principal balance of the related primary asset at the time of foreclosure, less, in either case, related unreimbursed advances, in the case of the primary assets, only to the extent not already reflected in the computation of the aggregate principal balance of the primary assets, and unreimbursed expenses, that are reimbursable pursuant to the terms of the pooling and servicing agreement, plus, in either case, accrued interest at the weighted average rate on the related primary assets through the last day of the due period in which repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Internal Revenue Code of 1986, the repurchase price may equal the greater of

      (a) 100% of the aggregate principal balance of the primary assets, plus accrued interest at the applicable net rates on the primary assets through the last day of the month of the repurchase and

      (b) the aggregate fair market value of the primary assets plus the fair market value of any property acquired in respect of a primary asset and remaining in the trust fund.

      The exercise of this right will effect early retirement of the securities of the series, but an entity's right to so purchase is subject to the aggregate principal balance of the primary assets at the time of repurchase being less than a fixed percentage, not more than 25%, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified the agreement. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the seller or another entity may effect an optional termination of the trust fund under the circumstances described in the related prospectus supplement.

      Indenture. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of the related series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

      In addition to discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except

      o for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series,

      o     to replace stolen, lost or mutilated notes of the series,

      o     to maintain paying agencies and to hold monies for payment in trust,

      o upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect of the notes in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the related series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

      The following discussion contains summaries of legal aspects of mortgage loans which are general in nature. Because some of these legal aspects are governed by applicable state law which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state other than the state of New York where it is anticipated that a material percentage of the mortgaged properties will be located, nor encompass the laws of all states in which the properties securing the loans are situated.

MORTGAGES

      The loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, referred to as mortgage loans, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. In New York, the prevailing practice is a mortgage. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

      Priority between mortgages and deeds of trust, or other instruments of record, generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

      Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, particular types of federal liens, some mechanics and materialmen's liens, and other liens given priority by applicable law.

      There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust, the homeowner or borrower, called the "grantor," grants the security property to a third-party grantee, called the "trustee," for the benefit of the lender, called the "beneficiary." The deed of trust, upon the instructions of the beneficiary, gives the trustee the authority, if the borrower defaults, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE

      Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure, either judicially or non-judicially, prior to collecting on the loan. Whether a lender may subsequently collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state.

      The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash, or a cash equivalent satisfactory to the trustee, prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

      A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust.

      Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender, or other purchaser at the trustee's sale, will be subject to the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to make repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment.

      The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor.

      Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will subsequently assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      In New York, the debtor, or anyone on the debtor's behalf, may cure a default by paying the entire amount of the debt then due, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited attorneys' fees. In addition, the borrower, or its successor, or any other persons having a subordinate lien or encumbrance may discharge the mortgage or deed of trust on the security property by paying the entire principal due as a result of the acceleration, together with interest and costs, expenses and fees. In New York, with few exceptions, the right of redemption is forever barred by a valid foreclosure.

      When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for this cure generally becomes a part of the indebtedness secured by the junior deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

      The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the trust fund may be or become subject to liens for real estate taxes and other obligations. Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller's standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller's best interests to do so.

      The standard form of the mortgage used by most institutional lenders, like that used by the seller, confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the deed of trust securing its loan, to apply insurance proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust, in any order the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the


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

same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provide that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. In New York there is no statutory prohibition limiting remedies to the lender, and the liability for deficiency in a mortgage foreclosure action depends upon the contract. However, by statute, where no express covenant or other separate instrument, such as a guarantee, provides for the liability of a deficiency, the remedies of a lender are confined to the mortgaged property.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 bankruptcy code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security, provided no sale of the property has yet occurred, prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

      In a Chapter 11 case under the bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The bankruptcy code provides priority to specified tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loans. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were

      (a) originated or assumed during the "window period" under the Garn-St Germain Depository Institutions Act which ended in all cases not later than October 15, 1982, and

      (b) originated by lenders other than national banks, federal savings institutions and federal credit unions.

      Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Depository Institutions Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of mortgage loans having higher mortgage rates.

APPLICABILITY OF USURY LAWS

      New York has usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 referred to as "Title V", provides that state usury limitations shall not apply to specific types of residential first mortgage loans originated by lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

ENVIRONMENTAL LEGISLATION

      A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property.

      This type of lien generally will have priority over all subsequent liens on the property and, in some of these states, will have priority over prior recorded liens, including the lien of a deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender, such as the applicable trust fund, if it promptly marketed the foreclosed property for resale. In the event that a trust fund acquired title to a property securing a mortgage home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay in the payment if the clean up costs were required to be paid by the trust fund.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

      (a) are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service,

      (b) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on any obligations entered into prior to military service for the duration of military service and

      (c) may have the maturity of any obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

      However, the benefits of (a), (b), or (c) above are subject to challenge by creditors and if, in the opinion of the court or administrative agency of the United States or of any state, the ability of a person to comply with their obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a home equity loan included in a trust fund for a series is relieved pursuant to the Servicemembers Civil Relief Act, none of the trust fund, the servicer, the seller nor the trustee will be required to advance these amounts, and any loss in respect of the borrower's obligation may reduce the amounts available to be paid to the holders of the securities of the related series. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating to the private securities, as applicable, included in a trust fund for a series resulting from application of the Servicemembers Civil Relief Act of 1940 will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had an interest shortfall not occurred.

                                 USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

      o to establish any reserve fund, pre-funding account or segregated trust account,

      o to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement and

      o     to pay for the purchase of the primary assets from the seller.

                        FEDERAL INCOME TAX CONSIDERATIONS

      This section sets forth

      o certain federal income tax opinions of McKee Nelson LLP, special counsel to the depositor, referred to as federal tax counsel, and

      o a summary, based on the advice of Federal tax counsel, of the material federal income tax consequences of the purchase, ownership and disposition of securities.

      The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily upon investors who will hold securities as capital assets, generally, property held for investment, within the meaning of Section 1221 of the Internal Revenue Code of 1986, but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion, except with respect to information reporting, or where the context indicates otherwise, any reference to the holder means the beneficial owner of a security.

      The summary is based upon the provisions of the Internal Revenue Code of 1986, the regulations promulgated under the Internal Revenue Code of 1986, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

      The federal income tax consequences to holders will vary depending on whether

      (a) the securities of a series are classified as indebtedness for federal income tax purposes;

      (b) an election is made to treat the trust fund, or certain assets of the trust fund, relating to a particular series of securities as a real estate mortgage investment conduit, known as a REMIC, under the Internal Revenue Code of 1986;

      (c) the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; or

      (d) for federal income tax purposes the trust fund relating to a particular series of certificates is classified as a partnership.

      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to each series.

OPINIONS

      Federal tax counsel is of the opinion that:

      (a) If a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes;

      (b) If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable agreement are complied with

            (1) each segregated pool of assets specified in the applicable agreement will constitute a REMIC for federal income tax purposes,

            (2) the class or classes of securities of the related series which are designated as "regular interests" in the related prospectus supplement will be considered regular interests in a REMIC for federal income tax purposes and

            (3) the class of securities of the related series which is designated as the residual interest in the related prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

      (c) If a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

            (1) the trust fund will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code of 1986 and will not be considered to be an association taxable as a corporation and

            (2) a holder of the related securities will be treated for federal income tax purposes as the owner of an undivided interest in the primary assets included in the trust fund; and

      (d) If a prospectus supplement indicates that a trust fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable agreements are complied with, that trust fund will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.

      Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third-party.

TAXATION OF DEBT SECURITIES INCLUDING REGULAR INTEREST SECURITIES

      Interest and acquisition discount. Securities representing a regular interest in a REMIC, which are referred to as regular interest securities, are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders of those securities in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will from here be referred to in this prospectus collectively as debt securities.

      Debt securities that are compound interest securities will, and certain of the other debt securities may, be issued with original issue discount, known as OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Internal Revenue Code of 1986 and the Treasury regulations issued under the Internal Revenue Code of 1986. A holder should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Internal Revenue Code of 1986.

      The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute qualified stated interest.

      Under the OID regulations, interest payments will not be qualified stated interest unless the interest payments are unconditionally payable. The OID Treasury regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment, other than late payment that occurs within a reasonable grace period, or nonpayment of interest a remote contingency, as defined in the OID Treasury regulations. It is unclear whether the terms and conditions of the loans underlying the debt securities, or those of the debt securities, are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency.

      Some debt securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID regulations either (a) as part of the issue price and the stated redemption price at maturity of the debt securities or (b) as not included in the issue price or stated redemption price. The OID Treasury regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Treasury regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess, if any, of the instrument's stated principal amount over its issue price.

      Under the de minimis rule, OID on a debt security will be considered to be zero if OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and this income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the daily portions of original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

      The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the debt securities, that is subject to acceleration due to prepayments on other debt obligations securing these instruments, called a pay-through security, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument, called the prepayment assumption. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the sum of the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and the payments during the accrual period of amounts included in the stated redemption price of the pay-through security, over the adjusted issue price of the pay-through security at the beginning of the accrual period, over the adjusted issue price of the pay-through security at the beginning of the accrual period.

      The present value of the remaining payments is to be determined on the basis of three factors:

      (a) the original yield to maturity of the pay-through security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

      (b)   events which have occurred before the end of the accrual period and

      (c) the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

      The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

      It is unclear whether the seller may adjust the accrual of OID on a class of regular interest securities, or other regular interests in a REMIC, to take account of realized losses on the loans. The OID regulations do not provide for adjustments. If the Internal Revenue Service were to require that OID be accrued without adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

      Some classes of regular interest securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a debt security will also be required to include OID in gross income, but a subsequent holder of a debt security who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset the OID by comparable economic accruals of portions of the excess.

      Effects of defaults and delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

      Interest-only debt securities. The trust fund intends to report income from interest-only classes of debt securities to the Internal Revenue Service and to holders of interest-only debt securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, interest-only debt securities certificates will be treated as having original issue discount.

      Variable rate debt securities. Under the OID regulations, debt securities paying interest at a variable rate are subject to special rules. A variable rate debt security will qualify as a variable rate debt instrument if

      (a) its issue price does not exceed the total noncontingent principal payments due under the variable rate debt security by more than a specified de minimis amount;

      (b) it provides for stated interest, paid or compounded at least annually, at

            (1)   one or more qualified floating rates,

            (2)   a single fixed rate and one or more qualified floating rates,

            (3)   a single objective rate or

            (4) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

      (c) it does not provide for any principal payments that are contingent, as defined in the OID regulations, except as provided in (a) above.

      A qualified floating rate is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt security is denominated.

      A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Treasury regulations. However, a variable rate equal to

      (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or

      (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Treasury regulations. In addition, under the OID Treasury regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt security will be treated as and presumed to be a single qualified floating rate. Two or more qualified floating rates with values within 25 basis points of each other as determined on the variable rate debt security's issue date will be conclusively presumed to be a presumed single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Treasury regulations unless the restriction is fixed throughout the term of the variable rate debt security or the restriction will not significantly affect the yield of the variable rate debt security.

      An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Treasury regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC regular interest that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a variable rate debt security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the variable rate debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the variable rate debt security's term. Further, an objective rate does not include a rate that is based on information that is in the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Treasury regulations also provide that if a variable rate debt security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable rate debt security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be called a presumed single variable rate. If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the variable rate debt security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

      For variable rate debt securities that qualify as a variable rate debt instrument under the OID Treasury regulations and provide for interest at either a single qualified floating rate, a single objective rate, a presumed single qualified floating rate or a presumed single variable rate throughout the term, original issue discount is computed as described above based on the following:

      (a) stated interest on the single variable rate debt security which is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually will constitute qualified stated interest;

      (b) by assuming that the variable rate on the single variable rate debt security is a fixed rate equal to:

            (1) in the case of a single variable rate debt security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or

            (2) in the case of a single variable rate debt security with an objective rate, other than a qualified inverse floating rate, a fixed rate which reflects the reasonably expected yield for the single variable rate debt security; and

      (c) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (b) above.

      In general, any variable rate debt security other than a single variable rate debt security, called a multiple variable rate debt security, that qualifies as a variable rate debt instrument will be converted into an equivalent fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the multiple variable rate debt security. The OID Treasury regulations generally require that a multiple variable rate debt security be converted into an equivalent fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the multiple variable rate debt security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the multiple variable rate debt security's issue date. Any objective rate, other than a qualified inverse floating rate, provided for under the terms of the multiple variable rate debt security is converted into a fixed rate that reflects the yield that is reasonably expected for the multiple variable rate debt security. In the case of a multiple variable rate debt security that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate or a qualified inverse floating rate, if the multiple variable rate debt security provides for a qualified inverse floating rate. Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the multiple variable rate debt security as of the multiple variable rate debt security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the multiple variable rate debt security is then converted into an equivalent fixed rate debt instrument in the manner described above.

      Once the multiple variable rate debt security is converted into an equivalent fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the equivalent fixed rate debt instrument by applying the original issue discount rules to the equivalent fixed rate debt instrument in the manner described above. A holder of the multiple variable rate debt security will account for original issue discount and qualified stated interest as if the holder held the equivalent fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the multiple variable rate debt security during the accrual period.

      If a variable rate debt security does not qualify as a variable rate debt instrument under the OID Treasury regulations, then the variable rate debt security would be treated as a contingent payment debt obligation. It is not clear under current law how a variable rate debt security would be taxed if the debt security were treated as a contingent payment debt obligation.

      The Internal Revenue Services issued final regulations governing the calculation of OID on instruments having contingent interest payments. The final regulations specifically do not apply for purposes of calculating OID on debt instruments to Internal Revenue Code Section 1272(a)(6), such as the pay-through securities, including regular interest securities. Additionally, the OID regulations do not contain provisions specifically interpreting Internal Revenue Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation on Internal Revenue Code Section 1272(a)(6) and the OID Treasury regulations as described in this prospectus. However, because no regulatory guidance exists under Internal Revenue Code
Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

      Market discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Internal Revenue Code of 1986. A holder that acquires a debt security with more than a prescribed de minimis amount of market discount, generally, the excess of the principal amount of the debt security over the purchaser's purchase price will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until applicable regulations are issued, market discount would in general accrue either

      (a) on the basis of a constant yield, in the case of a pay-through security, taking into account a prepayment assumption, or

      (b)   in the ratio of

            (1) in the case of securities, or in the case of a pass-through security, as set forth below, the loans underlying the security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or

            (2) in the case of securities or in the case of a pass-through security, as described below, the loans underlying the security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

      Section 1277 of the Internal Revenue Code provides that, regardless of the origination date of the debt security, or, in the case of a pass-through security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a pass-through security, as described below, the underlying loans, with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a pass-through security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by that holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

      Premium. A holder who purchases a debt security, other than an interest weighted security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although there are regulations addressing amortizable bond premium, they specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6), such as the pay-through securities. The legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing that class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the Internal Revenue Service. We recommend that purchasers who pay a premium for the securities consult their tax advisers regarding the election to amortize premium and the method to be employed.

      Election to treat all interest as original issue discount. The OID Treasury regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during the year of the election or after. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

      Sale or exchange. A holder's tax basis in its debt security is the price the holder pays for a debt security, plus amounts of OID or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a debt security, measured by the difference between the amount realized and the debt security's basis as so adjusted, will generally be capital gain or loss, assuming that the debt security is held as a capital asset. In the case of a debt security held by a bank, thrift, or similar institution described in Section 582 of the Internal Revenue Code, however, gain or loss realized on the sale or exchange of a debt security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of

      (a) the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over

      (b) the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

In addition, gain on the sale of a debt security purchased at a market discount would be taxable as ordinary income in an amount not exceeding the market discount that accrued while the security was held by the seller, reduced by market discount included in income under the rules described above under "Market discount."

TAXATION OF THE REMIC AND ITS HOLDERS

      Status of regular interest securities as real property loans. Regular interest securities and securities representing a residual interest in a REMIC will be real estate assets for purposes of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC securities will be qualifying assets. Similarly, income on the REMIC securities will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code, subject to the limitations of the preceding two sentences. In addition to loans, the REMIC's assets will include payments on loans held pending distribution to holders of REMIC securities, amounts in reserve accounts, if any, other credit enhancements, if any, and possibly buydown funds. The loans generally will be qualifying assets under both of the foregoing sections of the Internal Revenue Code. However, loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Internal Revenue Code. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal tax counsel is unable to opine whether the loan will be qualifying assets. The regulations under Sections 860A through 860G of the Internal Revenue Code are known as the REMIC regulations and treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC regulations provide that amounts paid on loans and held pending distribution to holders of regular interest securities will be treated as qualifying assets. It is unclear whether reserve funds or buydown funds would also constitute qualifying assets under any of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including pass-through entities but not including real estate investment trusts, expenses will be deductible only to the extent that these expenses, plus other miscellaneous itemized deductions of the holder, exceed 2% of the holder's adjusted gross income and the holder may not be able to deduct any fees and expenses to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of

      (a) 3% of the excess of adjusted gross income over the applicable amount, or

      (b) 80% of the amount of itemized deductions otherwise allowable for the related taxable year.

      This reduction will be phased-out over a five-year period beginning in 2006.

      For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to a holder. In general terms, a single class REMIC is one that either

      (a) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes or

      (b) is similar to a grantor trust which is not a REMIC and which is structured with the principal purpose of avoiding the single class REMIC rules.

      Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

      Tiered REMIC structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on these certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

      Calculation of REMIC income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between

      (a) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

      (b) deductions, including stated interest and original issue discount accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

      A holder of a residual interest security that is an individual or a pass-through interest holder, including certain pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing his alternative minimum tax liability. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally the day that the interests are issued. This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Internal Revenue Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on loans originated on or after March 2, 1984 will be equivalent to the method under which holders of pay-through securities accrue original issue discount, that is, under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include discount in income, but without regard to the de minimis rules. However, a REMIC that acquires loans at a market discount must include market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, presumably taking into account the prepayment assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before September 27, 1985, it is possible that the premium may be recovered in proportion to payments of loan principal.

      Prohibited transactions; Contributions tax; Tax on net income from foreclosure property. The REMIC will be subject to a 100% tax on any net income derived from a prohibited transaction. For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

      o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

      o subject to a limited exception, the sale or other disposition of a cash flow investment;

      o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Internal Revenue Code; or

      o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the startup day. In addition, a REMIC is subject to tax, deductible from its income, on any net income from foreclosure property, determined in accordance with Section 857(b)(4)(B) of the Internal Revenue Code as if the REMIC were a REIT. The holders of residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

      The holder of a security representing a residual interest will take into account the daily portion of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the relevant quarter, and by allocating that amount among the holders, on that day, of the Residual interest securities in proportion to their respective holdings on that day.

      The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a corporate bond or stripped instrument.

      Limitation on losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Internal Revenue Code, and we recommend that holders consult their tax advisers.

      Distributions. Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of a payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

      Sale or exchange. A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

      Excess inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of excess inclusion income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a residual security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and is subject to certain additional limitations.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder:

      (a) alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions;

      (b) a residual holder's alternative minimum income for a tax year cannot be less than excess inclusions for the year;

      (c) the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

      The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the related quarterly period of

      (a) 120% of the long-term applicable federal rate on the startup date multiplied by

      (b) the adjusted issue price of the residual interest security at the beginning of the related quarterly period.

      The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC regulations, in some circumstances, transfers of residual interest securities may be disregarded.

      Restrictions on ownership and transfer of residual interest securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any disqualified organization. Disqualified organizations include the United States, any state or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Internal Revenue Code, or any entity exempt from tax, other than certain farmers' cooperatives, unless the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

      If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of electing partnerships having 100 or more partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

      The REMIC regulations provide that a transfer of a noneconomic residual interest will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a noneconomic residual interest unless, at the time of the transfer

            (1) the present value of the expected future distributions on the residual interest at least equals the product of

                  (x) the present value of all anticipated excess inclusions with respect to the residual interest and

                  (y) the highest corporate tax rate, currently 35 percent, and

            (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on the excess inclusion accrue, sufficient to pay the taxes that excess inclusion.

      A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to know or have reason to know if the following conditions are met:

      (a) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and

      (b)   the transferee represents to the transferor that

            (1) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and

            (2) the transferee intends to pay the taxes associated with owning the residual interest as they come due.

      The Treasury Department has proposed an amendment to the Regulations that would add a third condition, effective February 4, 2000. According to the proposed amendment, a transferor of a residual interest would be presumed not to have improper knowledge only if the present value of the anticipated tax liabilities associated with holding the residual interest is less than or equal to the present value of the sum of (i) any consideration given to the transferee to acquire the residual interest, (ii) expected future distributions on the residual interest, and (iii) anticipated tax savings associated with holding the residual interest as the related REMIC trust generates losses. In Revenue Procedure 2001-12, pending finalization of the proposed regulations, the IRS has expanded the safe harbor for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. The application of the proposed amendment to an actual transfer is uncertain, and you should consult your own tax advisor regarding its effect on the transfer of a residual interest.

      A different formulation of this rule applies to transfers of residual interest security by or to foreign transferees.

      Mark to market rules. Treasury regulations provide that for purposes of the mark to market requirements of Internal Revenue Code Section 475, a REMIC residual interest acquired after January 3, 1995 is not a security and cannot be marked to market, regardless of the value of the REMIC residual interest.

ADMINISTRATIVE MATTERS

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

      As further described below, each holder of a pass-through security must report on its federal income tax return the gross income from the portion of the mortgages that is allocable to each pass-through security and may deduct the portion of the expenses incurred or accrued by the trust fund that is allocable to that pass-through security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly an interest in the mortgages and received or accrued directly its share of the payments on the mortgages and incurred or accrued directly its share of expenses incurred or accrued by the trust fund when those amounts are received, incurred or accrued by the trust fund.

      A holder of a pass-through security that is an individual, estate, or trust will be allowed deductions for expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. Moreover, a holder of a pass-through security that is not a corporation cannot deduct expenses for purposes of the alternative minimum tax, if applicable. Deductions will include servicing, guarantee and administrative fees paid to the servicer of the mortgage loans. As a result, the trust fund will report additional taxable income to holders of pass-through securities in an amount equal to their allocable share of deductions, and individuals, estates, or trusts holding pass-through securities may have taxable income in excess of the cash received.

      Status of the pass-through securities as real property loans. The pass-through securities will be real estate assets for purposes of Section 856(c)(5)(A) of the Internal Revenue Code and loans secured by an interest in real property within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code to the extent that the trust fund's assets are qualifying assets. The pass-through securities may not be qualifying assets under any of the foregoing sections of the Internal Revenue Code to the extent that the trust fund's assets include buydown funds, reserve funds, or payments on mortgages held pending distribution to certificateholders. Further, the pass-through securities may not be qualifying real property loans to the extent loans held by the trust fund are not secured by improved real property or real property which is to be improved using the loan proceeds, may not be real estate assets to the extent loans held by the trust are not secured by real property, and may not be loans secured by an interest in real property to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal tax counsel is unable to opine whether the loans will be qualifying assets.

      Taxation of pass-through securities under stripped bond rules. The federal income tax treatment of the pass-through securities will depend on whether they are subject to the rules of Section 1286 of the Internal Revenue Code. The pass-through securities will be subject to those rules if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the Internal Revenue Service may contend that the rules of Internal Revenue Code Section 1286 apply on the ground that the servicer's servicing fee, or other amounts, if any, paid to, or retained by, the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm's length consideration for servicing the loans and should be characterized for federal income tax purposes as an ownership interest in the loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a stripped coupon under the rules of Internal Revenue Code Section 1286.

      If interest retained for the servicer's servicing fee or other interest is treated as a stripped coupon, the pass-through securities will either be subject to the OID rules or the market discount rules. A holder of a pass-through security will account for any discount on the pass-through security as market discount rather than OID if either (a) the amount of OID with respect to the pass-through security was treated as zero under the OID de minimis rule when the pass-through security was stripped or (b) no more than 100 basis points, including any amount of servicing in excess of reasonable servicing, is stripped off from the loans. If neither of the above exceptions applies, the OID rules will apply to the pass-through securities.

      If the OID rules apply, the holder of a pass-through security, whether a cash or accrual method taxpayer, will be required to report interest income from the pass-through security in each taxable year equal to the income that accrues on the pass-through security in that year calculated under a constant yield method based on the yield of the pass-through security, or, possibly, the yield of each mortgage underlying the pass-through security, to the holder. The yield would be computed at the rate, assuming monthly compounding, that, if used in discounting the holder's share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the pass-through security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. Section 1272(a)(6) has been amended to apply to pools of debt instruments the yield on which may be affected by prepayments. If required to report interest income on the pass-through securities to the Internal Revenue Service under the rules of Section 1286 of the Internal Revenue Code, it is anticipated that the trustee will calculate the yield of the pass-through securities based on a representative initial offering price of the pass-through securities and a reasonable assumed rate of prepayment of the mortgages, although this yield may differ from the yield to any particular holder that would be used in calculating the interest income of that holder. The prospectus supplement for each series of pass-through securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the mortgages will prepay at that rate or at any other rate.

      Assuming that holders are not taxed as directly owning the loans, in the case of a pass-through security acquired at a price equal to the principal amount of the mortgages allocable to the pass-through security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a pass-through security acquired at a discount or premium, that is, at a price less than or greater than this principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.


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

      If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. The method of allocating the basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

      Pass-through securities of some series may provide for a pass-through rate based on the weighted average of the interest rates of the mortgages held by the trust fund, which interest rates may be fixed or variable. In the case of a variable rate pass-through security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in "--Taxation of debt securities including regular interest securities--Variable rate debt securities."

      Taxation of pass-through securities if stripped bond rules do not apply. If the stripped bond rules do not apply to a pass-through security, then the holder will be required to include in income its share of the interest payments on the mortgages in accordance with its tax accounting method. In addition, if the holder purchased the pass-through security at a discount or premium, the holder will be required to account for that discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Internal Revenue Code and, in the case of discount other than OID, whether this other discount exceeds a de minimis amount. In the case of OID, the holder, whether a cash or accrual method taxpayer, will be required to report as additional interest income in each month the portion of the discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the mortgages. However, OID could arise with respect to a loan, known as an ARM, that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of debt securities including regular interest securities--Variable rate debt securities."

      If discount other than OID exceeds a de minimis amount, the holder will also generally be required to include in income in each month the amount of discount accrued through the applicable month and not previously included in income, but limited, with respect to the portion of discount allocable to any mortgage, to the amount of principal on the mortgage received by the trust fund in that month. Because the mortgages will provide for monthly principal payments, a discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues, and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID. The holder may elect to accrue discount under a constant yield method based on the yield of the pass-through security to the holder, or possibly based on the yields of each loan. In the absence of an election, it may be necessary to accrue discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a pass-through security will be considered to be zero if it is less than the product of

      (a) 0.25% of the principal amount of the mortgages allocable to the pass-through security and

      (b) the weighted average life, in complete years, of the mortgages remaining at the time of purchase of the pass-through security.

      If a holder purchases a pass-through security at a premium, the holder may elect under Section 171 of the Internal Revenue Code to amortize the portion of premium that is allocable to a loan under a constant yield method based on the yield of the loan to the holder, provided that the loan was originated after September 27, 1985. Premium allocable to a loan originated on or before that date should be allocated among the principal payments on the loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

      It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the loans or taking account of a reasonable prepayment assumption, and Federal tax counsel is unable to opine on this issue.


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

      If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. The method of allocating basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

MISCELLANEOUS TAX ASPECTS

      Backup withholding. A holder, other than a holder of a residual interest security, may, under some circumstances, be subject to backup withholding at a rate of 31% (subject to adjustment for periods after August 6, 2001) with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

      o fails to furnish the trustee with its taxpayer identification number;

      o     furnishes the trustee an incorrect taxpayer identification number;

      o fails to report properly interest, dividends or other reportable payments as defined in the Internal Revenue Code; or

      o under particular circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to payments made to holders, including payments to exempt recipients, such as exempt organizations, and to foreign investors. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      Treasury regulations, which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. We recommend that holders consult their tax advisors regarding the application of Treasury regulations with respect to payments made after December 31, 2000.

      The trustee will report to the holders and to the servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

      Subject to the discussion below with respect to trust funds which are treated as partnerships for federal income tax purposes and with respect to certificates treated as debt for federal income tax purposes, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest, except where

      (a) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

      (b) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax.

      For this purpose, a foreign investor is any holder that is not

      (a)   a citizen or resident of the United States,

      (b) a corporation or partnership, including any entity that is classified as either a corporation or partnership for federal income tax purposes, organized under the law of the United States or any state, including the District of Columbia,

      (c) an estate the income of which is includible in gross income regardless of its source, or

      (d)   a trust other than a foreign trust, as the term is defined in
            Section 7701(a)(31) of the Internal Revenue Code.

Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless the rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of pass-through securities however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

      Interest and OID of holders who are foreign investors are not subject to withholding if they are effectively connected with a United States business conducted by the holder and timely provide an Internal Revenue Service Form W-8ECI. They will, however, generally be subject to the regular United States income tax.

      The Final Withholding regulations consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding. We recommend that holders consult their tax advisors regarding the application of Treasury regulations with respect to payments made after December 31, 2000.

      Payments to holders of residual interest securities who are foreign investors will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders should assume that income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Treasury regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a foreign investor will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a residual interest security to a United States person, that is, a person that is not a foreign investor, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Internal Revenue Code.

      Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign investor will be exempt from United States federal income and withholding tax, provided that

      (a) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign investor and

      (b) in the case of an individual foreign investor, the foreign investor is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

      If a trust fund is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an Internal Revenue Service safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

      Treatment of the notes as indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Federal tax counsel will advise the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in "Taxation of debt securities including regular interest securities" above for debt securities which are not regular interest securities.

      Possible alternative treatment of the notes. If, contrary to the opinion of Federal Tax Counsel, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

      Treatment of the trust fund as a partnership. In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the trust fund and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. This type of characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in United States dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID Treasury regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

      Partnership taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account a holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of

      (a) the interest that accrues on the certificates in accordance with their terms for the related month, including interest accruing at the pass-through rate for the related month and interest on amounts previously due on the certificates but not yet distributed;

      (b) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

      (c) prepayment premium payable to the certificateholders for the related month; and

      (d) any other amounts of income payable to the certificateholders for the related month.

This taxable income allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to this type of holder under the Internal Revenue Code.

      An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the Internal Revenue Service were to require that tax calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and premium. It is believed that the loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

      If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any market discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

      Section 708 termination. Under Section 708 of the Internal Revenue Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the trust fund as a new partnership. The trust fund will not comply with the technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

      Disposition of certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations between sellers and transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher or lower basis unless the trust fund were to file an election under
Section 754 of the Internal Revenue Code. In order to avoid the administrative


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

complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      Administrative matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (Internal Revenue Service Form 1065) with the Internal Revenue Service for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

      Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. This information includes:

      (a) the name, address and taxpayer identification number of the nominee and

      (b)   as to each beneficial owner

            (1)   the name, address and identification number of the person,

            (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

            (3) information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish an information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The seller will be designated as the tax matters partner in the related trust agreement and, as the tax matters partner, will be responsible for representing the certificateholders in any dispute with the Internal Revenue Service. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      Tax consequences to foreign certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for tax withholding purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if the taxable income were effectively connected to a U.S. trade or business, at the highest rate applicable to corporations for foreign holders that are taxable as corporations and the highest rate applicable to individuals for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

      Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent these interest payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax of 31% (subject to adjustment for periods after August 6, 2001) if, in general, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, we recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

      In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The depositor, the seller, each servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

   Plan assets

      In 29 C.R.F Section 2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the assets of the trust fund and not merely an interest in the certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

   Underwriter exemptions

      The DOL has granted to Greenwich Capital Markets and to a predecessor of Wachovia Securities, Inc. individual exemptions, Prohibited Transaction Exemption ("PTE") 90-59 and PTE 96-22, which were both amended and restated most recently by PTE 2002-41, (collectively, the "Exemption") which is applicable to securities such as the certificates which meet its requirements whenever the Greenwich Capital Markets or Wachovia Securities Inc. or either of their affiliates is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets of the type described in this prospectus and participation interests therein and the purchase, sale and holding in the initial offering and secondary market of certificates which represent beneficial ownership interests in the assets of such trusts.

   General conditions of exemption

      Among the general conditions which must be satisfied for a transaction involving the certificates to be eligible for exemptive relief under the Exemption are:

            (1) The acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

            (2) The assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans.").

            (3) Unless the certificates are backed by fully-secured loans, they may not be subordinated.

            (4) The certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch Ratings (each, a "Rating Agency").


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

            (5) The trustee and the indenture trustee generally cannot be affiliates of any member of the "Restricted Group", other then the underwriter. (The Restricted Group consists of: (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the servicer, (iv) each other servicer, (v) any insurer, (vi) the counterparty of any "interest swap" (as described below) held as an asset of the trust fund and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

            (6) The sum of all payments made to, and retained by, the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the servicer and any other servicer must represent not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

            (7) The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

            (8) The investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.

            (9) One subset of transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such transactions are: (a) not subordinated to the rights and interests evidenced by securities of the same trust fund; (b) such certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

   Insurance company general accounts

      In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

   Certain permitted assets

      The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

            (1) is an "eligible Swap;"

            (2) is with an "eligible counterparty;"

            (3) is purchased by a "qualified plan investor;"

            (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and

            (5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

      An "eligible Swap" is one which:

            (1) is denominated in U.S. dollars;

            (2) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

            (3) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or
      (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

            (4) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

            (5) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

            (6) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

            (1) a "qualified professional asset manager" ("QPAM") under PTCE 84-14,

            (2) an "in-house asset manager" under PTCE 96-23 or

            (3) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

      In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

            (1) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

            (2) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

      In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

            (1) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

            (2) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

            (3) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

            (1) it is denominated in U.S. dollars;

            (2) it pays an Allowable Interest Rate;

            (3) it is not Leveraged;

            (4) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trust fund;

            (5) it is entered into between the trust fund and an eligible counterparty and

            (6) it has an Allowable Notional Amount.

   Pre-funding accounts

      The Exemption permits transactions using pre-funding accounts ("Pre-Funding Account") whereby a portion of the Loans are transferred to the trust fund within a specified period following the closing date ("DOL
Pre-

Funding Period") (see below) instead of requiring that all such Loans be either identified or transferred on or before the closing date, provided that the following conditions are met.

            (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

            (2) All Loans transferred after the closing date (referred to here as "additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.

            (3) The transfer of such additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund.

            (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust fund on the closing date.

            (5) Either: (i) the characteristics of the additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional Loans conform to the characteristics described in the prospectus or prospectus supplement ("Offering Documents") and/or the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date.

            (6) The DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement.

            (7) Amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional Loans ("Capitalized Interest Account") used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency. Such investments must consist only of: (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency.

            (8) Certain disclosure requirements must be met.

   Revolving pool features

      The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

   Limitations on scope of the exemption

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that: (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust fund containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

      Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

      The Amendment to the Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. The Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in "Limitations on Scope of the Exemption."

      In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

      EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

      ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

      Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                                LEGAL INVESTMENT

      Unless otherwise specified in the related prospectus supplement, the securities will not constitute mortgage-related securities within the meaning of The Secondary Mortgage Marketing Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

      On the terms and conditions set forth in an underwriting agreement with respect to each trust fund, the depositor will agree to sell to each of the underwriters named in the related prospectus supplement, and each of those underwriters will severally agree to purchase from the depositor, the principal amount of each class of securities of the related series set forth in the related prospectus supplement.

      In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that agreement, to purchase all of the securities which are offered by this prospectus and by the related prospectus supplement if any of those securities are purchased. If an underwriter defaults in its obligations, each underwriting agreement will provide that purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

      Each prospectus supplement will either

      (x) set forth the price at which each class of securities will be offered to the public and any concessions that may be offered to dealers participating in the offering of those securities or

      (y) specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

      After the initial public offering of any securities, the public offering price and concessions may be changed.

      Each underwriting agreement will provide that the depositor will indemnify underwriters against particular liabilities, including liabilities under the Securities Act of 1933, as amended.

      Under each underwriting agreement, the closing of the sale of any class of securities subject to that agreement will be conditioned on the closing of the sale of all other classes also subject to that agreement.

      The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                  LEGAL MATTERS

      Legal matters in connection with the securities will be passed upon for the depositor by McKee Nelson LLP, New York, New York or such other counsel as may be identified in the applicable prospectus supplement.

                          $542,300,000 (Approximate)
                   Renaissance Home Equity Loan Trust 2004-1






                               Home Equity Loan
                   Asset-Backed Certificates, Series 2004-1






                     Renaissance Mortgage Acceptance Corp.
                                  (Depositor)







                             Ocwen Federal Bank FSB
                                   (Servicer)






                         -------------------------------
                              PROSPECTUS SUPPLEMENT
                                 March 29, 2004
                         -------------------------------







                                    CITIGROUP

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY